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                                                                    EXHIBIT 10.1

                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                               I-FLOW CORPORATION,

                                  AS THE SELLER

                                INFUSYSTEM, INC.,

                                 AS THE COMPANY,

                                   HAPC, INC.,

                                  AS THE BUYER

                                       AND

                      ICELAND ACQUISITION SUBSIDIARY, INC.,

                             AS THE ACQUISITION SUB

                         DATED AS OF SEPTEMBER 29, 2006

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                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS..................................................................................      1

         Section 1.1  Certain Defined Terms............................................................      1

         Section 1.2  Table of Definitions.............................................................      7

ARTICLE II PURCHASE AND SALE; MERGER...................................................................      9

         Section 2.1  Purchase and Sale of the Shares..................................................      9

         Section 2.2  Closing of the Sale and Purchase of the Shares...................................      9

         Section 2.3  Merger of the Acquisition Sub with and into the Company..........................     10

         Section 2.4  Closing Working Capital..........................................................     11

         Section 2.5  Adjustment of Purchase Price.....................................................     12

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLER...............................................     12

         Section 3.1  Organization.....................................................................     13

         Section 3.2  Authority........................................................................     13

         Section 3.3  No Conflict; Required Filings and Consents.......................................     13

         Section 3.4  Shares...........................................................................     14

         Section 3.5  Brokers..........................................................................     14

         Section 3.6  No Knowledge of Breaches.........................................................     14

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLER................................     14

         Section 4.1  Organization and Qualification...................................................     14

         Section 4.2  Authority........................................................................     15

         Section 4.3  No Conflict; Required Filings and Consents.......................................     15

         Section 4.4  Capitalization...................................................................     16

         Section 4.5  Equity Interests.................................................................     16

         Section 4.6  Company Financial Statements; No Undisclosed Liabilities.........................     16

         Section 4.7  Absence of Certain Changes or Events.............................................     17

         Section 4.8  Compliance with Law; Permits.....................................................     18

         Section 4.9  Litigation.......................................................................     18

         Section 4.10 Employee Benefit Plans...........................................................     19

         Section 4.11 Labor and Employment Matters.....................................................     20

         Section 4.12 Insurance........................................................................     21
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         Section 4.13 Real Property....................................................................     21

         Section 4.14 Intellectual Property............................................................     22

         Section 4.15 Taxes............................................................................     22

         Section 4.16 Environmental Matters............................................................     23

         Section 4.17 Material Contracts...............................................................     25

         Section 4.18 Brokers..........................................................................     26

         Section 4.19 Accounts Receivable; Suppliers...................................................     26

         Section 4.20 Inventories......................................................................     27

         Section 4.21 Products.........................................................................     27

         Section 4.22 Minute Books; Books and Records..................................................     27

         Section 4.23 Bank Accounts; Powers of Attorney................................................     27

         Section 4.24 Affiliate Transactions...........................................................     27

         Section 4.25 Tangible Personal Property.......................................................     27

         Section 4.26 Company Information..............................................................     28

         Section 4.27 No Knowledge of Breaches.........................................................     28

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE ACQUISITION SUB..........................     28

         Section 5.1   Organization....................................................................     28

         Section 5.2   Authority.......................................................................     29

         Section 5.3   No Conflict; Required Filings and Consents of the Buyer.........................     29

         Section 5.4   No Conflict; Required Filings and Consents of the Acquisition Sub...............     30

         Section 5.5   Financing.......................................................................     31

         Section 5.6   Brokers.........................................................................     31

         Section 5.7   Investment Intent...............................................................     31

         Section 5.8   Access to Information; No Other Representations or Warranties; the
                       Acquisition Sub's and the Buyer's Own Investigation.............................     32

         Section 5.9   Buyer Information and Proxy Solicitation........................................     32

         Section 5.10  No Knowledge of Breaches........................................................     33
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ARTICLE VI COVENANTS                                                                                        33

         Section 6.1  Conduct of Business Prior to the Closing.........................................     33

         Section 6.2  Covenants Regarding Information..................................................     35

         Section 6.3  Update of Disclosure Schedules; Knowledge of Breach..............................     36

         Section 6.4  Notification of Certain Matters..................................................     36

         Section 6.5  No Solicitation..................................................................     37

         Section 6.6  Confidentiality..................................................................     38

         Section 6.7  Consents and Filings; Further Assurances.........................................     38

         Section 6.8  Public Announcements.............................................................     39

         Section 6.9  Release of Guarantees............................................................     40

         Section 6.10 Directors' and Officers' Indemnification.........................................     40

         Section 6.11 Employee Matters.................................................................     41

         Section 6.12 Non-Competition..................................................................     43

         Section 6.13 Intercompany Liabilities; Release of Encumbrances................................     44

         Section 6.14 Insurance........................................................................     44

         Section 6.15 Exclusivity......................................................................     45

         Section 6.16 No Claim Against Trust Fund......................................................     45

         Section 6.17 Provision of Sufficient Cash.....................................................     46

         Section 6.18 Preparation of Proxy Statement; Stockholders Meeting.............................     46

         Section 6.19 Property of the Company..........................................................     47

         Section 6.20 Company 8-K Information..........................................................     47

         Section 6.21 Assignment of Non-Disclosure Agreements..........................................     47

         Section 6.22 Use of Name......................................................................     47

         Section 6.23 Audit Fees and Costs.............................................................     47

         Section 6.24 Personal Guaranty................................................................     47

ARTICLE VII INDEMNIFICATION............................................................................     48

         Section 7.1  Survival of Representations, Warranties and Covenants............................     48

         Section 7.2  Indemnification by the Seller....................................................     48

         Section 7.3  Indemnification by the Buyer.....................................................     48
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         Section 7.4  Procedures.......................................................................     49

         Section 7.5  Limits on Indemnification........................................................     50

         Section 7.6  Tax Matters......................................................................     52

         Section 7.7  Assignment of Claims.............................................................     52

         Section 7.8  Exclusive Remedy.................................................................     52

ARTICLE VIII TAX MATTERS...............................................................................     53

         Section 8.1  Indemnification Obligations With Respect to Taxes................................     53

         Section 8.2  Tax Returns......................................................................     55

         Section 8.3  Section 338(h)(10) Election......................................................     56

         Section 8.4  Contest Provisions...............................................................     57

         Section 8.5  Assistance and Cooperation.......................................................     58

         Section 8.6  Retention of Records.............................................................     58

         Section 8.7  Refunds and Tax Benefit..........................................................     58

         Section 8.8  Termination of Tax Sharing Agreements............................................     58

ARTICLE IX CONDITIONS TO CLOSING.......................................................................     59

         Section 9.1  General Conditions...............................................................     59

         Section 9.2  Conditions to Obligations of the Seller and the Company..........................     59

         Section 9.3  Conditions to Obligations of the Buyer and the Acquisition Sub...................     60

ARTICLE X TERMINATION .................................................................................     61

         Section 10.1 Termination......................................................................     61

         Section 10.2 Effect of Termination............................................................     62

         Section 10.3 Buyer Termination Fee............................................................     62

ARTICLE XI GENERAL PROVISIONS..........................................................................     63

         Section 11.1  Fees and Expenses...............................................................     63

         Section 11.2  Amendment and Modification......................................................     63

         Section 11.3  Waiver..........................................................................     63

         Section 11.4  Notices.........................................................................     63

         Section 11.5  Interpretation..................................................................     65

         Section 11.6  Entire Agreement................................................................     65
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         Section 11.7  No Third-Party Beneficiaries....................................................     65

         Section 11.8  Governing Law...................................................................     66

         Section 11.9  [This Section has been intentionally left blank.]...............................     66

         Section 11.10 Disclosure Generally............................................................     66

         Section 11.11 Personal Liability..............................................................     66

         Section 11.12 Assignment; Successors..........................................................     66

         Section 11.13 Enforcement.....................................................................     66

         Section 11.14 Currency........................................................................     67

         Section 11.15 Severability....................................................................     67

         Section 11.16 Counterparts....................................................................     67

         Section 11.17 Facsimile Signature.............................................................     67

         Section 11.18 Time of Essence.................................................................     67

         Section 11.19 Disclaimer of Implied Warranties................................................     67

         Section 11.20 Legal Representation............................................................     68

         Section 11.21 No Presumption Against Drafting Party...........................................     68

ARTICLE XII PROVISIONS RELATING TO THE PROMISSORY NOTE.................................................     68

         Section 12.1  Covenants.......................................................................     68

         Section 12.2  No Limitations..................................................................     69

         Section 12.3  Conditions to Effectiveness.....................................................     69
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EXHIBITS

         Exhibit A       Form of Services Agreement
         Exhibit B       Form of License Agreement
         Exhibit C       Copy of the Term Sheet

SCHEDULES

         Schedule 1.1(a) Knowledge
         Schedule 8.3    Allocation of Purchase Price

DISCLOSURE SCHEDULES

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         Schedule 3.3(a)     Seller Required Consents
         Schedule 4.1        Qualification to do Business
         Schedule 4.3(a)     Company Required Consents
         Schedule 4.4        Capitalization
         Schedule 4.6(a)(i)  Company Financial Statements
         Schedule 4.6(a)(ii) Interim Financial Statements
         Schedule 4.6(b)     Undisclosed Liabilities
         Schedule 4.7        Certain Changes or Events
         Schedule 4.8(a)     Compliance with Laws
         Schedule 4.8(b)     Material Permits
         Schedule 4.9        Litigation
         Schedule 4.10(a)    Employee Plans
         Schedule 4.10(f)    Payment or Acceleration of Benefits
         Schedule 4.11       Labor and Employment Matters
         Schedule 4.12       Insurance Policies
         Schedule 4.13(b)    Leased Real Property
         Schedule 4.13(d)    Other Real Property
         Schedule 4.14       Intellectual Property
         Schedule 4.15(a)    Returns
         Schedule 4.15(b)    Tax Audits
         Schedule 4.15(d)    Tax Rulings
         Schedule 4.16       Environmental Matters
         Schedule 4.17       Material Contracts
         Schedule 4.19(b)    Certain Suppliers
         Schedule 4.21       Product Recalls
         Schedule 4.23       Bank Accounts and Lock Boxes
         Schedule 4.24       Affiliate Transactions
         Schedule 6.9        Guarantees
         Schedule 6.11(e)    Affected Employees
         Schedule 9.3(d)     Consents Required for the Closing
         Schedule 9.3(e)     Indebtedness Not to be Discharged


                            STOCK PURCHASE AGREEMENT

      STOCK PURCHASE AGREEMENT, dated as of September 29, 2006 (this
"Agreement"), by and among I-FLOW CORPORATION, a Delaware corporation (the
"Seller"), INFUSYSTEM, INC., a California corporation (the "Company"), HAPC,
INC., a Delaware corporation (the "Buyer"), and Iceland Acquisition Subsidiary,
Inc., a Delaware corporation (the "Acquisition Sub").

      WHEREAS, the Buyer is a publicly-traded blank check company recently formed for the purpose of acquiring one or more operating businesses in the healthcare sector;

      WHEREAS, the Buyer has formed the Acquisition Sub for the purpose of purchasing all of the issued and outstanding shares (the "Shares") of common stock, par value $0.01 per share (the "Common Stock"), of the Company, which are owned by the Seller, and merging with and into the Company concurrently with the purchase and sale of the Shares;

      WHEREAS, the Seller wishes to sell to the Acquisition Sub, and the Acquisition Sub wishes to purchase from the Seller, the Shares; and

      WHEREAS, concurrently with the closing of the purchase and sale of the Shares, the Acquisition Sub shall merge with and into the Company.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      Section 1.1 Certain Defined Terms. For purposes of this Agreement:

            "Accounts Receivable" means all trade accounts receivable of the Company (net of allowances and reserves) derived from the Business, provided that, for the avoidance of doubt, the term "Accounts Receivable" shall not include any ON-Q(R) or other trade accounts receivable (net of allowances and reserves) that are derived from the Seller's products and businesses (other than the Business), whether or not reflected in any of the Financial Statements or the other books and records of the Company.

            "Action" means any claim, action, suit, arbitration, litigation, investigation or proceeding by or before any Governmental Authority.

            "Affiliate," with respect to any specified Person, means any other
Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified
Person.

                                       1
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            "Ancillary Agreements" means (i) the Services Agreement
substantially in the form thereof attached as Exhibit A (the "Services
Agreement") and (ii) the License Agreement substantially in the form thereof attached as Exhibit B, each to be entered into as of the Closing Date by and between the Seller and the Company.

            "Audited Financial Statements" means the audited financial statements of the Company, including balance sheets of the Company as of December 31, 2005 and December 31, 2004 and the related statements of income, shareholders' equity and cash flows for each of the years ended December 31, 2005, 2004 and 2003, together with all related notes and schedules thereto, in each case prepared in accordance with GAAP and Regulation S-X, together with an independent public registered accounting firm's report with respect to such financial statements and, at the time of filing of the Proxy Statement, such accounting firm's consent to inclusion of such financial statements in the Proxy
Statement.

            "Business" means the Company's current business of (i) billing to third party insurance carriers for the use of electronic infusion pumps for chemotherapy and other medical treatments, (ii) the selling, marketing, distributing, supplying and renting of electronic infusion pumps for chemotherapy and other medical treatments and (iii) providing the services to the Seller described in the Services Agreement during the term thereof, provided that the term "Business" shall not, under any circumstances, include any of the Seller's or the Company's business activities in the selling, marketing, distributing, supplying, renting, third party billing and collection or any other business activity relating to the Seller's ON-Q(R) products other than described in clause (iii) above.

            "Business Day" means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by Law to be closed in New York, New York.

            "Buyer's Public Common Stock" means the shares of the Buyer's common stock issued in or subsequent to its initial public offering, including, without limitation, the shares of the Buyer's common stock issued pursuant to the exercise of its underwriter's over-allotment option.

            "Cash Purchase Price" means (i) Sixty Five Million Dollars (US
$65,000,000.00) plus (ii) the difference between the Maximum Amount and the actual principal amount of the Promissory Note.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Company 8-K Information" means information about the Company that the Buyer must include in a Form 8-K, including without limitation, the information that would be required if the Company were filing a General Form for registration of securities on Form 10 under the Exchange Act.

            "Company Proxy Information" means information about the Company that is furnished in writing by the Company to the Buyer and which is sufficient to permit the Buyer to prepare and file the Proxy Statement under the Exchange Act with respect to Stockholder Approval of this Agreement and the transactions contemplated herein including, without limitation, the Audited Financial
Statements, interim financial statements and other financial

                                       2
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information of the Company required to be included in the Proxy Statement, as updated by the Company from time to time up to the date the Proxy Statement is first mailed to the Buyer's stockholders.

            "Contract" means any agreement, contract, license, lease, commitment, arrangement or understanding, written or oral.

            "control," including the terms "controlled by" and "under common control with," means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, as general partner or managing member, by contract or otherwise.

            "Conversion Rights" shall mean the right set forth in the Buyer's certificate of incorporation whereby holders of the Buyer's Public Common Stock who vote against the acquisition of the Company pursuant to this Agreement may elect to have their shares of common stock converted to cash if the acquisition is consummated.

            "Current Assets" means, without duplication: the Company's cash and cash equivalents, Accounts Receivable, inventory, prepaid expenses and all other current assets, excluding inter-company balances to or from the Seller, all determined in accordance with GAAP, excluding Tax assets.

            "Current Liabilities" means, without duplication: the Company's trade accounts payable, accrued expenses, current portion of notes payable and all other current liabilities and deposits from third parties, excluding Taxes
(other than the Michigan Use Tax Reserve, which shall be a Current Liability) and inter-company balances to or from the Seller, all determined in accordance with GAAP.

            "DGCL" means the Delaware General Corporation Law, as in effect at the Closing Date.

            "Encumbrance" means any charge, claim, mortgage, lien, option, pledge, security interest, encumbrance, possessory right and other restriction of any kind (other than restrictions on transfer under applicable securities laws).

            "Exchange Act" means the Securities and Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

            "Form 8-K" means the Report on Form 8-K (Item 2.01) under the
Exchange Act to be filed by the Buyer within the required time period specified in the Exchange Act.

            "GAAP" means United States generally accepted accounting principles as in effect on the date hereof.

            "General Corporation Law" means the General Corporation Law of the
State of California, as in effect at the Closing Date.

                                        3
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            "Governmental Authority" means any foreign or domestic, federal, state or local government, or any regulatory or administrative authority, agency, official, department, division, board, instrumentality or commission, or any judicial or arbitral body of any such government.

            "Guarantors" shall mean Pat LaVecchia, Sean D. McDevitt and Philip
B. Harris.

            "Indebtedness" means any of the following: (a) any indebtedness for borrowed money, (b) any obligations evidenced by bonds, debentures, notes or other similar instruments, (c) any obligations to pay the deferred purchase price of property or services, except trade accounts payable and other current liabilities arising in the ordinary course of business, (d) accounts receivable credit balances, (e) any obligations as lessee under capitalized leases, (f) any indebtedness created or arising under any conditional sale or other title retention agreement with respect to acquired property, (g) any obligations, contingent or otherwise, under acceptance credit, letters of credit or similar facilities, (h) any guarantees of the obligations of any other Person, and (i) any guaranty of any of the foregoing.

            "Intellectual Property" means, with respect to any Person, (i) such Person's trademarks, service marks, trade names, copyrights, patents, domain names, including all registrations and applications of any of the foregoing;
(ii) such Person's trade secrets, inventions, formulae, data, customer lists, supplier lists, improvements, know-how, confidential information, material computer programs (including any source code and object code), documentation, processes, and methodologies; and (iii) all material licenses granted to or from such Person relating to such Person's businesses.

            "IRS" means the Internal Revenue Service of the United States.

            "Knowledge," with respect to the Seller and/or the Company, means the actual knowledge of the persons listed in Schedule 1.1(a) as of the date of this Agreement (or, with respect to a certificate delivered pursuant to this Agreement, as of the date of delivery of such certificate) without any implication of verification or investigation concerning such knowledge beyond that which is reasonably required by such persons in carrying out their respective duties to the Company or the Seller as employees, directors or officers.

            "Law" means any federal, state, local statute, law (including common law), ordinance, regulation, rule, code, injunction, judgment, decree, or order of any Governmental Authority.

            "Leased Real Property" means the real property leased by the Company, in each case, as tenant, together with, to the extent leased by the Company, all buildings and other structures, facilities or improvements located thereon and all easements, licenses, rights and appurtenances of the Company relating to the foregoing.

            "Material Adverse Effect" means (a) with respect to the Company, any event, change, circumstance, effect or state of facts, or any combination of the foregoing, that is materially adverse to (i) the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Company, taken as a whole, or (ii) the ability of the Company to timely perform its obligations under this Agreement or the Ancillary Agreements to which it will be a party or to consummate the transactions contemplated hereby or thereby, provided,

                                        4
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however, that (A) "Material Adverse Effect" shall not include the effect of any circumstance, change, development or event arising out of or impacting (I) the markets or industry in which the Company operates the Business, (II) general economic conditions, including such conditions as are related to the Business,
(III) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, or escalation of any existing hostilities,
(IV) financial, banking or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (V) natural disasters, acts of God or other events not within the reasonable control of the
Company, including, but not limited to, recalls or shortage of drugs, (VI) any change in applicable Laws or accounting rules, (VII) the taking of any action required by this Agreement or the Ancillary Agreements or expressly consented to by the Buyer or the Acquisition Sub, (VIII) the public announcement of the entering into of this Agreement or the transactions contemplated by this
Agreement, or (IX) any adverse change in or effect on the Company's Business that is cured by the Seller or the Company to the reasonable satisfaction of the
Buyer before the earlier of the Closing Date or the Termination Date, and (B) no
"Material Adverse Effect" shall be deemed to have occurred hereunder upon the occurrence of any one or more of the following events (or combination thereof):
(I) the threatened or actual reduction in reimbursements collectible by the
Company that is not specific to, or targeted solely at, the Company as a result of any change or development not within the reasonable control of the Company, including, without limitation, changes or developments in applicable Laws or general economic conditions or (II) the resignation of any employee of the
Company as a result of the transactions contemplated by this Agreement or otherwise, and (b) with respect to the Buyer, the Acquisition Sub or the Seller, any event, change, circumstance, effect or state of facts that is materially adverse to the ability of the Buyer, the Acquisition Sub or the Seller, as applicable, to timely perform in all material respects its obligations under this Agreement or the Ancillary Agreements to which it will be a party or to consummate the transactions contemplated hereby or thereby.

            "Maximum Amount" means Seventy Five Million Dollars (US
$75,000,000.00).

            "Owned Real Property" means the real property owned by the Company, together with all buildings and other structures, facilities or improvements located thereon and all easements, licenses, rights and appurtenances of the Company relating to the foregoing.

            "Permitted Encumbrance" means (a) statutory liens for current Taxes not yet due or delinquent (or which may be paid without interest or penalties) or the validity or amount of which is being contested in good faith by appropriate proceedings, including, without limitation, amounts payable to the State of Michigan for sales and use Taxes (b) mechanics', carriers', workers', repairers' and other similar liens arising or incurred in the ordinary course of business relating to obligations not yet due and payable, or the validity or amount of which is being contested in good faith by appropriate proceedings, or pledges, deposits or liens securing the performance of bids, trade contracts, leases or statutory obligations (including workers' compensation, unemployment insurance or other social security legislation), (c) zoning, entitlement, conservation restriction and other land use and environmental regulations by Governmental Authorities which are of record and (d) all exceptions, restrictions, easements,

                                        5
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imperfections of title, charges, rights of way and other Encumbrances that are immaterial in character, amount and extent and which do not detract from the value of or interfere with the present use of the assets of the Company taken as a whole.

            "Person" means an individual, corporation, partnership, limited liability company, limited liability partnership, syndicate, person, trust, association, organization or other entity, including any Governmental Authority, and including any successor, by merger or otherwise, of any of the foregoing.

            "Personal Guaranty" means the joint and several personal guaranty for the Buyer's payment obligations set forth under Section 10.3 of this Agreement, in form and substance reasonably acceptable to the Seller, to be executed and delivered by each Guarantor to the Seller as of the date hereof.

            "Promissory Note Documents" means the Promissory Note and each guaranty, pledge agreement, security agreement, instrument or document executed and delivered pursuant to the Promissory Note to guarantee or secure the Acquisition Sub's obligations under the Promissory Note, which Acquisition Sub shall be merged into the Company pursuant to the Merger as of the Closing Date.

            "Prospectus" means the final prospectus relating to the Buyer's initial public offering dated April 11, 2006.

            "Restricted Business" means the Company's current business of billing to third party insurance carriers for the use of electronic infusion pumps for chemotherapy and other medical treatments, and the provision of services ancillary thereto, provided that the term "Restricted Business" shall not, under any circumstances, include any manufacturing of any kind or any selling, marketing, distributing, supplying, renting, third party billing or any other business activities in the fields of pain management, wound site management or post-operative surgical treatments.

            "Return" means any return, declaration, report, statement, information statement and other document required to be filed with respect to Taxes.

            "Stockholder Approval" means the occurrence of each of the following: (i) the affirmative vote in favor of the acquisition of the Company pursuant to this Agreement by the holders of at least a majority of the number of shares of the Buyer's Public Common Stock voting; and (ii) the exercise of Conversion Rights by the holders of less than 20% of the issued and outstanding shares of Buyer's Public Common Stock (3,375,050 shares).

            "Subsidiary" of any party means any Person of which at least 50% of the outstanding voting securities or other voting equity interests are owned, directly or indirectly, by such party.

            "Target Amount" means Seven Million Six Hundred Eighty Thousand
Dollars (US $7,680,000.00).

                                        6
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            "Taxes" means any and all taxes, assessments, customs, duties, fees, levies or other governmental charges of any nature whatsoever (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority.

            "Working Capital" as of any date means the excess of Current Assets over the Current Liabilities. Working Capital, as defined, shall be determined in accordance with GAAP and on a consistent basis, including procedures used and assumptions made, with the Financial Statements.

      Section 1.2 Table of Definitions. The following terms have the meanings set forth in the Sections referenced below:

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Affected Employees....................................................    6.11(a)
Agent.................................................................    6.15
Agreement.............................................................    Preamble
Agreement of Merger...................................................    2.3(a)
Authorization.........................................................    3.3(b)
Balance Sheet.........................................................    4.6(a)
Business Combination..................................................    6.16
Buyer.................................................................    Preamble
Buyer Indemnified Parties.............................................    7.2
Buyer Stockholders' Meeting...........................................    4.26
Certificate of Merger.................................................    2.3(c)
Claims................................................................    6.16
Closing...............................................................    2.2(a)
Closing Date..........................................................    2.2(a)
Closing Statement.....................................................    2.4(a)
Closing Working Capital...............................................    2.4(a)
Common Stock..........................................................    Recitals
Company...............................................................    Preamble
Company Employee Plans................................................    4.10(a)
Company Intellectual Property.........................................    4.14
Company Financial Statements..........................................    4.6(a)
Company Mark..........................................................    6.22
Confidentiality Agreement.............................................    6.5(a)
D&O Indemnified Liabilities...........................................    6.10(a)
D&O Indemnified Parties...............................................    6.10(a)
Deficit Amount........................................................    2.5(a)
Delivery Fee..........................................................    12.1(b)
Disclosure Schedules..................................................    Article IV
Effective Time........................................................    2.3(c)
Employee Plans........................................................    4.10(a)
Environmental Laws....................................................    4.16(g)
Environmental Permits.................................................    4.16(g)

ERISA.................................................................    4.10(a)
Facility Fee..........................................................    12.1(c)
Filing Deadline.......................................................    6.18
Final Working Capital.................................................    2.5(a)
Financing.............................................................    5.5
Fundamental Buyer Representations.....................................    7.1
Fundamental Company Representations...................................    7.1
Fundamental Representations...........................................    7.1
Guarantees............................................................    6.9
Hazardous Material....................................................    4.16(g)
HSR Act...............................................................    3.3(b)
Indemnified Party.....................................................    7.4(a)
Indemnifying Party....................................................    7.4(a)
Independent Expert....................................................    2.4(c)
Interim Financial Statements..........................................    4.6(a)
Lease(s)..............................................................    4.13(b)
Losses................................................................    7.2
Material Contracts....................................................    4.17(a)
Merger................................................................    2.3(b)
Michigan Use Tax Reserve..............................................    8.1(a)
Noncompetition Period.................................................    6.12(a)
Notice of Objection...................................................    2.4(b)
Permits...............................................................    4.8(b)
Potential Contributor.................................................    7.7
Products..............................................................    4.21
Promissory Note.......................................................    2.1
Proposal..............................................................    6.15
Proxy Statement.......................................................    4.26
Purchase Price........................................................    2.1
Release...............................................................    4.16(g)
Representatives.......................................................    6.2
Restricted Entities...................................................    6.12(a)
Review Period.........................................................    2.4(b)
SEC...................................................................    6.18
Section 338 Forms.....................................................    8.3(c)
Section 338(h)(10) Election...........................................    8.3(a)
Securities Act........................................................    5.7
Seller................................................................    Preamble
Seller Employee Plans.................................................    4.10(a)
Seller Indemnified Parties............................................    7.3
Shares................................................................    Recitals
Straddle Periods......................................................    8.1(a)(i)
Surplus Amount........................................................    2.5(a)
Term Sheet............................................................    5.5
Termination Date......................................................    10.1(d)
Termination Fee.......................................................    10.3

Third Party Claim.....................................................    7.4(a)
Ticking Fee...........................................................    12.1(a)
Trust Account.........................................................    6.16
Update................................................................    6.3(a)

                                   ARTICLE II
                            PURCHASE AND SALE; MERGER

      Section 2.1 Purchase and Sale of the Shares Upon the terms and subject to the conditions of this Agreement, at the Closing, the Seller shall sell, assign, transfer, convey and deliver the Shares to the Acquisition Sub and the Acquisition Sub shall purchase the Shares from the Seller, free and clear of any Encumbrances, for an aggregate purchase price of One Hundred Forty Million Dollars (US $140,000,000.00) (as such may be adjusted pursuant to the terms hereof, the "Purchase Price"), which amount shall be paid by the Buyer or the Acquisition Sub to the Seller in cash or a combination of (i) a duly completed and executed promissory note payable to the Seller, dated as of the Closing Date, in a principal amount requested by the Buyer, not to exceed the amount of the Term Loan (as defined in the Term Sheet) pursuant to the Term Sheet, and in a form to be agreed among the Seller and the Buyer (the "Promissory Note") and
(ii) the Cash Purchase Price in cash.

      Section 2.2 Closing of the Sale and Purchase of the Shares.

            (a) The sale and purchase of the Shares shall take place at a closing (the "Closing") to be held at the offices of Gibson, Dunn & Crutcher LLP, 4 Park Plaza, Irvine, California 92614, at 10:00 A.M. local time on the fifth Business Day following the satisfaction or, to the extent permitted by applicable Law, waiver of all conditions to the obligations of the parties set forth in Article IX (other than such conditions as may, by their terms, only be satisfied at the Closing or on the Closing Date), or at such other place or at such other time or on such other date as the Seller and the Buyer mutually may agree in writing. The day on which the Closing takes place is referred to as the "Closing Date."

            (b) At the Closing:

                  (i) the Buyer or the Acquisition Sub shall deliver to the Seller, (A) by wire transfer to a bank account designated in writing by the Seller to the Buyer or the Acquisition Sub at least two Business Days prior to the Closing Date, an amount equal to (I) the Purchase Price in immediately available funds in United States dollars or (II) the Cash Purchase Price in immediately available funds in United States dollars and (B) all other documents, instruments or certificates required to be delivered by the Buyer and the Acquisition Sub at the Closing pursuant to this Agreement (which deliveries shall include, without limitation, in the event that the wire transfer under subsection (A)(II) above is made, the fully completed and executed Promissory
Note); and

                  (ii) the Seller shall deliver or cause to be delivered to the Acquisition Sub (A) certificates representing the Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer, with appropriate transfer stamps, if any, affixed, (B) all other documents and instruments necessary to vest in the Acquisition Sub all of the Seller's right, title and interest in and to the Shares, free and clear of all Encumbrances (other than Encumbrances created or permitted by the Buyer or the Acquisition Sub), (C) duly signed resignations, effective as of the Closing, of all members of the Company's board of directors and officers not entering into new employment agreements with the Company, (D) the minute books, stock book, ledgers and registers, corporate seals and other similar corporate records of the Company, (E) a certificate of good standing of the Company issued by the Secretary of State of the State of California, and (F) all other documents, instruments or certificates required to be delivered by the Seller at the Closing pursuant to this Agreement.

      Section 2.3 Merger of the Acquisition Sub with and into the Company.

            (a) As of the Closing Date, the Acquisition Sub and the Company shall enter into an agreement of merger in a form mutually agreed by the Seller and the Buyer (the "Agreement of Merger").

            (b) Subject to the terms and conditions of this Agreement and the Agreement of Merger, and in accordance with the General Corporation Law and the DGCL, concurrently with the consummation of the sale by the Seller and the purchase by the Acquisition Sub of the Shares at the Closing, the Acquisition Sub shall be merged with and into the Company pursuant to the Agreement of Merger (the "Merger"), with the Company as the surviving corporation, the separate existence of the Acquisition Sub shall thereupon cease and the Company, as the surviving corporation in the Merger, shall continue its corporate existence under the laws of the State of California.

            (c) At the Closing, (i) pursuant to the General Corporation Law, the Acquisition Sub and the Company shall cause a copy of the Agreement of Merger, together with an officers' certificate of each of the Acquisition Sub and the Company containing the information required under the General Corporation Law, in forms mutually agreed by the Seller and the Buyer, to be filed in the office of the Secretary of State for the State of California and (ii) pursuant to the DGCL, the parties hereto shall cause a Certificate of Merger (the "Certificate of Merger"), in a form mutually agreed by the Seller and the Buyer, to be filed in the office of the Secretary of State for the State of Delaware. The Merger shall become effective immediately upon the filing of the Agreement of Merger and the related officers' certificates and the Certificate of Merger and related certificates with the offices of the Secretaries of State for the State of California and for the State of Delaware, respectively, in accordance with the General Corporation Law and the DGCL (the date and time of such filings being the "Effective Time"). At the Effective Time, the effect of the Merger shall be as provided in the Agreement of Merger, the Certificate of Merger, the applicable provisions of the General Corporation Law and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and the Acquisition Sub shall vest in the Company as the surviving corporation in the Merger, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and the Acquisition Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Company as the surviving corporation in the Merger.

      Section 2.4 Closing Working Capital.

            (a) Within sixty (60) calendar days after the Closing Date, the Buyer shall prepare or cause to be prepared and delivered to the Seller a statement (the "Closing Statement" setting forth a balance sheet of the Company as of the Closing Date and calculating the Working Capital of the Company as of the Closing Date (the "Closing Working Capital"). The Seller and the Seller's accountants shall cooperate with the Buyer and the Buyer's accountants in connection with the preparation of the Closing Statement, and the Seller shall provide the Buyer and the Buyer's accountants with reasonable access to any of its books, records, schedules, analyses, working papers and other information relating to the Company for this purpose. The Closing Statement shall be prepared in accordance with GAAP and on a consistent basis with the Company Financial Statements.

            (b) Upon receipt from the Buyer, the Seller shall have thirty (30) calendar days to review the Closing Statement (the "Review Period"). If the Seller disagrees with the Buyer's computation of the Closing Working Capital, the Seller may, on or prior to the last calendar day of the Review Period, deliver a notice to the Buyer (the "Notice of Objection"), which sets forth its objections to the Buyer's calculation of the Closing Working Capital. Any Notice of Objection shall specify those items or amounts with which the Seller disagrees, together with a reasonably detailed written explanation of the reasons for disagreement with each such item or amount, and, to the extent reasonably practicable, shall set forth the Seller's calculation of the Closing Working Capital based on such objections. To the extent not set forth in the Notice of Objection, the Seller shall be deemed to have agreed with the Buyer's calculation of all other items and amounts contained in the Closing Statement.

            (c) Unless the Seller delivers the Notice of Objection to the Buyer within the Review Period, the Seller shall be deemed to have accepted the Buyer's calculation of the Closing Working Capital and the Closing Statement shall be final, conclusive and binding. If the Seller delivers the Notice of Objection to the Buyer within the Review Period, the Buyer and the Seller shall, during the thirty (30) calendar days following such delivery or any mutually agreed extension thereof, use their commercially reasonable efforts to reach agreement on the disputed items and amounts in order to determine the amount of the Closing Working Capital. If, at the end of such period or any mutually agreed extension thereof, the Buyer and the Seller are unable to resolve their disagreements, they shall jointly retain and refer their disagreements for final determination to an independent accounting firm mutually agreed upon by the Buyer and the Seller (or, if the Buyer and the Seller cannot agree on such an accounting firm, then each shall select an independent accounting firm and such accounting firms shall select a third independent accounting firm) (the accounting firm mutually agreed upon by the Buyer and the Seller or such other accounting firm being the "Independent Expert"). The Buyer and the Seller shall instruct the Independent Expert promptly to review this Section 2.4 and to determine solely with respect to the disputed items and amounts so submitted whether and to what extent, if any, the Closing Working Capital set forth in the Closing Statement requires adjustment. The Buyer and the Seller shall make available to the Independent Expert all relevant books and records and other items reasonably requested by the Independent Expert for this purpose. The Buyer and the Seller shall request that the Independent Expert deliver to the Buyer and the Seller, as promptly as practicable but in no event later than forty-five
(45) calendar days after its retention, a report that sets forth its resolution of the disputed items and amounts and its calculation of the Closing

Working Capital. The decision of the Independent Expert shall be final, conclusive and binding on the parties. The costs and expenses of the Independent Expert shall be borne by the parties in inverse proportion to their success on the disputed matters as determined by the Independent Expert. Each of the Buyer and the Seller agrees to promptly execute, if requested by the Independent Expert, a reasonable engagement letter, including customary indemnities in favor of the Independent Expert.

      Section 2.5 Adjustment of Purchase Price.

            (a) If the Closing Working Capital, as finally determined pursuant to Section 2.4 (the "Final Working Capital"), is less than the Target Amount, the Seller shall pay to the Buyer or the Company, as an adjustment to the Purchase Price, in the manner and with interest as provided in Section 2.5(b), an amount of cash equal to the difference between the Target Amount and the Final Working Capital (the "Deficit Amount"). If the Final Working Capital exceeds the Target Amount, the Buyer or the Company shall pay to the Seller, as an adjustment to the Purchase Price, in the manner and with interest as provided in Section 2.5(b), an amount of cash equal to the difference between the Final Working Capital and the Target Amount (the "Surplus Amount").

            (b) Within five (5) Business Days after the Final Working Capital has been finally determined pursuant to Section 2.4, (i) if there is a Deficit Amount, the Seller shall pay to the Buyer or the Company an amount equal to such Deficit Amount and (ii) if there is a Surplus Amount, the Buyer or the Company shall pay to the Seller an amount equal to such Surplus Amount, in each case above together with interest calculated as set forth below. Any payment of a Deficit Amount or a Surplus Amount shall be made by wire transfer of immediately available funds to an account designated in writing by the Buyer or the Seller, as the case may be, at least three (3) Business Days prior to such payment. The amount of any payment to be made pursuant to this Section 2.5 shall bear interest from and including the Closing Date to but excluding the date of payment at a rate per annum equal to the "prime rate", as published in The Wall Street Journal, Eastern Edition, in effect from time to time or (if less) the maximum rate permitted by applicable Law, during the period from the Closing Date to the date of payment. Such interest shall be calculated daily on the basis of a year of three hundred and sixty five (365) days and the actual number of days elapsed, without compounding.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                                  OF THE SELLER

      The Seller hereby represents and warrants to the Buyer and the Acquisition Sub that the statements contained in this Article III are true and correct.

      Section 3.1 Organization. The Seller is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all necessary corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

      Section 3.2 Authority. The Seller has full corporate power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which it will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Seller of this Agreement and each of the Ancillary Agreements to which it will be a party and the consummation by the Seller of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action. This Agreement has been, and upon their execution each of the Ancillary Agreements to which the Seller will be a party will have been, duly executed and delivered by the Seller. This Agreement constitutes, and upon their execution each of the Ancillary Agreements to which the Seller will be a party will constitute, the legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

      Section 3.3 No Conflict; Required Filings and Consents.

            (a) The execution, delivery and performance by the Seller of this Agreement and each of the Ancillary Agreements to which the Seller will be a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not:

                  (i) conflict with or violate the certificate of incorporation or bylaws of the Seller;

                  (ii) conflict with or violate any Law applicable to the Seller or by which any of its businesses, operations, properties or assets are bound or affected; or

                  (iii) conflict with, violate, result in any breach of, constitute a default (or an event that, with or without notice or lapse of time, or both, would become a default) under, or require any consent of any Person pursuant to any Contract to which the Seller is a party or by which its properties or asset is bound or affected (except as set forth on Schedule 3.3(a) of the Disclosure Schedules);

except, in the case of clause (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect with respect to the Seller or the Company or that arise as a result of any facts or circumstances relating to the Buyer or any of its Affiliates.

            (b) The Seller is not required to file, seek or obtain any notice, authorization, approval, license, certificate, order, permit or consent (each, an "Authorization") of or with any Governmental Authority in connection with the execution, delivery and performance by the Seller of this Agreement and each of the Ancillary Agreements to which the Seller will be a party or the consummation of the transactions contemplated hereby or thereby, except (i) for any filings required to be made under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) for such filings as may be required by any applicable federal or state securities or "blue sky" laws, (iii) where failure to file, seek or obtain such Authorizations, or to make such filing or notification, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Seller or the Company or (iv) as may be necessary as a result of any facts or circumstances relating to the Buyer or the Acquisition Sub or any of their Affiliates.

      Section 3.4 Shares. The Seller is the record and beneficial owner of and has good and valid title to the Shares, free and clear of any Encumbrance. The Seller has the right, authority and power to sell, assign and transfer the Shares to the Acquisition Sub. Upon delivery to the Acquisition Sub of certificates for the Shares at the Closing, the Buyer's payment of the Purchase Price and registration of the Shares in the name of the Acquisition Sub in the stock records of the Company, the Acquisition Sub shall acquire good and valid title to the Shares, free and clear of any Encumbrance other than Encumbrances created or permitted by the Buyer or the Acquisition Sub.

      Section 3.5 Brokers. Except for Banc of America Securities LLC, the fees of which will be paid by the Seller, no broker, finder, financial adviser, intermediary or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Seller.

      Section 3.6 No Knowledge of Breaches. Subject to the provisions of
Section 6.3, the Seller has no actual knowledge that any of the representations or warranties made by the Buyer or the Acquisition Sub are untrue, incomplete or inaccurate.

                                   ARTICLE IV
          REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLER

      The Company and the Seller hereby represent and warrant to the Buyer and the Acquisition Sub that each of the statements contained in this Article IV are true and correct, except as expressly qualified under the section in the Disclosure Schedules attached hereto (collectively, the "Disclosure Schedules") specifically corresponding to the Section in this Article IV in which such statement is contained:

      Section 4.1 Organization and Qualification.

            (a) The Company is (i) a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has all necessary corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (ii) duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except, in each case, for any such failures that would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect with respect to the Company. The Company is duly qualified to do business in the jurisdictions set forth on Schedule 4.1 of the Disclosure Schedules.

            (b) The Company has heretofore furnished to the Buyer or the Acquisition Sub a complete and correct copy of the articles of incorporation and bylaws, each as amended to date, of the Company. Such articles of incorporation and bylaws are in full force and effect.

            (c) The Company does not have any Subsidiaries.

      Section 4.2 Authority. The Company has full corporate power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which it will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and each of the Ancillary Agreements to which it will be a party and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action. This Agreement has been, and upon their execution each of the Ancillary Agreements to which the Company will be a party will have been, duly executed and delivered by the Company. This Agreement constitutes, and upon their execution each of the Ancillary Agreements to which the Company will be a party will constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

      Section 4.3 No Conflict; Required Filings and Consents.

            (a) The execution, delivery and performance by the Company of this Agreement and each of the Ancillary Agreements to which the Company will be a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not:

                  (i) conflict with or violate the articles of incorporation or bylaws of the Company;

                  (ii) conflict with or violate any Law applicable to the Company or by which any of its businesses, operations, properties or assets are bound or affected; or

                  (iii) conflict with, violate, result in any breach of, constitute a default (or an event that, with or without notice or lapse of time, or both, would become a default) under, require any consent of any Person pursuant to, give rise to a right of termination, cancellation, acceleration or modification of any obligation or to loss of a material benefit under, or to increased, additional, accelerated, guaranteed or modified rights or entitlements of any person under, or result in the creation of any Encumbrance (other than Permitted Encumbrances) upon any of the properties or assets of the Company or the Shares under, any Material Contract (except as set forth on Schedule 4.3(a) of the Disclosure Schedules);

except, in the case of clause (ii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect with respect to the Company or the Seller or that arise as a result of any facts or circumstances relating to the Buyer or any of its Affiliates.

            (b) The Company is not required to file, seek or obtain any Authorization of or with any Governmental Authority in connection with the execution, delivery and performance by the Company of this Agreement and each of the Ancillary Agreements to which the Company will be a party or the consummation of the transactions contemplated hereby or thereby, except for (i) any filings required to be made under the HSR Act, (ii) such filings as may be required by any applicable federal or state securities or "blue sky" laws, (iii) where failure to file, seek or obtain such Authorizations, or to make such filing or notification, would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect with respect to the Company or (iv) as may be necessary as a result of any facts or circumstances relating to the Buyer, the Acquisition Sub or any of their Affiliates.

      Section 4.4 Capitalization. The Company's authorized and outstanding capital stock is as set forth in Schedule 4.4 of the Disclosure Schedules. All of the Company's issued and outstanding capital stock is duly authorized, validly issued, fully paid and nonassessable, and were issued in compliance with all applicable Laws. None of the Company's issued and outstanding capital stock was issued in violation of or subject to any preemptive or subscription rights. The Shares constitute all of the issued and outstanding capital stock of the Company. There are no outstanding obligations, options, warrants, convertible securities or other rights, Contracts, arrangements or commitments of any kind relating to the capital stock of the Company or obligating the Seller or the Company to issue or sell any shares of capital stock of, or any other interest in, the Company. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or to make any investment in any other Person. There are no agreements or understandings in effect with respect to the voting or transfer of any of the capital stock of the Company, except as contemplated by this Agreement.

      Section 4.5 Equity Interests. The Company does not own, directly or indirectly, any equity, partnership, membership or similar interest in, or any interest convertible into, exercisable for the purchase of or exchangeable for any such equity, partnership, membership or similar interest in, any Person.

      Section 4.6 Company Financial Statements; No Undisclosed Liabilities.

            (a) Copies of the audited consolidated balance sheet of the Company as of December 31, 2005 and December 31, 2004 and the related audited consolidated statements of income, shareholders' equity and cash flows of the Company for each of the years ended December 31, 2005, 2004 and 2003, together with all related notes and schedules thereto (collectively referred to as the "Company Financial Statements"), are attached hereto as Schedule 4.6(a)(i) of the Disclosure Schedules, and the unaudited consolidated balance sheet of the Company as of June 30, 2006 (the "Balance Sheet"), and the related consolidated statements of income and cash flows of the Company for the period ended June 30, 2006, together with all related notes and schedules thereto (collectively referred to as the "Interim Financial Statements", and together with the Company Financial Statements, the "Financial Statements"), are attached hereto as
Schedule 4.6(a)(ii) of the Disclosure Schedules. Each of the Financial Statements (i) has been prepared based on the books and records of the Company,
(ii) has been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (iii) fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Company as of the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein and subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments and the absence of notes that will not, individually or in the aggregate, be material in any adverse way.

            (b) Except as set forth in Schedule 4.6(b) of the Disclosure Schedules, to the Company's Knowledge, there are no debts, liabilities or obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, of the Company of a nature required to be reflected on a balance sheet prepared in accordance with GAAP, other than any such debts, liabilities or obligations (i) adequately reflected or reserved against on the Financial Statements or the notes thereto, (ii) incurred since the date of the Balance Sheet in the ordinary course of business of the Company consistent with past practice, including, without limitation, Taxes or (iii) that would not be, individually or in the aggregate, material in amount.

      Section 4.7 Absence of Certain Changes or Events . Since the date of the Balance Sheet, except as set forth on Schedule 4.7 of the Disclosure Schedules, except as contemplated by this Agreement or except with the prior written consent of the Buyer or the Acquisition Sub (which consent shall not be unreasonably withheld, conditioned or delayed), (i) there has not occurred any Material Adverse Effect with respect to the Company; (ii) the Company has conducted its business in the ordinary course consistent with past practice;
(iii) there has not been any material damage, destruction or loss with respect to the assets, properties and rights of the Company, whether or not covered by insurance; (iv) the Company has not sold, leased, transferred or assigned any property or assets, except in the ordinary course of the business consistent with past practice; (v) the Company has not mortgaged, pledged or subjected to Encumbrances (other than Permitted Encumbrances) any of its assets, properties or rights; (vi) the Company has not entered into, amended, modified, canceled or waived any rights under any Material Contract and no Material Contract has been terminated or cancelled prior to its stated term; (vii) the Company has not made any change in its accounting practices; (viii) the Company has not incurred, assumed or guaranteed any Indebtedness in excess of $50,000; (ix) the Company has not declared, set aside or paid any dividends or made any distributions on the Company's capital stock or other equity securities or redeemed or purchased any shares of the Company's capital stock or other equity securities; (x) the Company has not made any capital expenditures or commitments in a single transaction or series of related transactions in an amount in excess of $1,000,000; (xi) the Company has not acquired all or part of any entity or business (whether by the acquisition of stock, the acquisition of assets, merger or otherwise); (xii) the Company has not materially amended the terms of any existing Employee Plans other than as required by applicable Law and Schedule
4.7 sets forth all such amendments made during the period between the date of the Balance Sheet and the date of this Agreement; (xiii) the Company has not entered into any employment, compensation or deferred compensation agreement (or any amendment to any such existing agreement) with any officer or director of the Company other than performance-based bonus arrangements entered into in connection with the transactions contemplated by this Agreement and Schedule 4.7 set forth all such employment, compensation or deferred compensation agreements (or any amendment to any such existing agreement) entered into during the period between the date of the Balance Sheet and the date of this Agreement; (xiv) the Company has not changed or authorized or proposed to change or authorize, any change in the articles of incorporation or bylaws of the Company; (xv) the

Company has not made any change in the Tax elections of the Company, settled or compromised any material income Tax liability of the Company or made any change in any tax accounting method of the Company; and (xvi) the Company has not agreed, whether in writing or otherwise, to do any of the foregoing.

      Section 4.8 Compliance with Law; Permits.

            (a) Except as set forth in Schedule 4.8(a) of the Disclosure Schedules, t he Company is in compliance with, and is not in violation in any respect of, all Laws applicable to the Company or by which its businesses, operations, properties or assets are bound or affected, except for any non-compliance that would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect with respect to the Company. Except as set forth in Schedule 4.8(a) of the Disclosure Schedules, the Company has not received any written notice from any Governmental Authority alleging any failure by the Company to comply with any applicable Law. No event has occurred and no circumstances exist that (with or without notice or the lapse of time) may conflict with or result in a violation of, or failure on the part of the Company to comply with, any applicable Law, except for any such violations, conflicts or failures to comply that would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect with respect to the Company or prevent the Buyer from obtaining any Permit which is required as a result of the transactions contemplated herein, assuming the relevant personnel of the Buyer have received all necessary clearance from applicable Governmental Authorities. The Company has conducted the Business in material compliance with the Medicare Supplier Standards and the Health Insurance Portability and Accountability Act of 1996 and there has been no violation by the Company of such Laws which would prevent the Buyer from obtaining a new Medicare supplier number on or before the Closing Date.

            (b) The Company is in possession of all permits, licenses, franchises, approvals, certificates, consents, waivers, concessions, exemptions, orders, registrations, notices or other authorizations of any Governmental Authority necessary for the Company to own, lease and operate its properties and to carry on its business as currently conducted (the "Permits"), except where the failure to have, or the suspension or cancellation of, any of the Permits would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect with respect to the Company. All material Permits of the Company are set forth on Schedule 4.8(b) of the Disclosure Schedules. Such Permits are valid and in full force and effect and no event has occurred and no circumstances exist that (with or without notice or the lapse of time) conflict with or result in a violation of, or failure on the part of the Company to comply with, the terms of, or the revocation, withdrawal, termination, cancellation, suspension or modification of, any Permit, except as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect with respect to the Company.

      Section 4.9 Litigation. Except as set forth in Schedule 4.9 of the Disclosure Schedules, as of the date hereof, there is no Action by or against the Company pending, or to the Knowledge of the Company or the Seller, threatened (i) that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company, or (ii) that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To the Company's or the Seller's Knowledge, no event has occurred or circumstances exist that may give rise or serve as a basis for any such Action. There is no Action pending, or to the Knowledge of the Company or the Seller, threatened, against any current or former director or employee of the Company with respect to which the Company has or is reasonably likely to have an indemnification obligation. There is no unsatisfied judgment, penalty or award against or affecting the Company or any of its businesses, operations, properties or assets. There is no award, injunction, judgment, decree, order, ruling, verdict or decision issued or entered by any Governmental Authority to which the Company or any of its businesses, operations, properties or assets is subject.

      Section 4.10 Employee Benefit Plans.

            (a) Schedule 4.10(a) of the Disclosure Schedules sets forth (i) a list of all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, that are maintained, contributed to or sponsored by the Seller, the Company or any of their Affiliates for the benefit of any current or former employee, officer or director of the Company or pursuant to which the Company could have any liability and (ii) a list of all material employment, termination, severance or other contracts, agreements or arrangements, pursuant to which the Company currently has any obligation with respect to any current or former employee, officer or director of the Company (collectively, the "Employee Plans"). The Company has made available to the Buyer or the Acquisition Sub a true and complete copy of each Employee Plan and all current summary plan descriptions and the most recent determination letter from the IRS, if any, with respect to any Employee Plan. Schedule 4.10(a) of the Disclosure Schedules identifies (x) those Employee Plans described in clause (i) above that are sponsored, maintained or contributed to by the Seller or any of its Affiliates (other than the Company), or those described in clause (ii) above to which the Company is not a party (all such Employee Plans so identified, the "Seller Employee Plans") and (y) those Employee Plans described in clause (i) above that are sponsored, maintained or contributed to solely by the Company, or described in clause (ii) above to which the Company is a party (all such Employee Plans so identified, the "Company Employee Plans")

            (b)(i) Each Company Employee Plan has been maintained in all material respects in accordance with its terms and the requirements of ERISA and the Code, (ii) the Company has performed all material obligations required to be performed by it under any Company Employee Plan and is not in any material respect in default under or in violation of any Company Employee Plan, and (iii) no Action (other than claims for benefits in the ordinary course) is pending or, to the Knowledge of the Company, threatened in writing with respect to any Company Employee Plan by any current or former employee, officer or director of the Company.

            (c) Each Company Employee Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has received a determination or opinion letter from the IRS that it is so qualified and, to the Knowledge of the Company, no fact or event has occurred since the date of such letter or letters from the IRS that would reasonably be expected adversely to affect the qualified status of any such Employee Plan.

            (d) None of the Company Employee Plans (i) is a "defined benefit plan" within the meaning of section 3(35) of ERISA, (ii) provides post-retirement health or death benefit coverage (other than as required under Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code, or other similar state or local law), (iii) is a plan described in Section 413(a) or 413(c) of the Code or Section 3(40) of ERISA or (iv) provides for any benefit based in whole or in part on the value of any equity interest in the Company.

            (e) None of the Employee Plans, nor any other employee benefit plan maintained or contributed to by Seller or any of its Affiliates is a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA), a single employer plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company would reasonably be expected to incur liability under Section 4063 or 4064 of ERISA, or otherwise subject to Title IV of ERISA or Section 412 of the Code. The Seller and its Affiliates have complied in all material respects with the provisions of Part 6 of Title I of ERISA and Section 4980B of the Code.

            (f) Except as set forth on Schedule 4.10(f) of the Disclosure Schedules, the Company is not a party to any contract, agreement or arrangement that would, directly or in combination with other events, result, separately or in the aggregate, in the payment, acceleration or enhancement of any benefit as a result of the transactions contemplated by this Agreement and the Ancillary Agreements.

            (g) Each Employee Plan that is a "nonqualified deferred compensation plan" (as defined under Section 409A(d)(1) of the Code) has been operated and administered in good faith compliance with Section 409A of the Code from the period beginning January 1, 2005 through the date hereof and has not been materially modified since October 2, 2004. There are no agreements in place that would entitle any participant in any such plan to reimbursement for any additional tax imposed by Section 409A of the Code.

      Section 4.11 Labor and Employment Matters. The Company is not a party to any labor or collective bargaining contract that pertains to its employees. To the Knowledge of the Company or the Seller, there are no organizing activities or collective bargaining arrangements that could affect the Company pending or under discussion with any labor organization or group of employees of the Company. Section 4.11 of the Disclosure Schedule sets forth (i) (A) a list of all directors, employees, contractors and consultants of the Company (including title and position) as of the date hereof, and (B) the base compensation and benefits of each such director, employee, contractor and consultant, and (ii) a list of all former directors, employees, contractors and consultants of the Company who are receiving benefits or scheduled to receive benefits in the future, and the pension benefit, medical insurance coverage and other benefits of each such former director, employee, contractor and consultant. There have not been since January 1, 2005 and there are not pending or threatened any labor disputes, work stoppages, requests for representation, pickets, work slow-downs due to labor disagreements or any actions or arbitrations that involve the labor or employment relations of the Company. There is no unfair labor practice, charge or complaint pending, unresolved or, to the Company or the Seller's Knowledge, threatened before the National Labor Relations Board. The Company has complied in all material respects with each, and is not in violation in any material respect of any, Law relating to anti-discrimination and equal employment opportunities and there are, and have been, no material violations of any other Law respecting the hiring, hours, wages, occupational safety and health, employment, promotion, termination or benefits of any employee or other Person.

      Section 4.12 Insurance. Schedule 4.12 of the Disclosure Schedules sets forth a true and complete list of all material insurance policies maintained currently by or for the benefit of the Company, including the type of coverage, the insurer, the policy limit and expiration date of such policies. Except for expirations or terminations in the ordinary course, all of such insurance policies are in full force and effect, and the Company is not in material default with respect to its obligations under any of such insurance policies. Such insurance is of the kinds, covering such risks and in such amounts and with such deductibles and exclusions, as are consistent with past business practice of the Company. All premiums due for such insurance have been paid in full in a timely manner. No written notice of cancellation of any such policies has been received by the Seller or the Company nor, to the Seller's or the Company's Knowledge, is there any reason or state of facts that could lead to cancellation other than expirations or terminations in the ordinary course. Except as set forth on Schedule 4.12 of the Disclosure Schedules, the Company has made no material claims under any casualty insurance policy during the past five (5) years. There is no material claim pending under any such policy as to which coverage has been denied.

      Section 4.13 Real Property.

            (a) The Company has no Owned Real Property.

            (b) Schedule 4.13(b) of the Disclosure Schedules lists each lease (a "Lease," and collectively, the "Leases") covering each parcel of Leased Real Property and the street address of each parcel of Leased Real Property and the identity of the lessor and lessee of each such parcel of Leased Real Property. The Company has a valid leasehold estate in all Leased Real Property, and such leasehold estate is free and clear of all Encumbrances other than Permitted Encumbrances.

            (c) True and complete copies of the Leases have been delivered to the Buyer or the Acquisition Sub by the Seller or the Company. The Leases are in full force and effect and constitute the legal, valid and binding obligations of the Company and, to the Knowledge of the Company, the counterparties thereto, enforceable in accordance with their respectable terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law). With respect to each Lease: (i) such Lease is the only agreement with respect to the subject matter thereof, (ii) no Leased Real Property is subject to any Encumbrance, except for Permitted Encumbrances, (iii) the Company has neither received nor sent any notice of default under such Lease and (iv) to the Knowledge of the Company, there are no defaults under such Lease. To the Knowledge of the Company, no landlord under any Lease has exercised any right to terminate such Lease, to shorten or lengthen the terms thereof, to lease additional premises or to reduce, relocate or expand the applicable Leased Real Property, and the Company has not exercised any such right.

            (d) The Leased Real Property is in materially good condition and repair and is materially sufficient for the operation of the Business. Except as set forth on Schedule 4.13(d) of the Disclosure Schedules, the Leased Real Property is the only real property interests used in connection with, or otherwise material to, the Business.

      Section 4.14 Intellectual Property. Schedule 4.14 of the Disclosure Schedules sets forth a true and complete list in reasonable detail of the following Intellectual Property of the Company: (i) trade names, registered trademarks and service marks, domain names and applications to register any of the foregoing, (ii) patents and patent applications, (iii) registered copyrights and (iv) all material licenses (excluding licenses for off-the-shelf or shrinkwrap computer software) outside the ordinary course of business granted to or by the Company relating to the Business (collectively, with all other Intellectual Property of the Company, the "Company Intellectual Property"). Except as set forth in Section 4.14 of the Disclosure Schedules, the Company Intellectual Property is sufficient to operate the Business as currently conducted, and the Company owns or has the right to use all Company Intellectual Property free and clear of all Encumbrances, other than Permitted Encumbrances. Except as set forth on Schedule 4.14 of the Disclosure Schedules, the Company has not received, within the previous twelve-month period, any written notice of any asserted or threatened claim, and no such claim is pending, that the use or exploitation by the Company of any Company Intellectual Property infringes the Intellectual Property of any other Person, which infringement would reasonably be expected to have a Material Adverse Effect with respect to the Company, and to the Knowledge of the Company, there is no basis for any such claim. The Company has no Knowledge of any infringement or infringing use of any Company Intellectual Property by any Person. Except as set forth on Schedule 4.14 of the Disclosure Schedules, the Company has not provided any written notice, within the previous twelve-month period, to any Person alleging or asserting that such Person is infringing the Company's Intellectual Property.

      Section 4.15 Taxes.

            (a) Except as set forth in Schedule 4.15(a) of the Disclosure Schedules, all material Returns required to have been filed by or with respect to or which include the Company have been timely filed (taking into account any extension of time to file granted or obtained), and such Returns are complete and accurate in all material respects. Except as set forth in Schedule 4.15(a) of the Disclosure Schedules, all Taxes of the Company that are due and owing (whether or not shown to be payable on such Returns) have been paid or will be timely paid. Except as set forth in Schedule 4.15(a) of the Disclosure Schedules, no deficiency for any material amount of Tax has been asserted or assessed by a Governmental Authority in writing against the Company that has not been satisfied by payment, settled or withdrawn. There are no Tax liens on the assets of the Company (other than Permitted Encumbrances). Except as set forth in Schedule 4.15(a) of the Disclosure Schedules, all Taxes not yet due and payable by the Company as of the date hereof have been, in all material respects, properly accrued on the books of account of the Company in accordance with GAAP. The Seller has the authority to consent to the Section 338(h)(10) Election and similar state elections with respect to the purchase and sale of the Shares pursuant to this Agreement and is eligible to join with the Buyer or the Acquisition Sub in making such elections.

            (b) Except as set forth on Schedule 4.15(b) of the Disclosure Schedules, the Company (i) is not currently the subject of a Tax audit or examination, (ii) has not consented to extend the time and is not the beneficiary of any extension of time in which any Tax may be assessed or collected by any Governmental Authority and (iii) no Governmental Authority with which the Company does not file Tax Returns has asserted in writing that the Company is or may be required to pay Taxes to or file Tax Returns with that Governmental Authority.

            (c) The Company is not a party to a Tax sharing agreement or any other agreement to indemnify any Person for Tax Liability. The Company does not have any gross-up obligations that would arise from the payment of any "excess parachute payment" within the meaning of Section 280G of the Code. The Company has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid to any employee, independent contractor, agent or other Person for all periods for which the statutory period of limitations for the assessment of such Tax has not yet expired.

            (d) The Company is not a party to any joint venture, partnership or other arrangement that is treated as a partnership for federal income tax purposes. There are no accounting method changes, or proposed or threatened accounting method changes, of the Company that could give rise to an adjustment under Section 481 of the Code or any similar provision of state or local Tax law for periods after the Closing Date. Except as set forth in Schedule 4.15(d) of the Disclosure Schedules, the Company has not received and is not subject to any written ruling of a taxing authority related to Taxes and has not entered into any written and legally binding agreement with a taxing authority relating to Taxes. The Company has no liability for Taxes of any person or entity other than itself (i) under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign law), except in respect of the Seller, (ii) as a transferee or successor, (iii) by contract or (iv) otherwise.

            (e) The Company has not participated in or cooperated with an international boycott within the meaning of Section 999 of the Code. The Company has not participated in a "reportable transaction" within the meaning of Treasury Regulations Section 1.6011-4(b) or a "potentially abusive tax shelter" within the meaning of Section 6112(b) of the Code. The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) installment sale or open transaction disposition made on or prior to the Closing Date or (ii) prepaid amount received on or prior to the Closing Date.

      Section 4.16 Environmental Matters. Except as set forth in Schedule 4.16 of the Disclosure Schedules:

            (a) The Company is and has been in compliance in all material respects with all applicable Environmental Laws and has obtained and is and has been in compliance in all material respects with all Environmental Permits and
(ii) there are no written claims pursuant to any Environmental Law pending or, to the Company's or the Seller's Knowledge, threatened against the Company.

            (b) To the Company's or the Seller's Knowledge, no Hazardous Materials are present, no Releases of Hazardous Materials have occurred, and no Person has been exposed to any Hazardous Materials at, from, in, to, on, or under any real property currently or formerly owned, operated, or leased by the Company or any predecessors of the Company, that would likely result in a liability under Environmental Laws to the Company.

            (c) To the Company's or the Seller's Knowledge, neither the Company nor any predecessors of the Company has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-site location which would likely result in a liability under Environmental Laws to the Company.

            (d) The Company has not, either expressly or by operation of law, assumed responsibility for or agreed to indemnify or hold harmless any Person for any liability or obligation, arising under or relating to Environmental Laws.

            (e) There have been no environmental investigations, studies, assessments, audits, tests, reviews or other analyses conducted by, on behalf of, or which are in the possession of, the Company with respect to any real property currently or formerly owned, operated, or leased by the Company or any predecessors of the Company which have not been delivered to the Buyer or the Acquisition Sub prior to execution of this Agreement.

            (f) To the Company's or the Seller's Knowledge, there are no facts, events, conditions or circumstances that would likely result in a liability to the Company pursuant to Environmental Laws.

            (g) Other than the representations and warranties in Sections 4.6 and 4.7, the representations and warranties contained in this Section 4.16 are the only representations and warranties being made with respect to compliance with or liability under Environmental Laws or with respect to any environmental, health or safety matter, including natural resources, related to the Company.

      For purposes of this Agreement:

            "Environmental Laws" means any Laws of any Governmental Authority in effect as of the date hereof relating to pollution, protection of health and the environment, worker health and safety, and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, or Release of or exposure to Hazardous Materials.

            "Environmental Permits" means all Permits required under any Environmental Law.

         "Hazardous Material" means petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehydes, toxic mold, lead or lead-containing materials, polychlorinated biphenyls; and any other chemicals, materials, substances or wastes in any amount or concentration which are regulated under or for which liability can be imposed under Environmental Laws.

            "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Material.

      Section 4.17 Material Contracts.

            (a) Schedule 4.17 of the Disclosure Schedules contains a complete and accurate list of each of the following written Contracts to which the Company is a party and which is currently in effect (other than the Leases) (such contracts and agreements as described in this Section 4.17(a) being "Material Contracts"):

                  (i) all Contracts that provide for payment or receipt by the Company of more than $100,000 per year, including any such Contracts with customers or suppliers;

                  (ii) a note, debenture, bond, equipment trust, letter of credit, loan or other Contract relating to Indebtedness or to the borrowing or lending of money or the incurrence, assumption, or guarantee of any Indebtedness;

                  (iii) all Contracts that limit or purport to limit the ability of the Company to compete in any line of business or with any Person, other than non-disclosure agreements entered into in the ordinary course;

                  (iv) all material joint venture, partnership, licensing arrangement, strategic alliance or similar Contracts;

                  (v) employment consulting, termination or severance Contracts involving payment obligations, in any one year, in excess of $25,000;

                  (vi) Contracts with any labor unions or associations;

                  (vii) licenses, royalty, finders, or sharing or profits or proprietary information Contracts involving payment obligations, in any one year, in excess of $25,000;

                  (viii) distributor, dealer, sales agency or advertising Contracts involving payment obligations, in any one year, in excess of $25,000;

                  (ix) Contracts granting to any person a preferential right to purchase any of the Company's material assets, properties or rights;

                  (x) Contracts for the purchase or lease of materials, supplies, goods, services, equipment or other assets and that involve or would reasonably be expected to involve payments by the Company, in any one year, of more than $100,000, except for purchase order contracts containing no obligations on the part of the Company other than the purchase obligations set forth in such purchase order contracts;

                  (xi) Contracts that relate to the acquisition or disposition of any material business of the Company in the last three years (whether by merger, sale of stock, sale of assets or otherwise);

                  (xii) other than Contracts described under any other clause of this Section 4.17(a), Contracts that provide for the indemnification by the Company of any Person or the undertaking by the Company to be responsible for consequential damages;

                  (xiii) Contracts that require the Company to purchase its total requirements of any product or service from a third party or that contains "take or pay" provisions involving payments by the Company, in any one year, of more than $100,000;

                  (xiv) Contracts with any Governmental Authority involving payments by the Company, in any one year, of more than $100,000; and

                  (xv) other material Contracts not made in the ordinary course of business consistent with past practice or that are otherwise material to the Company as a whole and not previously disclosed pursuant to this Section 4.17.

      Each Material Contract is valid and binding on the Company and, to the Company's and the Seller's Knowledge, the counterparties thereto, and is in full force and effect. Each Material Contract is enforceable against the Company and, to the Company's and the Seller's Knowledge, the counterparties thereto, in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law). The Company is not, and to the Company's and the Seller's Knowledge, no counterparties thereto is, in default of the performance, observance or fulfillment in any material respect of any obligation, covenant, condition or other term contained in any Material Contract, and the Company has not given or received notice to or from any person or entity relating to any such alleged or potential default that has not been cured. To the Company's and the Seller's Knowledge, no event has occurred which with or without the giving of notice or lapse of time, or both, would conflict in any material respect with or result in a violation or breach in any material respect of, or give any person or entity the right to exercise any remedy under or accelerate the maturity or performance of, or cancel, terminate or modify, any Material Contract. The Company or the Seller has delivered accurate and complete copies of each Material Contract to the Buyer or the Acquisition Sub including all amendments, waivers and modifications thereto.

      Section 4.18 Brokers. Except for Banc of America Securities LLC, the fees of which will be paid by the Seller, no broker, finder, financial advisor, intermediary or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of the Company.

      Section 4.19 Accounts Receivable; Suppliers.

            (a) All Accounts Receivable, whether reflected on the Balance Sheet or subsequently created, have arisen from bona fide transactions in the ordinary course of business consistent with past practice and are not subject to valid defenses, set-offs or counterclaims in excess of that which has been reserved in the relevant financial statements and books and records of the Company.

            (b) Schedule 4.19(b) of the Disclosure Schedules sets forth with respect to the Company (i) each supplier from whom purchases exceeded $1,000,000 in the year ended December 31, 2005 or December 31, 2004 and (ii) each supplier who constitutes a sole source of supply to the Company and from whom purchases exceeded $100,000 in either fiscal year 2004 or 2005 of the Company. No such supplier has canceled or otherwise terminated, or threatened to cancel or otherwise terminate, its relationship with the Company. Neither the Seller nor the Company has received notice, whether oral or written, or otherwise has any Knowledge that any such supplier may cancel, terminate or otherwise materially and adversely modify its relationship with the Company or materially limit its services, supplies or materials to the Company, either as a result of the transactions contemplated herein or otherwise. True and complete copies of all agreements between the Company and each supplier required to be listed on
Schedule 4.19(b) of the Disclosure Schedules have been delivered to the Buyer or the Acquisition Sub.

      Section 4.20 Inventories. The Company's inventory is good and usable, and none of which is damaged or defective, subject only to the reserve for inventory write-down set forth on the Balance Sheet (or in any notes thereto) as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company.

      Section 4.21 Products. Each product sold, distributed, rented, provided, shipped or licensed by the Company (collectively, the "Products") has been in conformity with all applicable contractual commitments and warranties, except for such failures that would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect with respect to the Company. Except as set forth in Schedule 4.21 of the Disclosure Schedules, there has not been, since December 31, 2004, any product recall of any Products.

      Section 4.22 Minute Books; Books and Records. The minute books (containing the records of the meetings, or written consents in lieu of such meetings, of the stockholders, the board of directors and any committees of the board of directors), the stock certificate books, and the stock record books of the Company are correct and complete. After the Closing, all of such books and records of the Company will be in the possession of the Company.

      Section 4.23 Bank Accounts; Powers of Attorney. Schedule 4.23 of the Disclosure Schedules sets forth the name of each bank, safe deposit company or other financial institution in which the Company has an account, lock box or safe deposit box and the names of all persons authorized to draw thereon or have access thereto. There are no outstanding powers of attorney executed by or on behalf of the Company in favor of any Person.

      Section 4.24 Affiliate Transactions. Schedule 4.24 of the Disclosure Schedules lists all material agreements, arrangements or relationships (other than those otherwise expressly set forth in the Disclosure Schedules) whereby the Seller (or any Affiliate of the Seller other than the Company) (a) owns any property or right, tangible or intangible, which is used in the Business, (b) owes any money to the Company or is owed money by the Company, (c) provides or receives goods or services to or from the Company, (d) has any claim or cause of action against the Company or (e) provides support or other services to the Company.

      Section 4.25 Tangible Personal Property. The Company has good and valid title or a valid leasehold interest in and to all machinery, equipment and other tangible personal property used by it in the Business, free and clear of all Encumbrances, other than Permitted Encumbrances. All of such machinery, equipment and other tangible personal property are in all material respects in good operating condition and repair, ordinary wear and tear excepted. In addition, all of such leased machinery, equipment and other tangible personal property are in all material respects in the condition required of such property by the terms of the lease applicable thereto.

      Section 4.26 Company Information. The Company Proxy Information to be supplied by the Company for inclusion in the Buyer's proxy statement to be sent in connection with the meeting of the Buyer's stockholders to consider the approval of this Agreement and the transactions contemplated herein (the "Buyer Stockholders' Meeting") (such proxy statement as amended or supplemented is referred to herein as the "Proxy Statement") shall not on the date the Proxy Statement is first mailed to the Buyer's stockholders, to the Company's Knowledge, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or, to the Company's Knowledge, omit to state any material fact necessary to correct any statement provided by the Company in any earlier communication which has become false or misleading. The Company 8-K Information shall not, on the Closing Date, to the Company's Knowledge, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or, to the Company's Knowledge, omit to state any material fact necessary to correct any statement provided by the Company in any earlier communication which has become false or misleading. No representation or warranty is made by the Company in this Section 4.25 with respect to statements made or incorporated by reference in the Proxy Statement or Form 8-K of the Buyer based upon information that was not supplied in writing by the Company or the Seller for inclusion or incorporation by reference in such Proxy Statement or Form 8-K of the Buyer. For purposes of this Section 4.26 only, "Knowledge" shall mean the actual knowledge of the persons set forth on Schedule 1.1(a) together with such knowledge such Persons could be expected to obtain after due investigation.

      Section 4.27 No Knowledge of Breaches. Subject to the provisions of
Section 6.3, the Company has no actual knowledge that any of the representations or warranties made by the Buyer or the Acquisition Sub are untrue, incomplete or inaccurate.

                                    ARTICLE V
               REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE
                                ACQUISITION SUB

      Each of the Buyer and the Acquisition Sub hereby represents and warrants to the Seller and the Company that the statements contained in this Article V are true and correct:

      Section 5.1 Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all necessary corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all necessary corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

      Section 5.2 Authority.

            (a) The Buyer has full corporate power and authority to execute and deliver this Agreement and subject to receipt of Stockholder Approval, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Buyer of this Agreement and each of the Promissory Note Documents to which the Buyer is a party, and the consummation by the Buyer of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, subject to receipt of Stockholder Approval. This Agreement has been duly and validly executed and delivered by the Buyer. This Agreement constitutes the legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law). When executed and delivered in accordance with the terms of this Agreement, each of the Promissory Note Documents to which the Buyer is a party will constitute the legal, valid and binding agreement of the Buyer, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity.

            (b) The Acquisition Sub has full corporate power and authority to execute and deliver this Agreement and subject to receipt of Stockholder Approval, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Acquisition Sub of this Agreement and the Promissory Note and the consummation by the Acquisition Sub of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, subject to receipt of Stockholder Approval. This Agreement has been duly and validly executed and delivered by the Acquisition Sub. This Agreement constitutes the legal, valid and binding obligations of the Acquisition Sub, enforceable against the Acquisition Sub in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law). When executed and delivered in accordance with the terms of this Agreement, the Promissory Note will constitute the legal, valid and binding agreement of the Acquisition Sub and the Company, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity.

      Section 5.3 No Conflict; Required Filings and Consents of the Buyer.

            (a) Except for the receipt of the Stockholder Approval, the execution, delivery and performance by the Buyer of this Agreement and each of the Promissory Note Documents to which the Buyer is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not:

                  (i) conflict with or violate the certificate of incorporation or bylaws of the Buyer;

                  (ii) conflict with or violate any Law applicable to the Buyer or by which any of its businesses, operations, properties or assets are bound or affected; or

                  (iii) conflict with, violate, result in any breach of, constitute a default (or an event that, with or without notice or lapse of time, or both, would become a default) under, require any consent of any Person pursuant to any Contract to which the Buyer is a party or by which its properties or asset is bound or affected;

except, in the case of clause (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect with respect to the Buyer or that arise as a result of any facts or circumstances relating to the Seller or any of its Affiliates.

            (b) The Buyer is not required to file, seek or obtain any Authorization of or with any Governmental Authority in connection with the execution, delivery and performance by the Buyer of this Agreement and each of the Promissory Note Documents to which the Buyer is a party, or the consummation of the transactions contemplated hereby and thereby, except for (i) any filings required to be made under the HSR Act, (ii) such filings as may be required by any applicable federal or state securities or "blue sky" laws, including the filing with the SEC of (A) the Proxy Statement and (B) the Form 8-K and other such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated herein, (iii) the filing for and obtaining of a new Medicare supplier number, (iv) where failure to file, seek or obtain such Authorizations, or to make such filing or notification, would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect with respect to the Buyer or (v) as may be necessary as a result of any facts or circumstances relating to the Seller or any of its Affiliates.

      Section 5.4 No Conflict; Required Filings and Consents of the Acquisition Sub.

            (a) Except for the receipt of the Stockholder Approval, the execution, delivery and performance by (I) the Acquisition Sub of this Agreement and (II) the Acquisition Sub and after the Effective Time, the Company, of the Promissory Note, and the consummation of the transactions contemplated hereby and thereby, do not and will not:

                  (i) conflict with or violate the certificate of incorporation or bylaws of the Acquisition Sub;

                  (ii) conflict with, violate, result in any breach of, constitute a default (or an event that, with or without notice or lapse of time, or both, would become a default) under, require any consent of any Person pursuant to any Contract to which the Acquisition Sub is a party or by which its properties or asset is bound or affected;

                  (iii) conflict with, violate, result in any breach of, constitute a default (or an event that, with or without notice or lapse of time, or both, would become a default) under, require any consent of any Person pursuant to any Contract to which the Acquisition Sub is a party or by which its properties or asset is bound or affected;

except, in the case of clause (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect with respect to the Acquisition Sub or that arise as a result of any facts or circumstances relating to the Seller or any of its Affiliates.

            (b) The Acquisition Sub is not required to file, seek or obtain any Authorization of or with any Governmental Authority in connection with the execution, delivery and performance by (i) the Acquisition Sub of this Agreement and (ii) the Acquisition Sub and after the Effective Time, the Company, of the Promissory Note, or the consummation of the transactions contemplated hereby, except for (A) any filings required to be made under the HSR Act, (B) such filings as may be required by any applicable federal or state securities or "blue sky" laws, (C) where failure to file, seek or obtain such Authorizations, or to make such filing or notification, would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect with respect to the Acquisition Sub or (D) as may be necessary as a result of any facts or circumstances relating to the Seller or any of its Affiliates.

      Section 5.5 Financing. Attached as Exhibit C is a true and correct copy of the Term Sheet relating to the Promissory Note Documents (the "Term Sheet"), pursuant to which the Seller hereby agrees, subject to the terms and conditions set forth therein, to provide the debt financing for the transactions contemplated by this Agreement (the "Financing"). The aggregate amounts to be provided by the Seller pursuant to the Financing, together with all other amounts that the Acquisition Sub will have on hand at the Closing, will be sufficient to permit the Buyer and the Acquisition Sub to consummate the transactions contemplated by this Agreement.

      Section 5.6 Brokers. Except for FTN Midwest Securities Corp. and The Bank of New York, the fees of which will be paid by the Buyer, no broker, finder, financial advisor, intermediary or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Buyer or the Acquisition Sub.

      Section 5.7 Investment Intent. The Buyer and the Acquisition Sub are acquiring the Shares for its own account for investment purposes only and not with a view to any public distribution thereof or with any intention of selling, distributing or otherwise disposing of the Shares in a manner that would violate the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") or any applicable state securities laws. The Buyer and the Acquisition Sub agree that the Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any applicable state securities laws, except pursuant to an exemption from such registration under the Securities Act and such laws. The Buyer and the Acquisition Sub are able to bear the economic risk of holding the Shares for an indefinite period (including total loss of its investment), and (either alone or together with its Representatives) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment.

      Section 5.8 Access to Information; No Other Representations or Warranties; the Acquisition Sub's and the Buyer's Own Investigation.

            (a) Prior to the date hereof, each of the Buyer and the Acquisition Sub has reviewed or been afforded full opportunity to review all information provided to it by the Seller and the Company and has had the opportunity to ask questions of and receive answers to its satisfaction from the Seller, the Company and their Representatives concerning the Company and the Shares, and to obtain any additional information reasonably requested by it.

            (b) Each of the Buyer and the Acquisition Sub has relied solely on its own review of the Company and the representations of the Seller and the Company made in Articles III and IV of this Agreement, respectively, and not on any other representations made by or on behalf of the Seller, the Company or their Representatives.

            (c) EXCEPT AS OTHERWISE EXPRESSLY STATED TO THE CONTRARY IN THIS AGREEMENT, EACH OF THE BUYER AND THE ACQUISITION SUB ACKNOWLEDGES AND AGREES THAT IT SHALL, AT THE CLOSING ACCEPT THE PROPERTY AND ASSETS OF THE COMPANY IN AN "AS IS" AND "WHERE IS" CONDITION WITH ALL FAULTS, SUBJECT TO THE PROVISIONS OF SECTION 6.1. IN PARTICULAR, BUT WITHOUT LIMITATION, EACH OF THE BUYER AND THE ACQUISITION SUB ACKNOWLEDGES THAT EXCEPT FOR THE SELLER'S AND THE COMPANY'S EXPRESS REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT, THE SELLER AND THE COMPANY DO NOT MAKE AND THE SELLER, THE COMPANY, THEIR AFFILIATES AND REPRESENTATIVES HAVE NOT MADE ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EITHER EXPRESS OR IMPLIED, INCLUDING ANY REPRESENTATION OR WARRANTY WHATSOEVER AS TO TITLE, MERCHANTABILITY, QUALITY, VALUE, CONDITION, SAFETY, CONFORMITY OR FITNESS FOR ANY PARTICULAR USE OR PURPOSE OF ANY ASSETS OR OTHER PROPERTIES OF THE COMPANY.

            (d) EACH OF THE BUYER AND THE ACQUISITION SUB ACKNOWLEDGES THAT, EXCEPT FOR THE SELLER'S AND THE COMPANY'S EXPRESS REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT, IT IS ENTERING INTO THIS AGREEMENT AND WILL PERFORM ITS OBLIGATIONS HEREUNDER ON THE BASIS OF ITS OWN INVESTIGATION, JUDGMENT AND CONCLUSIONS OF THE VALUE OF THE COMPANY AND THE BUSINESS AND THE CONDITION OF THE PROPERTY, ASSETS, BUSINESS AND OPERATIONS OF THE COMPANY AND OF ALL OTHER MATTERS RELATING TO SUCH VALUE AND SUCH PROPERTY, ASSETS, BUSINESS AND OPERATIONS.

      Section 5.9 Buyer Information and Proxy Solicitation. All information contained in the Proxy Statement other than the Company Proxy Information shall not on the date the Proxy Statement is first mailed to the Buyer's stockholders, and at the time of the Buyer Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement which has become false or misleading. The solicitation of proxies pursuant to the Proxy Statement and the seeking of the Stockholder Approval will be conducted by the Buyer and the Acquisition Sub in compliance with the Buyer's and the Acquisition Sub's organizational documents and all applicable Laws in all respects. All information contained in the Form 8-K other than the Company 8-K Information shall not, on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement which has become false or misleading.

      Section 5.10 No Knowledge of Breaches. Subject to the provisions of
Section 6.3, the Buyer and the Acquisition Sub have no actual knowledge that any of the representations or warranties made by the Seller and/or the Company are untrue, incomplete or inaccurate.

                                   ARTICLE VI
                                    COVENANTS

      Section 6.1 Conduct of Business Prior to the Closing . Between the date of this Agreement and the Closing Date, unless the Buyer or the Acquisition Sub shall otherwise consent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), (i) the Business shall be conducted only in the ordinary course of business in all material respects, except for any and all reasonable actions taken by the Seller and the Company in connection with the transfers to the Seller of (A) cash from the Company's bank accounts and (B) the trade accounts receivable that are derived from the Seller's products and businesses (other than the Company's business) from the Company's accounts receivable, including all documentation and rights to any billed or future trade accounts receivable derived from the Seller's products and businesses (other than the Company's business), including, but not limited to, actions taken with respect to the books and records of the Company and the Seller's and the Company's customers and (ii) the Company shall use its commercially reasonable efforts to preserve intact in all material respects its business organization. Between the date of this Agreement and the Closing Date, except as contemplated by this Agreement, the Company shall not, without the prior consent of the Buyer or the Acquisition Sub (which consent shall not be unreasonably withheld, delayed or conditioned):

            (a) amend or otherwise change its articles of incorporation or bylaws or equivalent organizational documents;

            (b) issue or sell any shares of capital stock of the Company, or any options, warrants, convertible securities or other rights of any kind to acquire any such shares;

            (c) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock or make any other change with respect to its capital structure;

            (d) acquire any corporation, partnership, limited liability company, other business organization or division thereof or any assets other than in the ordinary course of business consistent with past practice;

            (e) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation or recapitalization of the Company;

            (f) assume, guarantee or incur any Indebtedness or issue any debt securities, except for trade payables in the ordinary course of business consistent with past practice;

            (g) enter into any Contract that would be a Material Contract or Lease if entered into prior to the date hereof, other than any such contracts, agreements or arrangements entered into in the ordinary course of business consistent with past practice (including contracts, agreements or arrangements with customers, suppliers or clients);

            (h) authorize, or make any commitment with respect to, any single capital expenditure that is in excess of $100,000 or capital expenditures that are, in the aggregate, in excess of $250,000;

            (i) fail to exercise any rights of renewal with respect to any material Leased Real Property that by their terms would otherwise expire;

            (j) grant or announce any increase in the salaries, bonuses or other benefits payable by the Company to any of its employees, other than as required by applicable Law, pursuant to any plans, programs or agreements existing on the date hereof or other ordinary increases not inconsistent with the past practices of the Company;

            (k) make any change in any method of accounting or accounting practice or policy, except as required by GAAP or applicable Law;

            (l) make any change in the Tax election of the Company, settle or compromise any material income Tax liability of the Company or change any tax accounting method of the Company;

            (m) other than in the ordinary course of business consistent with past practice, sell, lease, transfer or assign any property or assets of the Company;

            (n) mortgage, pledge or permit to become subject to Encumbrances (other than Permitted Encumbrances) any properties or assets or Company;

            (o) cancel any debts or waive any claims or rights in excess of $25,000;

            (p) materially amend or terminate any Lease;

            (q) make any filings or registrations with any Governmental Authority, except routine filings and registrations made in the ordinary course of business;

            (r) take any action or omit to do any act which action or omission will cause it to breach any obligation contained in this Agreement or cause any representation or warranty of the Seller not to be true and correct in all material respects as of the Closing Date; or

            (s) agree or otherwise commit, whether in writing or otherwise, to do any of the foregoing.

      Section 6.2 Covenants Regarding Information.

            (a) From the date hereof until the Closing Date, upon reasonable notice, the Company shall afford the Buyer, the Acquisition Sub and their respective officers, employees, agents, accountants, advisors, bankers, financing sources and other representatives (collectively, "Representatives") reasonable access to the Representatives, properties, offices and other facilities, books and records of the Company, and the Company shall furnish the Buyer or the Acquisition Sub with such financial, operating and other data and information as the Buyer or the Acquisition Sub may reasonably request (including the right to make photocopies of all documents at the Buyer's or the Acquisition Sub's expense); provided, however, that any such access or furnishing of information shall be conducted at the Buyer's or the Acquisition Sub's expense, during normal business hours, under the supervision of the Seller's or the Company's personnel and in such a manner as not unreasonably to interfere with the normal operations of the Company. Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to disclose any information to the Buyer, the Acquisition Sub or their respective Representatives or provide the Buyer, the Acquisition Sub or their respective Representatives access to the Company's properties, offices and other facilities if such disclosure or access would, in the Company's reasonable discretion after consultation with legal counsel, (i) jeopardize any attorney-client or other legal privilege, (ii) contravene any applicable Laws, fiduciary duty or binding agreement entered into prior to the date hereof, provided that, if reasonably requested by the Buyer or the Acquisition Sub and at the Buyer's or the Acquisition Sub's expense, the Company and the Seller shall use their commercially reasonable efforts to obtain such consents and waivers (as applicable) as are necessary or appropriate to provide any such restricted information to the Buyer, the Acquisition Sub and their respective Representatives.

            (b) In order to facilitate the resolution of any claims made against or incurred by the Seller (as it relates to the Company), for a period of seven years after the Closing or, if shorter, the applicable period specified in the Buyer's document retention policy, the Buyer shall (i) retain the books and records relating to the Company relating to periods prior to the Closing and
(ii) afford the Representatives of the Seller reasonable access (including the right to make photocopies at the Seller's expense), during normal business hours, to such books and records; provided, however, that the Buyer shall notify the Seller in writing at least thirty (30) calendar days in advance of destroying any such books and records prior to the seventh anniversary of the Closing Date in order to provide the Seller the opportunity to take possession of or copy such books and records in accordance with this Section 6.2(b).

            (c) In order to facilitate the resolution of any claims made against or incurred by the Buyer or the Company, for a period of seven years after the Closing or, if shorter, the applicable period specified in the Seller's document retention policy, the Seller shall (i) retain the books and records relating to the Company relating to periods prior to the Closing which shall not otherwise have been delivered to the Buyer and (ii) upon reasonable notice, afford the Representatives of the Buyer reasonable access (including the right to make photocopies at the Buyer's expense), during normal business hours, to such books and records; provided, however, that the Seller shall notify the Buyer in writing at least thirty (30) calendar days in advance of destroying any such books and records prior to the seventh anniversary of the Closing Date in order to provide the Buyer the opportunity to take possession of or copy such books and records in accordance with this
Section 6.2(c).

      Section 6.3 Update of Disclosure Schedules; Knowledge of Breach.

            (a) Each party (it being understood and agreed that, for purposes of this Section 6.3, the Seller and the Company shall be deemed to be one party, and the Buyer and the Acquisition Sub shall be deemed to be the other party) shall each, from time to time prior to the Closing, supplement or amend (promptly after discovery thereof) by written notice delivered to the other party its Disclosure Schedules (each, an "Update") with respect to any matter hereafter arising or discovered which if existing or known at the date of this Agreement would have been required to be set forth or described in such party's Disclosure Schedules and also with respect to events or conditions arising after the date hereof and prior to the Closing which would cause any representation or warranty of such amending party contained in this Agreement to be untrue or inaccurate. Any such supplemental or amended disclosure shall be deemed to have cured, as of the twentieth (20th) calendar day from the date of such Update or, if the party not providing the Update elects to proceed with the Closing and the Closing occurs, the Closing Date, any breach of any representation or warranty made in this Agreement solely for purposes of determining the satisfaction of the conditions set forth in Section 9.2(a), in the case that the Buyer and/or the Acquisition Sub is the updating party, or Section 9.3(a), in the case that the Seller and/or the Company is the updating party; provided, that (i) no Update shall be deemed to have cured any breach of any representation or warranty made in this Agreement for purposes of the indemnification provisions set forth in Article VII, (ii) upon receipt of an Update by any party, written notice may be provided within the twenty-day period set forth in the immediately preceding sentence by the Seller pursuant to Section 10.1(b)(i), if the Buyer and/or the Acquisition Sub is the updating party, or by the Buyer pursuant to
Section 10.1(b)(ii), if the Seller and/or the Company is the updating party, if the non-updating party elects not to waive the matter(s) contained in the Update, and termination of this Agreement is otherwise permitted pursuant to the terms set forth in Article X and (iii) in the event such twenty-day period, beginning upon delivery of an Update, extends past the Termination Date, the Termination Date shall automatically be extended to be the last day of such twenty-day period.

            (b) If prior to the Closing, (i) the Seller and/or the Company shall have actual knowledge that any breach of a representation or warranty of the Buyer and/or the Acquisition Sub has occurred (other than through notice from the Buyer or the Acquisition Sub), the Seller or the Company shall promptly so notify the Buyer and the Acquisition Sub, in reasonable detail and (ii) the Buyer and/or the Acquisition Sub shall have actual knowledge that any breach of a representation or warranty of the Seller or the Company has occurred (other than through notice from the Seller or the Company), the Buyer or the Acquisition Sub shall promptly so notify the Seller and the Company, in reasonable detail. For the avoidance of doubt, (i) no notice delivered pursuant to this Section 6.3(b) shall constitute a waiver of any rights of the notifying party pursuant to Article VII or Article X and (ii) upon receipt of a notice pursuant to this Section 6.3(b), the receiving party may provide an Update pursuant to Section 6.3(a).

      Section 6.4 Notification of Certain Matters.

            (a) The Seller shall give prompt notice to the Buyer of (i) any fact, event or circumstance known to it that individually or taken together with all other facts, events and circumstances known to it, has resulted or is reasonably likely to result in the failure of any condition precedent set forth in Article IX or (ii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated herein; provided however, that except as otherwise provided in Section 6.3(a), (A) the delivery of any notice by the Seller pursuant to this Section 6.4(a) shall not limit or otherwise affect any remedies available to the Buyer or prevent or cure any misrepresentations, breach of warranty or breach of covenant by the Seller or the Company and (B) disclosure by the Seller pursuant to this Section 6.4(a) shall not be deemed to amend or supplement any Disclosure Schedule or constitute an exception to any representation or warranty.

            (b) If at any time prior to the Closing Date, any event relating to the Company or any of its Affiliates, officers or directors should be discovered by the Company which should be set forth in a supplement to the Proxy Statement, the Company shall promptly inform the Buyer and cooperate in the preparation of any required supplement to the Proxy Statement.

            (c) The Buyer shall give prompt notice to the Seller of (i) any fact, event or circumstance known to it that individually or taken together with all other facts, events and circumstances known to it, has resulted or is reasonably likely to result in the failure of any condition precedent set forth in Article IX or (ii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated herein; provided however, that except as otherwise provided in Section 6.3(a), (A) the delivery of any notice by the Buyer pursuant to this Section 6.4(c) shall not limit or otherwise affect any remedies available to the Seller or prevent or cure any misrepresentations, breach of warranty or breach of covenant by the Buyer and (B) disclosure by the Buyer pursuant to this 6.4(c) shall not constitute an exception to any representation or warranty.

      Section 6.5 No Solicitation. If this Agreement is terminated prior to the Closing, each of the Buyer and the Acquisition Sub shall not, and it shall cause its Affiliates not to, for a period of two years thereafter, without the prior written consent of the Seller (which consent shall not be unreasonably withheld, delayed or conditioned), directly or indirectly solicit (other than a solicitation by general advertisement) the employment or engagement of services of, any person who is or was employed as an employee, contractor or consultant by the Company or the Seller during such period on a full- or part-time basis. The parties hereto agree that if this Agreement is terminated prior to the Closing, this Section 6.5 shall replace and supersede the no solicitation provisions set forth in the confidentiality agreement, dated as of May 3, 2006, between the Buyer and the Seller (the "Confidentiality Agreement"), and that subject to Section 6.6 below, all other terms contained in the Confidentiality Agreement shall continue in full force and effect. Each of the Buyer and the Acquisition Sub agrees that any remedy at law for any breach by the Buyer or the Acquisition Sub of this Section 6.5 would be inadequate, and that the Seller and the Company would be entitled to injunctive relief in such a case. If it is ever held that this restriction on the Buyer and the Acquisition Sub is too onerous and is not necessary for the protection of the Company and the Seller, the Buyer and the Acquisition Sub agree that any court of competent jurisdiction may impose such lesser restrictions which such court may consider to be necessary or appropriate properly to protect the Company and the Seller.

      Section 6.6 Confidentiality.

            (a) Subject to applicable Law and the Buyer's obligations with respect to the Proxy Statement, each of the parties shall hold, and shall cause its Representatives to hold, in confidence all documents and information furnished to it by or on behalf of the other parties in connection with the transactions contemplated hereby pursuant to the terms of the Confidentiality Agreement, which shall continue in full force and effect until the Closing Date, at which time such Confidentiality Agreement and the obligations of the parties under this Section 6.6(a) shall terminate; provided, however, that after the Closing Date, the Confidentiality Agreement shall not terminate in respect of that portion of the Evaluation Material (as defined in the Confidentiality Agreement) exclusively relating to the Seller. If for any reason this Agreement is terminated prior to the Closing Date, the Confidentiality Agreement shall nonetheless continue in full force and effect in accordance with its terms.

            (b) From and after the Closing, the Seller will, and will cause its Affiliates to, hold, and will use its reasonable best efforts to cause its Representatives to hold, in confidence any and all information, whether written or oral, concerning the Company, except as contemplated by any Ancillary Agreement or necessary to file Returns and other reports to Governmental Authorities, including, without limitation, the SEC, and except to the extent that the Seller can show that such information (i) is in the public domain through no fault of the Seller or any of its Affiliates or (ii) is lawfully acquired by the Seller or any of its Affiliates after the Closing from sources which are not known by the Seller to be prohibited from disclosing such information by any legal, contractual or fiduciary obligation. If the Seller or any of its Affiliates or Representatives is compelled to disclose any such information by judicial or administrative process or by other requirements of Law, the Seller shall promptly notify the Buyer in writing, to the extent permitted by applicable Law, and shall disclose only that portion of such information which the Seller is advised by its counsel is legally required to be disclosed, provided that, if requested by the Buyer, the Seller shall, at the Buyer's expense, exercise its commercially reasonable efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

         Section 6.7 Consents and Filings; Further Assurances.

            (a) Each of the parties shall use all commercially reasonable efforts to take, or cause to be taken, all appropriate action to do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement, the Ancillary Agreements and the Promissory Note Documents as promptly as practicable, including to (i) finalize and agree upon the definitive Promissory Note Documents, (ii) obtain from Governmental Authorities and other Persons all consents, approvals, authorizations, qualifications and orders as are necessary for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements and (iii) promptly make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required under the HSR Act or any other applicable Law. Each party shall cooperate with and promptly furnish information to the other party necessary in connection with any requirements imposed upon such other party in connection with the consummation of the transactions contemplated herein. Each of the Seller and the Buyer shall furnish to each other's counsel such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission that may be necessary under the HSR Act and any other antitrust, competition, or trade regulation Laws.

            (b) Each of the parties shall promptly notify the other parties of any communication it or any of its Affiliates receives from any Governmental Authority relating to the matters that are the subject of this Agreement and permit the other parties to review in advance any proposed communication by such party to any Governmental Authority. No party to this Agreement shall agree to participate in any meeting with any Governmental Authority in respect of any filings, investigation or other inquiry unless it consults with the other parties in advance and, to the extent permitted by such Governmental Authority, gives the other parties the opportunity to attend and participate at such meeting. Subject to the Confidentiality Agreement, the parties will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other parties may reasonably request in connection with the foregoing and in seeking early termination of any applicable waiting periods including under the HSR Act. Subject to the Confidentiality Agreement, the parties will provide each other with copies of all correspondence, filings or communications between them or any of their Representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement and the transactions contemplated hereby.

            (c) The Buyer acknowledges that, in order for it to operate the Business as it had been operated prior to the Closing, the Buyer may be required to apply for and obtain a new Medicare supplier number from the relevant Governmental Authority for the Company subsequent to the Closing. The Seller and the Company shall use commercially reasonable efforts to assist the Buyer in obtaining such Medicare supplier number.

            (d) Without limiting the generality of the Company's and the Seller's undertaking pursuant to Section 6.2(a), the Company and the Seller shall, and shall request each of their respective Representatives to, provide all cooperation reasonably requested by the Buyer or the Acquisition Sub in connection with the Buyer's or the Acquisition Sub's efforts to obtain financing alternative to, or to replace, the Financing, including (i) requesting the Seller's independent accountants to provide reasonable assistance to the Buyer or the Acquisition Sub at the Buyer's expense, (ii) requesting the Seller's attorneys to provide reasonable assistance to the Buyer or the Acquisition Sub at the Buyer's expense, (iii) using commercially reasonable efforts to obtain landlord waivers, mortgagee waivers, bailee acknowledgements and other similar third-party documents required by the financiers providing such financing and
(iv) executing and delivering any pledge and security documents, other definitive financing documents, or other requested certificates or documents.

      Section 6.8 Public Announcements. On and after the date hereof and through the Closing Date, the parties shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Financing or the transactions contemplated hereby or thereby, and none of the parties shall issue any press release or make any public statement prior to obtaining the other parties' written approval, which approval shall not be unreasonably withheld, delayed or conditioned, except that no such approval shall be necessary to the extent disclosure may be required by applicable Law or any listing agreement of any party hereto.

      Section 6.9 Release of Guarantees. The parties hereto agree to cooperate and use all commercially reasonable efforts to obtain the release of the Seller or its Affiliates that are a party to each of the guarantees, performance bonds, bid bonds and other similar agreements listed in Schedule 6.9 of the Disclosure Schedules (the "Guarantees"). In the event any of the Guarantees are not released prior to or at the Closing, the Buyer will provide the Seller at the Closing with a guarantee that indemnifies and holds the Seller and its Affiliates that are a party to each such Guarantee harmless for any and all payments required to be made under, and costs and expenses incurred in connection with, such Guarantee by the Seller or its Affiliates that are a party to such Guarantee until such Guarantee is released.

      Section 6.10 Directors' and Officers' Indemnification .

            (a) From and after the Closing Date, the Buyer shall, and shall cause the Company to, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing Date, an officer or director of the Company (the "D&O Indemnified Parties") against any and all losses, damages, liabilities, deficiencies, claims, interest, awards, judgments, penalties, fines, costs and expenses (including actual attorneys' fees, costs and other out-of-pocket expenses incurred in investigating, preparing or defending the foregoing) arising out of or relating to any threatened or actual Action, based in whole or in part upon or arising out of or relating in whole or in part to the fact that such person is or was a director or officer of the Company, whether pertaining to any matter existing or occurring at or prior to the Closing Date and whether asserted or claimed prior to, or at or after the Closing Date (the "D&O Indemnified Liabilities"), including all D&O Indemnified Liabilities based in whole or in part upon, or arising in whole or in part out of, or relating to this Agreement or the transactions contemplated hereby, in each case to the full extent the Company is permitted under applicable Law and its articles of incorporation and bylaws as in effect as of the date hereof to indemnify its own directors or officers (and the Buyer shall, and shall cause the Company to, pay expenses in advance of the final disposition of any such Action to each D&O Indemnified Party to the extent permitted under applicable Law and the Company's articles of incorporation and bylaws as in effect on the date hereof, provided that any person to whom expenses are advanced provides an undertaking in writing to repay such advances if it is determined by a court of competent jurisdiction that such person is not entitled to indemnification). Without limiting the foregoing, in the event any such Action, is brought against any D&O Indemnified Party (whether arising before or after the Closing Date), (i) the D&O Indemnified Party may retain counsel satisfactory to it and reasonably satisfactory to the Buyer, and the Buyer shall, and shall cause the Company to, pay all fees and expenses of such counsel for the D&O Indemnified Party promptly as statements therefor are received to the extent permitted under applicable Law and the Company's articles of incorporation and bylaws as in effect on the date hereof, provided that any person to whom expenses are advanced provides an undertaking in writing to repay such advances if it is determined by a court of competent jurisdiction that such person is not entitled to indemnification and (ii) the Buyer, the Company and each D&O Indemnified Party will use all reasonable efforts to assist in the defense of any such matter; provided, that neither the Company nor the Buyer shall be liable for any settlement effected without its prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Any D&O Indemnified Party wishing to claim indemnification under this Section 6.10 shall promptly notify the Buyer upon learning of any such claim, action, suit, proceeding or investigation (but the failure so to notify shall not relieve a party from any liability which it may have under this Section 6.10 except to the extent such failure prejudices such party). The parties hereto agree that all rights to indemnification hereunder, including provisions relating to advances of expenses incurred in defense of any such Action existing in favor of the D&O Indemnified Parties with respect to matters occurring through the Closing Date shall continue in full force and effect until the sixth anniversary of the Closing Date; provided that if any Action (whether arising before, at or after the Closing) is made against any D&O Indemnified Party on or prior to the sixth anniversary of the Closing and such D&O Indemnified Party provides notice to the Buyer in accordance with this
Section 6.10, the provisions of this Section 6.10 shall continue in effect until the final disposition of such claim, action, proceeding or investigation.

            (b) Each of the Buyer and the Acquisition Sub covenants, for itself and its successors and assigns, that it and they shall not institute any action or proceeding in any court or before any administrative agency or before any other tribunal against any of the current directors of the Company, in their capacity as such, with respect to any liabilities, Actions or causes of action, judgments, claims or demands of any nature or description (consequential, compensatory, punitive or otherwise), in each such case to the extent resulting from their approval of this Agreement or any Ancillary Agreement or the transactions contemplated hereby or thereby.

            (c) The Company shall not take any action directly or indirectly to disaffirm or adversely affect the provisions of the articles of organization and bylaws and any other written agreements of the Company that provide indemnification of and expense reimbursement to any D&O Indemnified Party.

      Section 6.11 Employee Matters.

            (a) The Buyer shall provide, or cause to be provided, to the individuals who are actively employed by the Company on the Closing Date (the "Affected Employees"), for a period of twelve (12) months following the Closing Date, compensation and employee benefits, which, in the aggregate, are not less favorable than those currently provided by the Company to the Affected Employees, determined without regard to equity incentive compensation and retention bonuses provided to the Affected Employee prior to the Closing. From and after the Closing Date, the Buyer shall cause the Company to honor the Company Employee Plans in accordance with their terms. Nothing contained in this
Section 6.11 shall be construed as requiring the Buyer or the Company to continue any specific employee benefit plans or to continue the employment of any specific person, or prevent the Buyer or the Company from modifying or terminating any Company Employee Plan, or otherwise modifying the terms and conditions of an Affected Employee's employment.

            (b) To the extent that the Affected Employees become eligible to participate in any employee benefit plan, program or arrangement maintained by the Buyer or any of its Affiliates, the Buyer shall cause the Affected Employees to receive credit for all periods of employment and/or service with the Company (including service with predecessor employers, where such credit was provided by the Company) prior to the Closing Date for all purposes

(except for benefit accrual under a defined benefit pension plan), to the extent such credit does not result in a duplication of benefits. The Buyer shall and shall cause the Company to honor all unused vacation, holiday, sickness and personal days accrued by the employees of the Company under the policies and practices of the Company.

            (c) The Buyer shall cause all welfare benefit plans (including medical, dental, life insurance, and short- and long-term disability benefit plans) in which Affected Employees participate following the Closing to (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employees and their covered dependents under such plan (except to the extent that such conditions, exclusions or waiting periods would apply under the Company's plans as in existence prior to the Closing) and (ii) provide each Affected Employee and his or her covered dependents with credit for any copayments and deductibles paid prior to the Closing in satisfying any applicable deductible or out-of-pocket requirements under such plans.

            (d) The Seller shall assume, and the Buyer and the Acquisition Sub shall have no responsibility for, any and all liabilities of the Company to pay bonuses under any Company Employee Plan that become payable by reason of the consummation of the transactions contemplated by this Agreement, provided, however, the Seller's obligations under this Section 6.11(d) shall be deemed fully satisfied to the extent (i) all such liabilities to pay such bonuses are accrued as Current Liabilities in the calculation of Closing Working Capital, and (ii) the Company has sufficient cash on hand at the Closing Date to fully satisfy such liabilities.

            (e) The Seller shall provide only the Affected Employees listed on
Schedule 6.11(e) of the Disclosure Schedules with full vesting of any award or benefit under any Seller Employee Plan where such vesting was otherwise conditioned upon the future performance of services with the Seller, including under any Seller Employee Plan that is intended to be tax-qualified under section 401(a) of the Code and under any related non-qualified plan and any Seller Employee Plan that provides for stock-based compensation.

            (f) The Seller shall retain, and the Buyer shall have no responsibility for, any and all liabilities that have arisen or may arise with respect to any Seller Employee Plan. Without limiting the scope of the foregoing, the Seller shall assume and be responsible for (i) claims for workers compensation or for the type of benefits described in Section 3(1) of ERISA (whether or not covered by ERISA) that are incurred on or prior to the Closing Date by any employee or former employee of the Company (or their beneficiaries and dependents) and arising under any Seller Employee Plan and (ii) claims relating to "COBRA" coverage attributable to "qualifying events" occurring on or prior to the Closing Date with respect to any employee or former employee of the Company (or their beneficiaries and dependents). For purposes of the foregoing, a medical/dental claim shall be considered incurred when the medical services are rendered or medical supplies are provided, and not when the condition arose; provided that claims relating to a hospital confinement that commences on or prior to the Closing Date but continues thereafter shall be treated as incurred on or prior to the Closing Date. A disability or workers compensation claim shall be considered incurred on or prior to the Closing Date if the injury or condition giving rise to the claim occurs on or prior to the Closing Date.

            (g) Prior to the Closing, the Seller shall advise the Buyer and the Acquisition Sub of any and all Contracts of the Company that would reasonably be expected to trigger the payment of any "excess parachute payment" within the meaning of Section 280G of the Code.

      Section 6.12 Non-Competition.

            (a) During the period commencing immediately after the Closing and ending on the third anniversary of the Closing Date (the "Noncompetition Period") (unless only a shorter maximum period is permitted by applicable Law, in which case, during such shorter period), the Seller shall not, and shall cause its Affiliates (the Seller together with its Affiliates, the "Restricted Entities") not to, engage, directly or indirectly, in any capacity, have any direct or indirect ownership interest in, manage, operate, finance or control any business anywhere in the United States which is engaged, either directly or indirectly, in the Restricted Business.

            (b) Notwithstanding any provision to the contrary in this Section 6.12, any Restricted Entity may:

                  (i) purchase or otherwise acquire by merger, purchase of assets, stock or controlling interest or otherwise, or engage in any similar merger and acquisition activity with, any Person or business that engages in the Restricted Business and thereafter continue such Person's business, so long as at the time of such acquisition, the revenues derived from that portion of the acquired Person that engages in the Restricted Business constitute less than 15% of the annual gross revenues of the acquired Person;

                  (ii) acquire, own or manage for the account of third parties through a mutual fund, employee benefit plan, trust account or similar investment pool or vehicle, any class of security of any Person regardless of whether such Person engages in the Restricted Business (so long as such investment is solely passive in nature and made only for investment purposes);

                  (iii) hold or make any equity investment in any Person in which (x) no Restricted Entity has a right to designate a majority, or such higher amount constituting a controlling number, of the members of the board of directors (or similar governing body) of such Person, and (y) such Restricted Entity holds not more than 10% of the outstanding voting securities or similar equity interest in such Person; provided, that no Restricted Entity controls the management of such Person; or

                  (iv) for the avoidance of doubt, engage in manufacturing of any kind and any selling, marketing, distributing, supplying, renting, third party billing or any other business activity in the fields of pain management, wound site management or post-operative surgical treatments.

            (c) In the event any Affiliate of the Seller ceases to be an Affiliate of the Seller (or any of its successors and assigns), the provisions of this Section 6.12 shall no longer apply to such Person.

            (d) If the Seller is purchased or otherwise acquired by merger, purchase of assets, stock or controlling interest or otherwise, by any Person that is not an Affiliate of the Seller immediately prior to the execution of the definitive agreement relating to such purchase or other acquisition, then (i) such Person and its Affiliates shall not be deemed Restricted Entities for the purposes of this Section 6.12 and (ii) the restrictions set forth in Section 6.12(e) and (f) shall not apply to such Person and its Affiliates.

            (e) The Seller covenants that, during the Noncompetition Period, the Seller shall not, and it shall cause its current Affiliates not to, directly or indirectly, solicit or entice any clients or customers of the Company to engage in any business relationship which could reasonably be expected to materially harm the Restricted Business.

            (f) The Seller covenants that, during the period commencing from the Closing Date and ending on the second anniversary of the Closing Date, without the prior written consent of the Buyer (which consent shall not be unreasonably withheld, delayed or conditioned), the Seller shall not, and it shall cause its Affiliates not to, directly or indirectly solicit (other than a solicitation by general advertisement) the employment or engagement of services of, any person who is or was employed as an employee, contractor or consultant by the Company during such period on a full- or part-time basis.

            (g) If a court of competent jurisdiction determines that the character, duration or geographical scope of the provisions of this Section 6.12 is unreasonable, it is the intention and the agreement of the parties that such court shall be empowered to reform such provisions, in such jurisdiction to the extent that comes closest to the intentions of the parties with respect to such unreasonable term or provision. The covenants contained in this Section 6.12 are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

            (h) The Seller acknowledges that the covenants of the Seller set forth in this Section 6.12 are an essential element of this Agreement and that any breach by the Seller of any provision of this Section 6.12 will result in irreparable injury to the Buyer. The Seller acknowledges that in the event of such a breach, in addition to all other remedies available at law, the Buyer shall be entitled to equitable relief, including injunctive relief, and an equitable accounting of all earnings, profits or other benefits arising therefrom, as well as such other damages as may be appropriate.

      Section 6.13 Intercompany Liabilities; Release of Encumbrances. Immediately prior to the Closing, all liabilities owed by or to the Company to or from the Seller or any of its Affiliates shall be canceled without payment, in full and complete satisfaction of such liabilities. Prior to the Closing Date, the Seller shall have caused to be released all Encumbrances (other than Permitted Encumbrances) in and upon any of the properties and assets of the Company or the Shares.

      Section 6.14 Insurance.

            (a) To the extent that the Seller shall be entitled under the terms and conditions of "occurrence" based policies in effect on or prior to the Closing Date to coverage for losses suffered by the Company after the Closing arising out of any occurrences covered by such policies occurring prior to the Closing, the Seller shall, and shall cause its Subsidiaries to, use such efforts and take such actions to recover such losses on behalf of the Company pursuant to such policies as it would use or take in conducting its own business in the ordinary course if such losses were suffered by the Seller or any of its Subsidiaries, and shall deliver the proceeds thereby recovered to the Company. In the event of any dispute regarding the date of any loss or occurrence, the terms of the applicable policy shall govern.

            (b) Following the Closing, the Buyer shall provide, and shall cause the Company to provide, the Seller with all records and other information necessary for the reporting, investigation, negotiation and, if applicable, prosecution of any claim made by the Seller pursuant to this Section 6.14.

      Section 6.15 Exclusivity. Except with respect to this Agreement and the transactions contemplated hereby, the Seller agrees that it will not, and it will cause the Company and their respective directors, officers, employees, Affiliates and other agents and Representatives (including any investment banking, legal or accounting firm retained by it or any of them and any individual member or employee of the foregoing) (each, an "Agent") not to: (a) initiate, solicit or seek, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including any proposal or offer to its stockholders or any of them) with respect to a merger, acquisition, consolidation, recapitalization, liquidation, dissolution, equity investment or similar transaction involving, or any purchase of all or any substantial portion of the assets or any equity securities of, the Company (any such proposal or offer being hereinafter referred to as a "Proposal"); (b) engage in any negotiations concerning, or provide any confidential information or data to, or have any substantive discussions with, any person relating to a Proposal; (c) otherwise cooperate in any effort or attempt to make, implement or accept a Proposal; or (d) enter into Contract with any Person relating to a Proposal. The Seller shall notify the Buyer or the Acquisition Sub immediately if any inquiries, proposals or offers related to a Proposal are received by, any confidential information or data is requested from, or any negotiations or discussions related to a Proposal are sought to be initiated or continued with, the Seller, the Company or any of their respective directors, officers, employees and Affiliates or, to its knowledge, any other Agent. Notwithstanding anything in this Section 6.15 to the contrary, the Seller shall not be restricted in any way from participating in any discussions or negotiations, or entering into any agreements, in connection with any transaction which pertains or relates to the acquisition, merger, recapitalization or any other business combination involving the Seller or any Affiliate of the Seller (other than the Company).

      Section 6.16 No Claim Against Trust Fund. Each of the Seller and the Company hereby acknowledges that it understands that the Buyer has established a trust account at JPMorgan Chase Bank, N.A. (the "Trust Account"), initially in an amount of approximately $96,200,000 (including deferred underwriting discount and commission of $5,468,000), for the benefit of the Buyer's public stockholders and that the Buyer may disburse monies from the Trust Account only
(a) to the Buyer's public stockholders (i) in the event they elect to exercise their Conversion Rights, or (ii) in the event of the liquidation of the Buyer,
(b) to the Buyer concurrently with the consummation of a business combination, as described in the Prospectus (a "Business Combination"), or (c) solely with respect to underwriter's deferred discounts and commissions placed in the Trust Account, to FTN Midwest Securities Corp. after consummation of a Business Combination. Each of the Seller and the Company hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (the "Claims") and waives any Claim it may have in the future as a result of, or arising out of, any negotiations, Contracts with the Buyer and will not seek recourse against the Trust Account for any reason whatsoever.

      Section 6.17 Provision of Sufficient Cash. Each of the Buyer and the Acquisition Sub acknowledges that immediately prior to the Closing, the Seller may cause the Company's cash balance to be reduced to an amount equal to or close to zero. Each of the Buyer and the Acquisition Sub hereby agrees that, immediately after the Closing, it shall, or shall cause its Affiliates with the necessary financial wherewithal to, provide cash to the Company in an amount sufficient to allow the Company to (i) have capital sufficient to carry on the Business substantially as engaged prior to the Closing, (ii) pay all of its creditors existing as of the Closing Date in the ordinary course of its business and (iii) continue as a going concern.

      Section 6.18 Preparation of Proxy Statement; Stockholders Meeting. The Seller will cause the Company to deliver to the Buyer the Company Proxy Information as promptly as reasonably practicable after the execution of this Agreement for inclusion in the Proxy Statement. The Buyer shall prepare and promptly file with the U.S. Securities and Exchange Commission (the "SEC"), but in no event later than (i) October 13, 2006 or (ii) five (5) Business Days after delivery of the Company Proxy Information by the Seller, whichever is later (the "Filing Deadline"), the Proxy Statement in preliminary form or such other form, statement or report as may be required under the federal securities laws. Following its clearance by the SEC, the Buyer shall distribute the Proxy Statement to the Buyer's stockholders and, pursuant thereto duly call, give notice of, convene and hold the Buyer's Stockholder Meeting as promptly as reasonably practicable in accordance with applicable Law for the purpose of seeking the Stockholder Approval. The Buyer, through its Board of Directors, shall recommend to its stockholders that they adopt and approve this Agreement and the transactions contemplated herein and, subject to applicable Law and its fiduciary duties, shall not withdraw or modify its recommendation. The Company and the Seller shall cooperate with the Buyer in the filing, preparation and distribution of the Proxy Statement. All fees and expenses incurred by the Buyer, the Seller or the Company (other than the audit fees described in Section 6.23) in connection with the preparation of the Proxy Statement and obtaining the Stockholder Approval shall be borne by the Buyer, including, without limitation, all related fees and expenses of counsel to the Seller and the Company and all other fees and expenses incurred by the Seller and the Company in performing their obligations under this Section 6.18. The Buyer shall pay such fees and expenses described in the immediately preceding sentence within twenty (20) calendar days following receipt by the Buyer of a reasonably detailed invoice relating thereto.

            Section 6.19 Property of the Company. To the extent any property or assets of the Company (other than the books or records which are the subject of Section 6.2(b)) are in the possession of the Seller or its Affiliates or their respective Representatives as of the date hereof and are used in the Business, the Seller shall cause such property or assets to be delivered to the Company prior to the Closing.

            Section 6.20 Company 8-K Information. At or prior to the Closing, the Seller will cause the Company to provide to the Buyer the Company 8-K Information, at the Buyer's expense.

            Section 6.21 Assignment of Non-Disclosure Agreements. At the Closing, the Seller shall exercise commercially reasonable efforts to assign to the Company all of the Seller's rights and obligations under any non-disclosure or confidentiality agreements that the Seller has entered into with potential purchasers of the Company, to the extent permitted by the terms of such agreements and to the extent such non-disclosure agreements relate to the Company and confidential information of the Company. To the extent assignment is not permitted by the terms of such non-disclosure or confidentiality agreements, the Seller will, at the Buyer's or the Acquisition Sub's request and expense, use its reasonable commercial efforts to enforce or cause to be enforced each such agreement. The Seller shall deliver copies of the assigned agreements to the Buyer at the Closing.

            Section 6.22 Use of Name. Upon the Closing, the Seller shall, and shall cause all of its Affiliates to, immediately cease use of the trade name and trademark "InfuSystem" (the "Company Mark"), or any confusingly similar variation thereof. The Seller will not at any time, or induce or assist others to, attempt to register the Company Mark, or any confusingly similar variation thereof, with the U.S. Patent and Trademark Office, or any other relevant Governmental Authority in the United States or any foreign jurisdiction, as a trade name, corporate name, or internet domain name, or challenge or contest the validity of Company's ownership of the Company Mark.

            Section 6.23 Audit Fees and Costs. Fifty percent (50%) of all fees and costs paid to auditors by the Seller and/or the Company relating to the audit of the Company's financial statements as of and for the years ended December 31, 2003 and December 31, 2004 shall be borne by the Buyer. All fees and costs incurred in connection with the audit of Company's financial statements as of and for the year ended December 31, 2005 shall be borne by the Seller.

      Section 6.24 Personal Guaranty. The Buyer shall cause the Guarantors to
(i) execute and deliver the Personal Guaranty to the Seller as of the date of this Agreement and (ii) arrange for and deliver to the Seller, within fifteen
(15) calendar days from the date hereof, letters of credit in an aggregate amount equal to three million dollars (US $3,000,000.00), in form and substance reasonably satisfactory to the Seller, which letters of credit shall provide for, among other matters, drawing upon delivery of a certificate from an authorized officer of the Seller certifying that the Termination Fee has not been paid when due and payable.

                                   ARTICLE VII
                                 INDEMNIFICATION

      Section 7.1 Survival of Representations, Warranties and Covenants. The representations and warranties of the Seller, the Company, the Buyer and the Acquisition Sub contained in this Agreement shall survive the Closing and expire at 5:00 p.m., Pacific Daylight Time, on March 31, 2008. Notwithstanding the foregoing, (i) the representations and warranties of the Seller and the Company, as applicable, contained in Section 3.2 (Authority), Section 3.4 (Shares),
Section 4.1 (Organization and Qualification), Section 4.2 (Authority), Section
4.4 (Capitalization) and Section 4.5 (Equity Interests) shall survive the Closing indefinitely (collectively, the "Fundamental Company Representations") and (ii) the representations and warranties of the Buyer and the Acquisition Sub, as applicable, contained in Section 5.1 (Organization), Section 5.2 (Authority) and Section 5.7 (Investment Intent) (collectively, the "Fundamental Buyer Representations" and, together with the Fundamental Company Representations, the "Fundamental Representations"), shall survive the Closing indefinitely. The covenants and agreements of the parties contained in this Agreement shall survive the Closing and remain in full force and effect until thirty (30) calendar days following the date by which such covenant or agreement is required to be performed. Notwithstanding anything in this Article VII to the contrary, the survival of the Tax-related covenants and agreements of the parties and the representations and warranties of the Seller and the Company contained in Section 4.15 of this Agreement shall be governed by Article VIII.

      Section 7.2 Indemnification by the Seller. The Seller shall save, defend, indemnify and hold harmless the Buyer and its Affiliates (including the Company), and their respective officers, directors, employees, agents, successors and assigns (collectively, the "Buyer Indemnified Parties") from and against any and all losses, damages, liabilities, deficiencies, claims, interest, awards, obligations, debts, fines, fees, judgments, penalties, costs and expenses (including reasonable attorneys' fees, costs and other out-of-pocket expenses incurred in investigating, preparing or defending the foregoing) (hereinafter collectively, "Losses") arising out of, in connection with or resulting from:

            (a) any breach of any representation or warranty made by the Seller or the Company contained in this Agreement;

            (b) any breach of or failure to perform, carry out, satisfy or discharge any covenant or agreement of the Seller or the Company contained in this Agreement; and

            (c) any fees, expenses or other payments incurred or owed by the Seller or the Company to any agent, broker, investment banker or other firm or person retained or employed by it in connection with the transaction contemplated by this Agreement.

      Section 7.3 Indemnification by the Buyer. The Buyer shall save, defend, indemnify and hold harmless the Seller and its Affiliates, and their respective officers, directors, employees, agents, successors and assigns (collectively, the "Seller Indemnified Parties") from and against any and all Losses arising out of, in connection with or resulting from:

            (a) any breach of any representation or warranty made by the Buyer or the Acquisition Sub contained in this Agreement;

            (b) any breach of or failure to perform, carry out, satisfy or discharge any covenant or agreement of the Buyer or the Acquisition Sub contained in this Agreement;

            (c) any claim or cause of action by any Person arising before or after the Closing against any Seller Indemnified Party with respect to the operations of the Company, except for claims or causes of action with respect to which the Seller is obligated to indemnify the Buyer Indemnified Parties pursuant to Section 7.2;

            (d) any fees, expenses or other payments incurred or owed by the Buyer or the Acquisition Sub to any agent, broker, investment banker or any other firm or person retained or employed it in connection with the transactions contemplated by this Agreement; and

            (e) any matter relating to the Proxy Statement and the Stockholder Approval except to the extent such Losses arose directly out of, were incurred directly in connection with or directly resulted from any Company Proxy Information in the written form provided by the Seller or the Company.

      Section 7.4 Procedures.

            (a) In order for a Buyer Indemnified Party or Seller Indemnified Party (the "Indemnified Party") to be entitled to any indemnification provided for under this Agreement as a result of a Loss or a claim or demand made by any Person against the Indemnified Party (a "Third Party Claim"), such Indemnified Party shall deliver notice thereof to the party against whom indemnity is sought (the "Indemnifying Party") promptly after receipt by such Indemnified Party of written notice of the Third Party Claim, describing in reasonable detail the facts giving rise to any claim for indemnification hereunder, the amount or method of computation of the amount of such claim (if known) and copies of any relevant documentation evidencing such claim. The failure to provide such notice, however, shall not release the Indemnifying Party from any of its obligations under this Article VII except and solely to the extent that the Indemnifying Party is prejudiced by such failure.

            (b) The Indemnifying Party shall have the right, upon written notice to the Indemnified Party within thirty (30) calendar days of receipt of notice from the Indemnified Party of the commencement of such Third Party Claim, to assume the defense thereof at the expense of the Indemnifying Party with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party. If the Indemnifying Party assumes the defense of such Third Party Claim, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party. Regardless of whether the Indemnifying Party assumes the defense of any Third Party Claim, each party shall cooperate with the other party in such defense and make available all witnesses, pertinent records, materials and information in its possession or under the its control relating thereto as is reasonably required or requested by the other party. Notwithstanding the foregoing, the Indemnified Party shall not be required to relinquish control of such defense to the Indemnifying Party and the Indemnified Party may subsequently reassert control over such defense in the event that the Indemnifying Party does not reasonably conduct the defense of the action, suit, proceeding or claim in good faith and in a commercially reasonable manner. The party controlling such defense shall keep the other party hereto advised of the status of such Third Party Claim and the defense thereof and shall consider recommendations made by the other party hereto with respect thereto. Whether or not the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, or offer to settle, compromise or discharge, such Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, delayed or conditioned. The Indemnifying Party shall not agree to any settlement of such Third Party Claim that imposes any liability or obligation on the Indemnified Party or that does not include a full, complete and unconditional release of the Indemnified Party from all liability with respect thereto, in each case without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed).

            (c) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim being asserted against or sought to be collected from such Indemnified Party, the Indemnified Party shall deliver notice of such claim promptly to the Indemnifying Party upon becoming aware of such claim, describing in reasonable detail the facts giving rise to any claim for indemnification hereunder, the amount or method of computation of the amount of such claim (if known) and copies of any relevant documentation evidencing such claim. The failure to provide such notice, however, shall not release the Indemnifying Party from any of its obligations under this Article VII except to the extent and solely that the Indemnifying Party is prejudiced by such failure. The Indemnifying Party will have thirty (30) calendar days from receipt of such notice to dispute the claim. If the Indemnifying Party does not give notice to the Indemnified Party that it disputes such claim within thirty (30) calendar days after its receipt of such notice, the claim specified in the notice will be conclusively deemed a Loss subject to indemnification hereunder. The Indemnified Party shall reasonably cooperate and assist the Indemnifying Party in determining the validity of any claim for indemnity by the Indemnified Party and in otherwise resolving such matters. Such assistance and cooperation shall include providing reasonable access to and copies of information, records and documents relating to such matters, furnishing employees to assist in the investigation, defense and resolution of such matters and providing legal and business assistance with respect to such matters.

      Section 7.5 Limits on Indemnification .

            (a) No claim may be asserted against either party for breach of any representation, warranty or covenant contained herein, unless written notice of such claim is received by such party pursuant to the terms hereof on or prior to the date on which the representation, warranty or covenant upon which such claim is based ceases to survive as set forth in Section 7.1, in which case such representation, warranty or covenant shall survive as to such claim until such claim has been finally resolved.

            (b) Notwithstanding anything to the contrary contained in this
Agreement:

                  (i) the maximum aggregate amount of indemnifiable Losses that may be recovered from the Seller by Buyer Indemnified Parties, or from the Buyer by Seller Indemnified Parties, pursuant to Section 7.2 or Section 7.3, respectively, shall be in each case an amount equal to fifteen percent (15%) of the Purchase Price, provided, that the provisions of this Section 7.5(b)(i) shall not limit the maximum aggregate amount of indemnifiable Losses recoverable with respect to any breach of or failure to perform, carry out, satisfy or discharge any covenant or agreement by the Seller, the Company and/or the Buyer, as applicable, contained in Sections 6.1, 6.5, 6.6, 6.9, 6.10, 6.11, 6.12, 6.13,
6.15, 6.17, 6.19, 6.20 and 6.22;

                  (ii) the Seller shall not be liable to any Buyer Indemnified Party, and the Buyer shall not be liable to any Seller Indemnified Party, for any claim for indemnification pursuant to Section 7.2 or Section 7.3, respectively, unless and until the aggregate amount of indemnifiable Losses that may be recovered from the Seller or the Buyer, respectively, in each case equals or exceeds $1,500,000, and the Seller, on the one hand, and the Buyer, on the other hand, shall be liable only for the Losses in excess of such amount, provided, that the provisions of this Section 7.5(b)(ii) shall not limit the maximum aggregate amount of indemnifiable Losses recoverable with respect to any breach of or failure to perform, carry out, satisfy or discharge any covenant or agreement by the Seller, the Company and/or the Buyer, as applicable, contained in Sections 6.1, 6.5, 6.6, 6.9, 6.10, 6.11, 6.12, 6.13, 6.15, 6.17, 6.19, 6.20
and 6.22;

                  (iii) the Seller shall not be obligated to indemnify any Buyer Indemnified Party with respect to any Loss pursuant to Section 7.2 to the extent that a specific accrual or reserve for the amount of such Loss was reflected as a Current Liability on the Closing Statement;

                  (iv) the right to indemnification or any other remedy in favor of the Buyer Indemnified Parties based on representations, warranties, covenants and agreements in this Agreement or any Ancillary Agreement shall not be affected by any investigation conducted at any time, or any knowledge acquired (or capable of being acquired) prior to the execution and delivery of this Agreement; and

                  (v) except with respect to Third Party Claims, no party hereto shall have any liability under any provision of this Agreement for any punitive, incidental, consequential, special or indirect damages, including business interruption, loss of future revenue, profits or income, or loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement.

            (c) For all purposes of this Article VII, "Losses" shall be net of
(i) any insurance or other recoveries actually paid to the Indemnified Party or its Affiliates in connection with the facts giving rise to the right of indemnification and (ii) any Tax benefit arising in connection with the accrual, incurrence or payment of any such Losses, but only to the extent such Tax benefit is actually realized by such Indemnified Party or its Affiliates in the taxable period of such accrual, incurrence or payment of such Loss, as applicable, determined by assuming that such Tax benefit is usable in such period only on a last-used basis, considering all other available Tax benefits.

            (d) The Buyer shall use commercially reasonable efforts to seek recovery under all insurance policies covering any Loss to the same extent as it or they would if such Loss were not subject to indemnification hereunder. If requested by the Seller, the Buyer shall assign, or cause to be assigned, to the Seller all of the Buyer's or its Affiliate's rights to and interest in such insurance policies and all potential proceeds therefrom, and the Seller shall have the right to take any action to seek full recovery thereunder to the extent such recovery efforts do not cause a material adverse effect on the Company's ability to obtain additional or other insurance coverage.

            (e) The limitations contained in Sections 7.5(b)(i), (ii) and (iii) shall not apply to indemnifiable Losses in respect of to breaches of any Fundamental Representation, fraud or intentional misrepresentations of fact.

      Section 7.6 Tax Matters. Anything in this Article VII to the contrary notwithstanding, the rights and obligations of the parties with respect to indemnification for any and all Tax matters shall be governed by Article VIII.

      Section 7.7 Assignment of Claims. If any Buyer Indemnified Party receives or is entitled to receive any payment from the Seller in respect of any Losses pursuant to Section 7.2 and the Buyer Indemnified Party could, actually or potentially, have recovered all or a part of such Losses from a third party (a "Potential Contributor") based on the underlying claim asserted against the Seller, the Buyer Indemnified Party shall assign, on a non-recourse basis and without any representation or warranty, such of its rights to proceed against the Potential Contributor as are necessary or appropriate to permit the Seller to recover from the Potential Contributor the amount of such payment. If any such assignment would afford the Potential Contributor any defense to the payment of the same, such assignment shall not take place and the Buyer Indemnified Party will, at the Seller's direction and expense, take all reasonable actions to seek to recover such claim from such Potential Contributor. Any payment received in respect of such claim against the Potential Contributor (whether by the Seller or the relevant Buyer Indemnified Party as provided in the immediately preceding sentence) shall be distributed, (i) first, to the Buyer Indemnified Party in the amount of any deductible or similar amount required to be paid by the Buyer Indemnified Party prior to the Seller being required to make any payment to the Buyer Indemnified Party plus, in the case of any claim by a Buyer Indemnified Party as provided in the immediately preceding sentence, any unreimbursed out-of-pocket costs and expenses incurred in investigating, prosecuting, defending or otherwise addressing such claim, (ii) second, to the Seller in an amount equal to the aggregate payments made by the Seller to the Buyer Indemnified Party in respect of such claim, plus any unreimbursed out-of-pocket costs and expenses incurred in investigating, prosecuting, defending or otherwise addressing such claim and (iii) the balance, if any, to the Buyer Indemnified Party.

      Section 7.8 Exclusive Remedy. Except as set forth in this Agreement, effective as of the Closing, in the absence of fraud and intentional misrepresentation of fact by the Seller in this Agreement (to the extent determined by a final judgment of a court of competent jurisdiction), the Buyer, on behalf of itself and the other Buyer Indemnified Parties, waives any rights and claims any Buyer Indemnified Party may have against the Seller, whether in law or equity, relating to the Company and/or the transactions contemplated hereby. The rights and claims waived by the Buyer, on behalf of itself and the other Buyer Indemnified Parties, include, without limitation, claims for contribution or other rights of recovery arising out of or relating to any Environmental Laws, claims for breach of contract, breach of representation or warranty, negligent misrepresentation and all other claims for breach of duty, except as specifically contemplated by the terms of this Agreement. The Seller shall not have any right of contribution against the Company with respect to any breach by the Seller or the Company of any of its representations, warranties, covenants or agreements contained herein. Except as set forth in this Agreement, effective as of the Closing, in the absence of fraud and intentional misrepresentation of fact by the Buyer in this Agreement (to the extent determined by a final judgment of a court of competent jurisdiction), the Seller, on behalf of itself and the other Seller Indemnified Parties, waives any rights and claims any Seller Indemnified Party may have against the Company or the Buyer, whether in law or equity, relating to the Buyer and/or the transactions contemplated hereby. Except for claims for equitable relief, including specific performance and injunctive relief, made with respect to breaches of any covenant or agreement contained in this Agreement, including Section 6.12, after the Closing, subject to the foregoing, this Article VII and Article VIII will provide the exclusive remedy of the Indemnified Parties for any breach of any representation, warranty, covenant or other claim arising out of or relating to this Agreement and/or the transactions contemplated hereby.

                                  ARTICLE VIII
                                   TAX MATTERS

      Section 8.1 Indemnification Obligations With Respect to Taxes.

            (a) The Seller shall be responsible for, and shall indemnify, defend and hold harmless the Buyer, the Company and their Affiliates from and against:

                  (i) all Taxes imposed on or relating to the Company due with respect to periods ending on or prior to the Closing Date, including all Taxes of the Company that are due with respect to periods (the "Straddle Periods") that include but do not end on the Closing Date to the extent attributable to the portion of the Straddle Period ending on the Closing Date;

                  (ii) all Losses resulting from any inaccuracy in or breach of the representations and warranties with respect to Taxes that are contained in
Article IV or in this Article VIII and any covenants contained in this Agreement with respect to Taxes;

                  (iii) all Taxes of any Person imposed on the Company under Treas. Reg. Section 1.1502-6 by reason of any affiliation existing on or before the Closing Date;

                  (iv) all Taxes, except for the Taxes described in Sections 8.3(a)(i) and (ii), resulting from an election under Section 338(h)(10) of the Code (and any corresponding elections under state, local or foreign tax law) with respect to the purchase and sale of the Shares hereunder, and

                  (v) all losses imposed on or sustained by the Buyer or its Affiliates (including the Company after the Closing Date), directly or indirectly, by reason of or in connection with the foregoing amounts.

      Notwithstanding the foregoing, the Seller shall only be liable for losses resulting from Michigan Use Taxes (and any penalties, interest or additions to tax) resulting from the purchase by the Company of infusion pumps from and after February 1, 1998, through the Closing Date to the extent such losses are in excess of the amounts, if any, reserved for such amounts (excluding any reserves for deferred Taxes established to reflect timing differences between book and Tax income) on the Balance Sheet as such reserve is adjusted for the passage of time through the Closing Date in accordance with past custom and practice of the Company (the "Michigan Use Tax Reserve"). The Buyer hereby acknowledges that the Seller shall be entitled to offset and credit against any liability for indemnification the Seller may have to the Buyer, the Company, and/or their Affiliates pursuant to this Section 8.1 an amount equal to the difference (to the extent such difference is a number greater than zero) between (i) the amount of the Michigan Use Tax Reserve in excess of the amount of actual losses resulting from Michigan Use Taxes (and any penalties, interest or additions to tax), as finally adjudicated by the relevant Governmental Authority minus (ii) the aggregate amount of all reasonable and documented costs, fees and expenses actually incurred by the Buyer and the Company after the Closing Date in connection with the prosecution of the Company's claims relating to Michigan Use Taxes.

            (b) The Buyer shall be responsible for, and shall indemnify, defend and hold harmless the Seller from and against:

                  (i) all Taxes of the Company that are due with respect to periods commencing after the Closing Date;

                  (ii) all Taxes of the Company that are due with respect to Straddle Periods to the extent attributable to the portion of the Straddle Period commencing on the day following the Closing Date;

                  (iii) all losses resulting from any breach of any covenants of the Buyer contained in this Agreement or contained in any certificate delivered by the Buyer pursuant hereto, in each case, with respect to Taxes; and

                  (iv) all losses imposed on or sustained by the Seller or its Affiliates, directly or indirectly, by reason or in connection with the foregoing amounts.

            (c) For purposes of this Article VIII, whenever it is necessary to determine the liability for Taxes of the Company for a Straddle Period, the determination of the Taxes for the portion of the Straddle Period ending on and including, and the portion of the Straddle Period beginning after, the Closing Date shall be determined by assuming that the Straddle Period consisted of two taxable years or periods, one of which ended at the close of the Closing Date and the other of which began at the beginning of the day following the Closing Date, and items of income, gain, deduction, loss or credit, and state and local apportionment factors of the Company for the Straddle Period shall be allocated between such two taxable years or periods on a "closing of the books basis" by assuming that the books of the Company were closed at the close of business on the Closing Date; provided, however, (i) exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, and (ii) periodic taxes, such as real and personal property taxes, shall be apportioned ratably between such periods on a daily basis; provided further however, that any such taxes attributable to any property that was owned by the Company at some point in the Pre-Closing Period, but is not owned as of the Closing date shall be allocated entirely to the period ending at the close of the Closing Date. If the Company is permitted but not required under applicable state, local, or foreign income tax Laws to treat the Closing Date as the last day of a taxable period, then the parties shall treat that day as the last day of a taxable period. Where the Closing Date is treated as the last day of a taxable period for purposes of federal, state, local or foreign income tax Laws, the income of the Company shall be apportioned to the period up to and including the Closing Date and the period after the Closing date by closing the books of the Company as of the end of the Closing Date, provided further, however, the Buyer and the Seller agree to report all transactions not in the ordinary course of business occurring on the Closing Date after the Buyer's purchase of the Shares on the Buyer's Federal income tax return to the extent permitted by Treasury Regulation Section 1.1502-76(b)(1)(ii)(B).

            (d) Notwithstanding anything to the contrary in this Agreement, the obligations of the Seller and the Buyer under this Article VIII shall survive the Closing indefinitely, shall be unconditional and absolute, and shall not be subject to a deductible, threshold, or similar concept, except that the Seller's representations set forth in Section 4.15 shall remain in effect until sixty
(60) calendar days after the expiration of the applicable statute of limitations, as extended.

      Section 8.2 Tax Returns.

            (a) The Seller will include or have included in the consolidated federal income tax Return of the affiliated group of corporations, within the meaning of Section 1504(a) of the Code, of which the Seller is the common parent corporation, for all periods or portions thereof through the Closing Date, the income of the Company (including any deferred income from intercompany transactions triggered into income by Section 1.1502-13 of the Treasury regulations and any excess loss accounts taken into income under Section 1.1502-19 of the Treasury regulations) for all such periods and will pay or cause to be paid any federal income Taxes attributable to such income. The Buyer shall prepare or cause to be prepared and file or cause to be filed all Returns for the Company that are filed after the Closing Date, other than income tax Returns with respect to periods for which a consolidated, unitary or combined income tax Return of Seller will include the operations of the Company.

            (b) All Returns that are to be prepared and filed by the Buyer pursuant to Section 8.2(a) above and that relate to Taxes for which the Seller is liable under this Article VIII (including Straddle Period Returns) shall be prepared by the Buyer in a manner consistent with reasonable past customs and procedures of the Company and shall be submitted to the Seller not later than fifteen (15) calendar days prior to the due date for filing of such Returns, taking into account applicable extensions (or if such due date is within forty-five (45) calendar days following the Closing Date, as promptly as practicable following the Closing Date). The Seller shall have the right to review such Returns and to review all work papers and procedures used to prepare any such Return. If the Seller, within ten (10) calendar days after delivery of any such Return, notifies the Buyer in writing that it objects to any of the items in such Return, the parties shall attempt in good faith to resolve the dispute and, if they are unable to do so, the disputed items shall be resolved (within a reasonable time, taking into account the deadline for filing such Return) by an internationally recognized independent accounting firm chosen by both the Buyer and the Seller (or, if the Buyer and the Seller cannot agree on such an accounting firm, then each shall select an independent accounting firm and such accounting firms shall select a third independent accounting firm). Upon resolution of all such items, the relevant Return shall be filed on that basis, provided that the Buyer shall have the right to file the relevant Return prior to resolution of such items if the Buyer reasonably determines that such filing is necessary to avoid applicable penalties and interest. The costs, fees and expenses of such accounting firm shall be borne equally by the Buyer and the Seller. The Seller shall to the Buyer the amount of the Taxes with respect to such Returns within five days following any demand by the Buyer for such payment.

            (c) The Buyer shall not (and shall not cause or permit the Company to) amend, refile or otherwise modify any Return relating in whole or in part to the Company with respect to any taxable year or period ending on or before the Closing Date or with respect to any Straddle Period without the prior written consent of the Seller, which consent may not be unreasonably withheld, conditioned or delayed. The Seller shall not amend, refile, or otherwise modify any such Return if such action could have an adverse affect on the liability of the Company, without the prior written consent of the Buyer, which consent may not be unreasonably withheld, conditioned or delayed.

            (d) All sales, use, transfer and other similar Taxes, including any stock transfer stamp Taxes resulting from the sale of the Shares, shall be borne by the Seller, except to the extent set forth in Sections 8.1(b) and 8.3(a)(i).

      Section 8.3 Section 338(h)(10) Election.

            (a) At the Buyer's option, the Seller and the Buyer shall join in making an election under Code Section 338(h)(10) (and any corresponding elections under state, local, or foreign tax law) (collectively a "Section 338(h)(10) Election") with respect to the purchase and sale of the Shares. The Seller shall be liable for and pay any Tax attributable to the making of the
Section 338(h)(10) Election and will indemnify the Buyer and the Company against any adverse consequences arising out of any failure to pay such Tax. Notwithstanding the preceding sentence, (i) the Buyer shall be liable for and pay any state or local transfer, sales and use, notarial or similar fees or Taxes arising as a result of the sale of the Shares and a Section 338(h)(10) Election and the transaction contemplated by this Agreement, (ii) the Buyer shall be liable for and pay any income, franchise or similar Taxes imposed by any state or local taxing authority as a result of any Code Section 338(g) election (or any comparable election under state law) if such state or local taxing authority does not allow or respect a Section 338(h)(10) Election (or any comparable or resulting election under state law) with respect to the purchase and sale of the Shares, and (iii) the Buyer and the Company shall indemnify the Seller against any adverse consequences arising out of any failure to pay the Taxes described in (i) and (ii).

            (b) The parties agree that the Purchase Price and the liabilities of the Company (plus other relevant items) shall be allocated to the assets of the Company for all purposes (including Tax and financial accounting purposes) as shown on the allocation schedule attached hereto as Schedule 8.3. The Buyer, the Company and the Seller shall file all Returns (including amended Returns and claims for refund) and information reports in a manner consistent with such allocation.

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

            (c) At the Closing, if requested by the Buyer, the Seller will deliver to the Buyer a fully executed IRS Form 8023 reflecting the Section 338(h)(10) Election, and any similar form provided for under state, local or foreign Law. As requested from time to time by the Buyer (whether before, at or after the Closing), the Seller shall assist the Buyer in, and shall provide the necessary information to the Buyer, in connection with the preparation of any form or document required to effect a valid and timely Section 338(h)(10) Election, including IRS Form 8883 (Asset Allocation Statement Under Section
338), and any similar form under state, local or other Law and any schedules or attachments thereto, each prepared consistently with Schedule 8.3 hereto (collectively, "Section 338 Forms"). Upon delivery of any Section 338 Form by the Buyer to the Seller, the Seller shall cause such Section 338 Form to be duly and promptly executed and shall deliver such executed Section 338 Form to the Buyer. If the Buyer determines that any change is to be made in a Section 338 Form previously executed and delivered to the Buyer, then the Buyer may prepare a new Section 338 Form and deliver such new Section 338 Form to the Seller and the Seller shall cause such Section 338 Form to be fully and promptly executed and shall deliver such executed Section 338 Form to the Buyer.

      Section 8.4 Contest Provisions.

            (a) In the event (i) the Seller or its Affiliates or (ii) the Buyer or its Affiliates receive notice of any pending or threatened Tax audits or assessments or other disputes concerning Taxes with respect to which the other party may incur liability under this Article VIII, the party in receipt of such notice shall promptly notify the other parties of such matter in writing, provided that failure to comply with this provision shall not affect a party's right to indemnification hereunder unless and to the extent such failure materially adversely affects the party's ability to challenge such Tax audits or assessments.

            (b) The Seller shall represent the interests of the Company in any Tax audit or administrative or court proceeding to the extent such audit or proceeding relates to any Tax for any taxable period ending on or before the Closing Date, and to employ counsel of the Seller's choice at the Seller's expense, if the Seller notifies the Buyer of its decision to take such actions within thirty (30) calendar days of the date on which the Seller receives notice of any such audit or proceeding from the Buyer (with respect to audits or proceedings as to which the Buyer first received notice from a Governmental Authority or other Person) or the date on which the Seller delivered to the Buyer notice of any such audit or proceeding (with respect to audits or proceedings as to which the Seller first received notice from a Governmental Authority or other Person), provided however, that the Buyer may, at its own expense, attend, but not participate in or control, all conferences, meetings and proceedings relating to such audits or proceedings. The Seller shall inform the Buyer of all developments and events relating to such audits or proceedings. Notwithstanding the foregoing, if the Seller elects to so represent the interests of the Company, the Seller shall not be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes with respect to any Return of the Company which would adversely affect the liability for Taxes of the Buyer or the Company for any period after the Closing Date to any extent (including, but not limited to, the imposition of income Tax deficiencies, the reduction of asset basis or cost adjustments, the lengthening of any amortization or depreciation periods, the denial of amortization or depreciation deductions, or the reduction of the loss or credit carry forwards) without the prior written consent of the Buyer, which consent shall not be unreasonably withheld, conditioned or delayed.

            (c) The Buyer shall have the sole right to represent the interests of the Company in any Tax audit or administrative or court proceeding relating to Taxes with respect to taxable periods including (but not ending on) or beginning after the Closing Date and to employ counsel of the Buyer's choice at the Buyer's expense, provided that the Buyer shall not be entitled to settle, either administratively or after the commencement of litigation, any claim regarding Taxes that would adversely affect the liability of the Seller for any Taxes for any period ending on or before the Closing Date or for any Straddle Period, without the prior consent of the Seller, which consent shall not be unreasonably withheld, conditioned or delayed and shall not be required to the extent that the Buyer has fully indemnified the Seller against the effects of such settlement. Where consent to a settlement is withheld by the Seller pursuant to this section, the Seller may continue or initiate any further proceedings at its own expense, the Buyer shall not be obligated to incur any further expenses in such matter and the liability of the Buyer, after giving effect to this Agreement, shall not exceed the liability that would have resulted from the settlement or amended return.

      Section 8.5 Assistance and Cooperation . After the Closing Date, the Seller and the Buyer shall (and shall cause their respective Affiliates to): (a) assist the other party in preparing and filing any Returns or reports which such other party is responsible for preparing and filing in accordance with this
Article VIII; (b) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Returns of the Company; (c) make available to the other and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of the Company; (d) provide timely notice to the other in writing of any pending or threatened Tax audits or assessments of the Company for taxable periods for which the other may have a liability under this Article VIII; and (e) furnish the other with copies of all correspondence received from any taxing authority in connection with any Tax audit or information request with respect to any such taxable period.

      Section 8.6 Retention of Records . After the Closing Date, the Seller, the Buyer and the Company will preserve all information, records or documents relating to liabilities for Taxes of the Company until ninety (90) calendar days after the expiration of any applicable statute of limitations (including extensions thereof) with respect to the assessment of such Taxes, provided that neither party shall dispose of any of the foregoing items without first offering such items to the other party.

      Section 8.7 Refunds and Tax Benefit . Any Tax refunds that are received by the Buyer or the Company, or that do not result in a cash payment but instead are credited against Tax to which the Buyer or the Company becomes entitled, that relate to the Tax periods or portions thereof ending on or before the Closing Date (including, without limitation, the pre-Closing Straddle Period) shall be for the account of the Seller, and the Buyer shall pay to the Seller any such refund or the amount of any such credit within fifteen (15) calendar days after receipt or entitlement thereto.

      Section 8.8 Termination of Tax Sharing Agreements . Any and all Tax allocation or sharing agreements or other agreements or arrangements binding the Company shall be terminated with respect to the Company as of the day before the Closing Date and, from and after the Closing Date, the Company shall not be obligated to make any payment to any Affiliate,

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

Governmental Authority or other Person pursuant to any such agreement or arrangement for any past or future period.

                                   ARTICLE IX
                             CONDITIONS TO CLOSING

      Section 9.1 General Conditions . The respective obligations of the Buyer, the Acquisition Sub, the Seller and the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may, to the extent permitted by applicable Law, be waived in writing by any party in its sole discretion (provided that such waiver shall only be effective as to the obligations of such party):

            (a) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law, order or decree (whether temporary, preliminary or permanent) that is then in effect and that enjoins, restrains, makes illegal or otherwise prohibits the consummation of the transactions contemplated by this Agreement.

            (b) Any waiting period (and any extension thereof) under the HSR Act applicable to the transactions contemplated by this Agreement shall have expired or shall have been terminated. All other material consents of, or registrations, declarations or filings with, any Governmental Authority legally required for the consummation of the transactions contemplated by this Agreement shall have been obtained or filed, including the receipt by the Buyer or the Company of a new Medicare supplier number, provided, that any failure by the Buyer or the Company to obtain a new Medicare supplier number shall not have been due to failure by the relevant personnel of the Buyer to obtain the necessary clearance from applicable Governmental Authorities.

      Section 9.2 Conditions to Obligations of the Seller and the Company . The obligations of the Seller and the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by the Seller in its sole discretion:

            (a) The representations and warranties of the Buyer and the Acquisition Sub contained in this Agreement or any certificate delivered pursuant hereto that are qualified by materiality (including, without limitation, the words "material," "Material Adverse Effect" or other terms or concepts of similar import) shall be true and correct and the representations and warranties that are not so qualified shall be true and correct in all material respects, both when made and as of the Closing Date, or in the case of representations and warranties that are made as of a specified date, as of such specified date. The Buyer and the Acquisition Sub shall have performed in all material respects all obligations and agreements and complied with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing. The Seller shall have received from each of the Buyer (with respect only to itself) and the Acquisition Sub (with respect only to itself) a certificate to the effect set forth in the preceding sentences, signed by a duly authorized officer thereof.

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

            (b) The Buyer or the Acquisition Sub shall have delivered the (i) the Purchase Price in cash in full or (ii) the Cash Purchase Price in cash and the Promissory Note to the Seller.

            (c) The Buyer shall have executed and delivered to the Seller a guaranty of amounts due under the Promissory Note, which guaranty shall be in a form to be agreed by the Seller and the Buyer.

            (d) The Merger shall have been consummated pursuant to the terms of the Agreement of Merger, the Certificate of Merger, the General Corporation Law and the DGCL.

            (e) The Seller shall have received an executed counterpart of each of the Ancillary Agreements, signed by each party other than the Seller.

            (f) The Seller shall have received such other documents as the Seller reasonably requests evidencing the satisfaction of any condition referred to in this Section 9.2.

      Section 9.3 Conditions to Obligations of the Buyer and the Acquisition Sub .. The obligations of the Buyer and the Acquisition Sub to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by the Buyer in its sole discretion:

            (a) The representations and warranties of the Seller and the Company contained in this Agreement or any certificate delivered pursuant hereto that are qualified by materiality (including, without limitation, the words "material," "Material Adverse Effect" or other terms or concepts of similar import) shall be true and correct, and the representations and warranties that are not so qualified shall be true and correct in all material respects, both when made and as of the Closing Date, or in the case of representations and warranties that are made as of a specified date, as of such specified date. The Seller and the Company shall have performed in all material respects all obligations and agreements and complied with all covenants and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing. The Buyer shall have received from each of the Seller (with respect only to itself) and the Company (with respect only to itself) a certificate to the effect set forth in the preceding sentences, signed by a duly authorized officer thereof. This Section 9.3 shall be interpreted in a manner consistent with the laws of the State of Delaware, including, without limitation, the principles enunciated in Frontier Oil Corp. v. Holly Corp., Civ.
A. No. 20502, 2005 WL 1039027 (Del. Ch. Apr. 29, 2005), to the extent applicable.

            (b) The Buyer and the Acquisition Sub shall have received such other documents as the Buyer or the Acquisition Sub reasonably requests evidencing the satisfaction of any condition referred to in this Section 9.3.

            (c) The Stockholder Approval shall have been obtained.

            (d) The Seller shall have obtained the consent of each Person whose consent is required under the Material Contracts and Leases set forth in
Schedule 9.3(d), and shall have provided evidence of each such consent in form and substance reasonably satisfactory to the Buyer.

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

            (e) The Seller shall have delivered to the Buyer evidence of (i) the release of all Encumbrances (other than Permitted Encumbrances and Encumbrances created or permitted by the Buyer or the Acquisition Sub) with respect to the property and assets of the Company and the Shares, (ii) the repayment or release of all outstanding Indebtedness of the Company other than as set forth on
Schedule 9.3(e) and (iii) the repayment or other cancellation of all liabilities owed by or to the Company to or from the Seller or any of its Affiliates, to the extent not retired as Indebtedness prior to or at the Closing in accordance with subparagraph (ii) above, in each case in form and substance reasonably satisfactory to the Buyer.

            (f) The Seller shall delivered to the Buyer or the Acquisition Sub a certificate of the Secretary of Seller dated the Closing Date and certifying that attached thereto are true and complete copies of all resolutions adopted by the Board of Directors of the Seller authorizing the execution, delivery and performance of this Agreement, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement.

            (g) The Seller shall have delivered to the Buyer a duly completed and executed certification of non-foreign status pursuant to Section 1.1445-2(b)(2) of the Treasury regulations.

            (h) The Seller shall have delivered to the Buyer a duly completed and executed Form 8023, if requested by Buyer.

                                    ARTICLE X
                                   TERMINATION

      Section 10.1 Termination . This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the
Closing:

            (a) by mutual written consent of the Buyer and the Seller;

            (b) (i) by the Seller, if the Buyer or the Acquisition Sub breaches or fails to perform in any respect any of its representations, warranties or covenants contained in this Agreement and such breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 9.2, (B) cannot be or has not been cured within fifteen (15) calendar days following delivery of written notice of such breach or failure to perform and (C) has not been waived by the Seller or (ii) by the Buyer, if the Seller or the Company breaches or fails to perform in any respect any of its representations, warranties or covenants contained in this Agreement or any Ancillary Agreement and such breach or failure to perform (x) would give rise to the failure of a condition set forth in Section 9.3, (y) cannot be or has not been cured within fifteen (15) calendar days following delivery of written notice of such breach or failure to perform and (z) has not been waived by the Buyer;

            (c) (i) by the Seller, if any of the conditions set forth in Section
9.1 or Section 9.2 shall have become incapable of fulfillment or (ii) by the Buyer, if any of the conditions set forth in Section 9.1 or Section 9.3 shall have become incapable of fulfillment; provided, that the right to terminate this Agreement pursuant to this Section 10.1(c) shall not be available if the failure or inability of the party (in the case of the Seller, including for this purpose the Company) so

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

requesting termination to fulfill any obligation under this Agreement shall have been the cause of such condition becoming incapable of fulfillment;

            (d) by either the Seller or the Buyer if the Closing shall not have occurred by April 30, 2007 (as such date may be extended by Section 6.3, the "Termination Date"); provided, that the right to terminate this Agreement under this Section 10.1(d) shall not be available if the failure of the party (in the case of the Seller, including for this purpose the Company) so requesting termination to fulfill any obligation under this Agreement shall have been the cause of the failure of the Closing to occur on or prior to the Termination Date; or

            (e) by either the Seller or the Buyer in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; provided, that the party so requesting termination shall have complied with Section 6.7.

The party seeking to terminate this Agreement pursuant to this Section 10.1 (other than Section 10.1(a)) shall give prompt written notice of such termination to the other parties.

      Section 10.2 Effect of Termination . Subject to Section 10.3 and the provisions of Articles VII and VIII, in the event of termination of this Agreement as provided in Section 10.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party except (a) for the provisions of Section 6.5 relating to confidentiality, Section 6.7 relating to public announcements, Section 11.1 relating to fees and expenses, Section 11.4 relating to notices, Section 11.7 relating to third-party beneficiaries, Section
11.8 relating to governing law, Section 11.9 relating to submission to jurisdiction and this Section 10.2 and (b) that nothing herein shall relieve any party from liability for any breach of this Agreement or any agreement made as of the date hereof or subsequent thereto pursuant to this Agreement.

      Section 10.3 Buyer Termination Fee . In the event that this Agreement is terminated (i) because of the Buyer's failure to obtain the Stockholder Approval by the Termination Date for any reason whatsoever or (ii) by the Seller because the Buyer or the Acquisition Sub is unable or unwilling to consummate the transactions contemplated by this Agreement after all the conditions precedent set forth in Section 9.1 and 9.3 shall have been satisfied or are capable of fulfillment, including, without limitation, due to the Buyer's failure to obtain sufficient funds to consummate such transactions other than as a result of the Seller's failure to provide the Financing, the Buyer shall, within five (5) Business Days after the effective date of termination, pay to the Seller a fee in an amount equal to three million dollars (US $3,000,000.00) (the "Termination Fee") provided, however, that in the event the Seller elects to terminate this Agreement pursuant to Section 10.1(d) and the Termination Fee is payable in accordance with subparagraph (i) above for the sole reason that the Buyer Stockholders' Meeting did not occur prior to the Termination Date, the Termination Fee shall be equal to one million dollars (US $1,000,000.00). Such fee shall be paid in immediately available funds and, if not paid at within the five-day period set forth above, shall bear interest at the rate per annum equal the "prime rate", as published in The Wall Street Journal, Eastern Edition, in effect from time to time or (if less) the maximum rate permitted by applicable Law, during the period from such effective date of termination to the date of payment. Such interest shall be calculated daily on the basis of a

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

year of three hundred and sixty five (365) days and the actual number of days elapsed, without compounding. Each of the Buyer and the Acquisition Sub hereby acknowledges that in the event that this Agreement is terminated under any of the circumstances set forth in subparagraphs (i) through (ii) of this Section 10.3, the Seller and the Company would suffer direct and substantial damages, which damages cannot be determined with reasonable certainty. The Termination Fee, plus any interest accrued and payable thereon, is to be paid by the Buyer to compensate the Seller and the Company for such damages as liquidated damages, and it is specifically agreed that any and all amounts paid pursuant to this
Section 10.3 represents liquidated damages and not a penalty.

                                   ARTICLE XI
                               GENERAL PROVISIONS

      Section 11.1 Fees and Expenses . Except as otherwise provided herein, all fees and expenses incurred in connection with or related to this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by the other.

      Section 11.2 Amendment and Modification . Except as provided in Section 6.3, this Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each party and otherwise as expressly set forth herein.

      Section 11.3 Waiver . No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of any party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.

      Section 11.4 Notices . All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth (5th) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

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

            (a) if to the Seller or, prior to the Closing, the Company, to:

                  I-Flow Corporation
                  20202 Windrow Drive
                  Lake Forest, CA 92630
                  Attention: Chief Executive Officer
                  Facsimile: (949) 206-2603

                  with a copy (which shall not constitute notice) to:

                  Gibson, Dunn & Crutcher LLP
                  4 Park Plaza, Suite 1700
                  Irvine, CA 92614
                  Attention: Mark W. Shurtleff, Esq.
                  Facsimile: (949) 451-4220

            (b) if to the Company after the Closing, to:

                  InfuSystem, Inc.
                  c/o HAPC, Inc.
                  350 Madison Avenue
                  New York, NY 10017
                  Attention: Chief Executive Officer
                  Facsimile: (212) 418-5081

                  with a copy (which shall not constitute notice) to:

                  Morgan, Lewis & Bockius LLP
                  101 Park Avenue
                  New York, NY 10178
                  Attention: Howard Kenny, Esq.
                  Facsimile: (212) 309-6001

            (c) if to the Buyer, to:

                  HAPC, Inc.
                  350 Madison Avenue
                  New York, NY 10017
                  Attention: Chief Executive Officer
                  Facsimile: (212) 418-5081

            with a copy (which shall not constitute notice) to:

                  Morgan, Lewis & Bockius LLP
                  101 Park Avenue
                  New York, NY 10178
                  Attention: Howard Kenny, Esq.
                  Facsimile: (212) 309-6001

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

            (d) if to the Acquisition Sub, to:

                  Iceland Acquisition Subsidiary, Inc.
                  c/o HAPC, Inc.
                  350 Madison Avenue
                  New York, NY 10017
                  Attention: Chief Executive Officer
                  Facsimile: (212) 418-5081

            with a copy (which shall not constitute notice) to:

                  Morgan, Lewis & Bockius LLP
                  101 Park Avenue
                  New York, NY 10178
                  Attention: Howard Kenny, Esq.
                  Facsimile: (212) 309-6001

      Section 11.5 Interpretation . When a reference is made in this Agreement to a Section, Article or Exhibit such reference shall be to a Section, Article or Exhibit of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit or Schedule are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word "including" and words of similar import when used in this Agreement will mean "including, without limitation", unless otherwise specified.

      Section 11.6 Entire Agreement . This Agreement (including the Exhibits and Schedules hereto), the Ancillary Agreements and the Confidentiality Agreement constitute the entire agreement, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings, among the parties with respect to the subject matter of this Agreement. Neither this Agreement nor any Ancillary Agreement shall be deemed to contain or imply any restriction, covenant, representation, warranty, agreement or undertaking of any party with respect to the transactions contemplated hereby or thereby other than those expressly set forth herein or therein or in any document required to be delivered hereunder or thereunder, and none shall be deemed to exist or be inferred with respect to the subject matter hereof. Notwithstanding any oral agreement of the parties or their Representatives to the contrary, no party to this Agreement shall be under any legal obligation to enter into or complete the transactions contemplated hereby unless and until this Agreement shall have been executed and delivered by each of the parties.

      Section 11.7 No Third-Party Beneficiaries . Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective

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

successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement, except as provided in
Section 6.10 and Article VII.

      Section 11.8 Governing Law . Except as otherwise specifically provided in this Agreement, this Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New York.

      Section 11.9 [This Section has been intentionally left blank.]

      Section 11.10 Disclosure Generally . The fact that any item of information is disclosed in any Disclosure Schedule shall not be construed to mean that such information is required to be disclosed by this Agreement. Such information and the dollar thresholds set forth herein shall not be used as a basis for interpreting the terms "material" or "Material Adverse Effect" or other similar terms in this Agreement.

      Section 11.11 Personal Liability . This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of the Seller or the Buyer or any officer, director, employee, Representative or investor of any party hereto.

      Section 11.12 Assignment; Successors . Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void; provided, however, that the Buyer or the Acquisition Sub may assign this Agreement to any Subsidiary of the Buyer without the prior consent of the Seller or the Company and; provided further, that the Seller may assign any of its rights under this Agreement, including the right to receive the Purchase Price, the Cash Purchase Price and/or the Promissory Note, to one or more Affiliates of the Seller without the consent of the Buyer or the Company and; provided still further, that no assignment shall limit the assignor's obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

      Section 11.13 Enforcement . The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any California State or federal court sitting in Orange County, California (or, if such court lacks subject matter jurisdiction, in any appropriate California State or federal court), this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties further hereby waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

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

      Section 11.14 Currency . All references to "dollars" or "$" or "US$" in this Agreement or any Ancillary Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement and any Ancillary Agreement.

      Section 11.15 Severability . Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

      Section 11.16 Counterparts . This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

      Section 11.17 Facsimile Signature . This Agreement may be executed by electronic or facsimile signature and an electronic or facsimile signature shall constitute an original for all purposes.

      Section 11.18 Time of Essence . Time is of the essence with regard to all dates and time periods set forth or referred to in this Agreement.

      Section 11.19 Disclaimer of Implied Warranties.

            (a) It is the explicit intent and understanding of each party hereto that no party hereto or any of such party's Affiliates or Representatives is making any representation or warranty whatsoever, oral or written, express or implied, as to the accuracy or completeness of any information regarding the Company, except as expressly set forth in this Agreement, and no party hereto is relying on any statement, representation or warranty, oral or written, express or implied, made by any other party hereto or such other party's Affiliates or Representatives, except for the representations and warranties expressly set forth in this Agreement.

            (b) In connection with the Buyer's and the Acquisition Sub's investigation of the Company, the Buyer and the Acquisition Sub have received certain estimates, projections and other forecasts regarding the Company, including, without limitation, the Confidential Information Memorandum, dated April 2006, of the Company. Each of the Buyer and the Acquisition Sub acknowledges that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts, that each of the Buyer and the Acquisition Sub is familiar with such uncertainties and that each of the Buyer and the Acquisition Sub is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts so furnished to it (including the reasonableness of the assumptions underlying such estimates, projections and forecasts). Accordingly, except for the representations and warranties expressly set forth in this Agreement, neither the Seller nor the Company makes any representation or warranty of any kind or nature with respect to such estimates, projections and other forecasts (including the reasonableness of the assumptions underlying such estimates, projections and forecasts).

      Section 11.20 Legal Representation . In any dispute or proceeding arising under or in connection with this Agreement, the Seller shall have the right, at its election, to retain the firm of Gibson, Dunn & Crutcher LLP to represent it in such matter and each of the Buyer, the Acquisition Sub and the Company, for itself and for its successors and assigns, hereby irrevocably waives and consents to any such representation in any such matter. Each of the Buyer and the Company acknowledges that the foregoing provision shall apply whether or not Gibson, Dunn & Crutcher LLP provides legal services to the Company or the Buyer after the Closing Date. Each of the Buyer, the Acquisition Sub and the Company, for itself and its successors and assigns, hereby irrevocably acknowledges and agrees that all communications between the Seller and its counsel, including without limitation Gibson, Dunn & Crutcher LLP, made in connection with the negotiation, preparation, execution, delivery and closing under, or any dispute or proceeding arising under or in connection with, this Agreement, or any matter relating to any of the foregoing, are privileged communications between the Seller and such counsel and none of the Buyer, the Acquisition Sub or the Company, or any Person purporting to act on behalf of or through the Buyer, the Acquisition Sub or the Company, will seek to obtain the same by any process.

      Section 11.21 No Presumption Against Drafting Party . Each of the Buyer, the Acquisition Sub, the Seller and the Company acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

                                   ARTICLE XII
                   PROVISIONS RELATING TO THE PROMISSORY NOTE

      Section 12.1 Covenants.

            (a) Ticking Fee. The Buyer shall pay a fee (the "Ticking Fee"), accruing from the date of this Agreement, which Ticking Fee shall be due and payable in cash on the last business day of each month, in an amount equal to
(i) 0.50% per annum of the Maximum Amount, for the period from and including the date of this Agreement through and including the day that is the 90th day following the date of this Agreement, (ii) 0.75% per annum of the Maximum Amount for the period from and including the 91st day following the date of this Agreement through and including the day that is the 150th day following the date of this Agreement, (iii) 1.00% per annum of the Maximum Amount thereafter. The Ticking Fee shall be calculated on the basis of a 360 day year. The Ticking Fee shall cease to accrue and all amounts then outstanding in respect thereof shall be immediately due and payable upon the earlier to occur of (A) the Closing Date, (B) the delivery by the Buyer to the Seller of a notice terminating the Buyer's right to pay a portion of the Purchase Price by issuing the Promissory Note on the Closing Date (because alternative financing has been arranged which will enable the Buyer to pay the Purchase Price in cash in full at the Closing
Date) or (C) the date that this Agreement is terminated in accordance with the provisions of Article X.

            (b) Delivery Fee. No later than five (5) calendar days after the date of this Agreement, the Buyer shall pay a fee (the "Delivery Fee") to the Seller in an amount equal to $100,000.00. In the event that the Buyer executes and delivers the Promissory Note on the Closing Date, the Delivery Fee shall be credited against the Facility Fee (as defined below).

            (c) Facility Fee. On the Closing Date, if the Buyer executes and delivers the Promissory Note, the Buyer shall pay a fee (the "Facility Fee") in an amount equal to 2.50% of the actual principal amount of the Promissory Note.

            (d) Expenses. Upon the earlier to occur of (i) the Closing Date and
(ii) the Termination Date, the Buyer shall pay (or reimburse the Seller for) all out of pocket expenses incurred by the Seller, including the fees, charges and disbursements of counsel for the Seller, in connection with the preparation of the Promissory Note and the documents related thereto (whether or not the transactions contemplated hereby or thereby shall be consummated).

            (e) Indemnity. The Buyer shall save, defend, indemnify and hold harmless the Seller Indemnified Parties from and against any and all Losses arising out of, in connection with or resulting from any claims, in connection with or relating to the Promissory Note Documents or the financing for the transactions contemplated by this Agreement, brought by (i) any person (or their Affiliates) with whom the Buyer may have engaged in discussions, or entered into agreements, pertaining to proposed financing of the transactions or (ii) any shareholder or Affiliate of the Buyer;

            provided, that the indemnity described in this Section 12.1(e) shall not, as to any Seller Indemnified Party, be available to the extent that such Losses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Seller Indemnified Party. The provisions of this Section shall survive the Termination Date and the Closing Date and remain in full force and effect thereafter.

            (f) Disclosure. The Buyer will disclose to the Seller all agreements, instruments and corporate or other restrictions to which it or any of its subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change (as defined in the Term Sheet).

      Section 12.2 No Limitations . Notwithstanding anything to the contrary in this Agreement, the obligations set forth in Section 12.1 above shall be unconditional and absolute, and shall not be subject to any deductible, threshold, or similar concept, including, without limitation, any of the limitations set forth in Section 7.5.

      Section 12.3 Conditions to Effectiveness . The Seller shall not be obligated to provide the Financing as evidenced by the Promissory Note until the date on which each of the following conditions is satisfied (or waived by the Seller):

            (a) the conditions to the obligations of the Seller set forth in Sections 9.1 and 9.2 of this Agreement shall have been satisfied (or waived in accordance with this Agreement).

            (b) the negotiation, execution and delivery of definitive Promissory Note Documents to be based upon and substantially consistent with the terms and conditions outlined in the Term Sheet (provided, that the parties hereto acknowledge that the Term Sheet does not include all of the terms, conditions, covenants, representations, warranties, default clauses, and other provisions that would be contained in the definitive Promissory Note Documents), which Promissory Note Documents shall be prepared by counsel to the Seller and shall be in form and substance reasonably satisfactory to the Seller, the Buyer and their respective counsel.

            (c) All documents required to be delivered under the Promissory Note Documents, including satisfactory legal opinions (covering such matters relating to the Note Parties (as defined in the Term Sheet), the Promissory Note Documents and the transactions contemplated thereby, as the Seller shall reasonably request), corporate records and documents from public officials and officer's certificates, shall have been delivered.

            (d) The Seller shall have received satisfactory evidence that the Seller shall have a valid and perfected first priority (subject to liens on the Company in existence immediately prior to the Closing and certain exceptions to be set forth in the Promissory Note Documents) lien and security interest in the Collateral (as defined in the Term Sheet).

            (e) The Seller shall have received the unaudited financial statements of the Buyer for each quarterly period completed prior to 46 days before the Closing Date, and for each monthly period completed prior to 31 days before the Closing Date, all in form and substance satisfactory to the Seller.

            (f) The absence of any action, suit, arbitration, litigation, investigation or proceeding pending or, to the knowledge of the Buyer, threatened in any court or before any arbitrator or Governmental Authority that could reasonably be expected to have a Material Adverse Change or that challenges the Promissory Note Documents or the transactions contemplated thereby.

            (g) The Seller shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Buyer or the Acquisition Sub hereunder.

            (h) The Seller shall have received (i) evidence of the insurance required by the terms of the Promissory Note Documents and (ii) certificates of insurance, naming the Seller as an additional insured or loss payee, as the case may be, under all insurance policies maintained with respect to the assets and properties of the Note Parties that constitutes Collateral.

            (i) The Seller shall have received a solvency certificate (in form and substance satisfactory to the Seller), executed by the chief financial officer of the Buyer, certifying that, after giving effect to the transactions occurring on the Closing Date (including the issuance of the Promissory Note), the Note Parties, on a consolidated basis, are solvent.

            (j) The Seller shall have received evidence satisfactory to the Seller that all existing indebtedness of the Note Parties (other than indebtedness of the Company existing immediately prior to the Closing) shall have been repaid in full and all commitments to lend or

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

make other extensions of credit thereunder have been terminated and all Liens (as defined in the Term Sheet) securing such indebtedness or other obligations thereunder (other than Permitted Liens (as defined in the Term Sheet)) have been released and/or terminated.

            (k) No Default (as defined in the Promissory Note Documents) under the Promissory Note shall exist, or would result from the issuance of the Promissory Note, except for Defaults that would have existed if the Promissory Note Documents applied to the Company (without giving effect to the transactions contemplated by this Agreement) immediately prior to Closing.

            (l) The representations and warranties of each Note Party set forth in the Promissory Note Documents shall be true and correct on and as of the Closing Date, except to the extent that such representations and warranties relate to the Company (without giving effect to the transactions contemplated by this Agreement) and would not have been true and correct if such representations and warranties were made by the Company immediately prior to Closing.

            (m) The Seller shall have received a Guaranty (as defined in the Term Sheet) from each Guarantor (as defined in the Term Sheet) in form and substance acceptable to the Seller.

            (n) The Seller shall have completed a due diligence investigation of the Buyer and its subsidiaries in scope, and with results, satisfactory to the Seller, including without limitation, as to general affairs, management, corporate structure, capital structure, other debt instruments, material contracts, governing documents, prospects, financial position, stockholders' equity and results of operations, and the tax, accounting, legal, regulatory, environmental and other issues relevant to the Buyer and its subsidiaries, and shall have been given access to the external independent auditors, management, records, books of account, contracts and properties of the Buyer and its subsidiaries and shall have received such financial, business and other information regarding the Buyer and its subsidiaries as it shall have requested.

            (o) There shall have occurred no Material Adverse Change (as defined in the Term Sheet).

            [The remainder of this page is intentionally left blank.]

      IN WITNESS WHEREOF, the Seller, the Company, the Buyer and the Acquisition Sub have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                         I-FLOW CORPORATION

                                         By: /s/ Donald M. Earhart
                                             -----------------------------------
                                             Name: Donald M. Earhart
                                             Title: CEO, President & Chairman

                                         INFUSYSTEM, INC.

                                         By: /s/ James J. Dal Porto
                                             -----------------------------------
                                             Name: James J. Dal Porto
                                             Title: CEO

                                         HAPC, INC.

                                         By: /s/ John E. Voris
                                             -----------------------------------
                                             Name: John E. Voris
                                             Title: CEO

                                         ICELAND ACQUISITION SUBSIDIARY, INC.

                                         By: /s/ John E. Voris
                                             -----------------------------------
                                             Name: John E. Voris
                                             Title: CEO

                                    EXHIBIT A

                           FORM OF SERVICES AGREEMENT

                                 [See attached]

                              AMENDED AND RESTATED
                               SERVICES AGREEMENT

            This Amended and Restated Services Agreement (this "Agreement") is entered into effective as of the ____ day of _______________, 200__ (the "Effective Date"), by and between I-Flow Corporation, a Delaware corporation (hereinafter referred to as "I-Flow"), and InfuSystem, Inc., a California corporation (hereinafter referred to as "InfuSystem").

            WHEREAS, pursuant to that certain Stock Purchase Agreement, dated as of September 29, 2006 (the "Stock Purchase Agreement"), by and among I-Flow, InfuSystem, HAPC, Inc., a Delaware corporation (the "Buyer") and Iceland Acquisition Subsidiary, Inc., a Delaware corporation (the "Acquisition Sub"), the Buyer is purchasing concurrently with the execution and delivery of this Agreement all of the issued and outstanding capital stock of InfuSystem through the Acquisition Sub;

            WHEREAS, I-Flow manufactures, markets, distributes and sells medical equipment and supplies, including, without limitation, I-Flow's ON-Q(R) Pain Management Systems and acute post-operative pain management, wound site management and post-operative surgical treatment products and related supplies (hereafter collectively referred to as the "Products");

            WHEREAS, pursuant to that certain Services Agreement dated April 29, 2002, as amended, between InfuSystem and I-Flow (the "Existing Agreement"), InfuSystem has been furnishing I-Flow with the Billing and Collection Services (as defined herein) and Management Services (as defined herein) in connection with the Products;

            WHEREAS, InfuSystem and I-Flow desire to amend and restate the Existing Agreement in its entirety as set forth in this Agreement;

            WHEREAS, I-Flow desires that InfuSystem continue to provide, from and after the closing of the transactions contemplated by the Stock Purchase Agreement, I-Flow with the Billing and Collection Services and Management Services in connection with the Products, and InfuSystem desires to so continue, all on the terms and conditions herein specified; and

            WHEREAS, concurrently with the execution and delivery of this Agreement and the consummation of the transactions contemplated by the Stock Purchase Agreement, in order to facilitate the continued business relationship between InfuSystem and I-Flow pursuant to this Agreement, I-Flow and InfuSystem are entering into a License Agreement (the "License Agreement"), pursuant to which InfuSystem is granting to I-Flow exclusive and non-exclusive licenses to InfuSystem's intellectual property related to third-party billing and collection services and management services for use in the field of acute post-operative pain management and in other Products fields including, without limitation, wound site management and post-operative surgical treatments, all subject to the terms and conditions set forth in the License Agreement.

            NOW, THEREFORE, in consideration of the foregoing premises and the promises and covenants contained in this Agreement, the License Agreement and the Stock

Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            1. NON-EXCLUSIVE RETENTION OF INFUSYSTEM TO FURNISH SERVICES; GRANT OF NON-EXCLUSIVE LICENSE.

            A. NON-EXCLUSIVE RETENTION OF INFUSYSTEM. I-Flow hereby retains InfuSystem, as an independent contractor, to be I-Flow's non-exclusive source for third-party billing and certain management services in connection with the manufacturing, marketing, distribution and sale by I-Flow of I-Flow's Products during the term of this Agreement, all on the terms and conditions herein specified, and InfuSystem hereby accepts such retention.

            B. GRANT OF NON-EXCLUSIVE LICENSE. I-Flow hereby grants to InfuSystem a non-exclusive, non-transferable, non-assignable, non-sublicenseable, royalty-free license and sublicense to use during the term of this Agreement any intellectual property owned or licensed by I-Flow, which does not require any payment by I-Flow of any royalties or additional license fees or require any additional consent by any third party, solely in connection with InfuSystem's provision of the Billing and Collection Services (as hereinafter defined) and the Management Services (as hereinafter defined) for I-Flow in accordance with and as defined in this Agreement (collectively, the "Licensed IP"). InfuSystem agrees that it shall not use the Licensed IP for any other purpose, including, without limitation, providing any such Billing and Collection Services or Management Services, in whole or in part, to any third party in the acute post-operative pain management market. I-Flow represents and warrants that the Licensed IP does not violate or infringe any patent, copyright, trademark, trade secret, or other intellectual property or contractual right of any third party, and the Licensed IP is all that is necessary for InfuSystem to provide the Services.

            2. SERVICES TO BE FURNISHED BY INFUSYSTEM.

            A. BILLING AND COLLECTION SERVICES. Upon the terms and subject to the conditions contained in this Agreement, InfuSystem shall furnish the following billing and collection services (the "Billing and Collection Services") to I-Flow:

                  (1.) InfuSystem shall furnish billing and collection services, including the billing of services and/or products to, and collection of payments and reimbursements from, patients and applicable third-party payors, in material compliance with all applicable laws, rules, regulations and the policies and guidelines applicable to each payor. The billing of each such patient and/or applicable third-party payor shall be processed and completed by InfuSystem within seven (7) Business Days (as defined below) following receipt by InfuSystem of all information required for such billing from I-Flow's Employees (as defined below). For purposes of this Agreement, the term "Business Day" shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by applicable law to be closed in New York, New York.

                  (2.) InfuSystem will provide third party claims submission using commercially reasonable efforts, consistent with its practice prior to the Effective Date.

                  (3.) InfuSystem will, consistent with its practice prior to the Effective Date, provide assistance in working with third-party professional and patient-care personnel to obtain necessary or appropriate medical records in a timely manner, so as to allow for prompt and accurate billing of fees and charges for the Products. InfuSystem will, consistent with its practice prior to the Effective Date, use commercially reasonable efforts to ensure that all documentation, professional/patient care personnel attestations, and other information necessary or appropriate to permit patient and third-party payor billing by InfuSystem shall materially comply with all applicable laws, rules and regulations, and the policies and guidelines of third-party payors.

                  (4.) InfuSystem shall utilize such automated billing software and hardware as may be required or appropriate to service I-Flow's manufacturing, marketing, distribution and sale of the Products.

                  (5.) InfuSystem will notify appropriate I-Flow personnel in writing of any and all problems or questions that occur with respect to billing, collections and/or accounts receivable within seven (7) Business Days from its discovery of such problem and/or question.

                  (6.) InfuSystem will provide I-Flow with (i) weekly billings activity reports on Mondays of each week for the previous calendar week, (ii) monthly reports of billings, collections, write-offs, adjustments and accounts receivable within seven (7) Business Days after the end of each calendar month for such calendar month, (iii) quarterly MIKA reports without payor details within seven (7) Business Days after the end of each calendar quarter for such calendar quarter and (iv) if requested by I-Flow, quarterly MIKA reports with payor details within ten (10) Business Days after the end of each calendar quarter for such calendar quarter.

                  (7.) InfuSystem will provide I-Flow with accounts receivable aging on a monthly basis.

                  (8.) InfuSystem will maintain reasonably detailed records of all collection efforts for each patient. Such records will materially comply with the appropriate payor record-keeping requirements.

                  (9.) InfuSystem will provide collection services to I-Flow with respect to the collection of all open receivables, consistent with its practice prior to the Effective Date.

                  (10.) It is understood and agreed by the parties that all
            amounts billed and collected by InfuSystem on behalf of I-Flow shall be and at all times remain in

            I-Flow's name and that InfuSystem shall continue to receive all checks, negotiable instruments or other forms of payment directly from patients and third-party payors via the current I-Flow lockbox. In the event I-Flow receives any payments from patients or third-party payors for the Products, I-Flow agrees to provide or make available to InfuSystem a copy of the check, negotiable instrument, or other form of payment and any explanation of benefits accompanying such payments. In the event InfuSystem receives any payments from patients or third-party payors for the Products, InfuSystem shall immediately forward the payment to I-Flow.

            B. MANAGEMENT SERVICES. Upon the terms and subject to the conditions contained in this Agreement, InfuSystem shall furnish the following management services (the "Management Services", and together with the Billing and Collection Services, the "Services") to I-Flow:

                  (1.) BUSINESS MANAGEMENT ASSISTANCE. InfuSystem will provide
            I-Flow with (i) assistance as needed with tracking of inventory owned by I-Flow and (ii) services of its managed care specialists in working with third-party insurers with respect to maintenance of existing insurance coverage contracts for the Products, in each case consistent with InfuSystem's practice prior to the Effective Date.

                  (2.) ADVICE CONCERNING REGULATORY, LEGISLATIVE AND INDUSTRY
            CHANGES. InfuSystem shall (i) advise I-Flow from time to time of pending and current regulatory, legislative and industry changes that may affect I-Flow's manufacturing, marketing, distribution and sale of the Products and of which InfuSystem shall become aware through reasonable good faith efforts, (ii) advise, consult and assist in the maintenance of I-Flow's durable medical equipment
            (DME) license related to the Products and (iii) perform all administrative tasks in connection with the foregoing, including, without limitation, providing assistance and making appropriate records available in connection with regulatory agency or other third-party audits, in each case consistent with InfuSystem's practice prior to the Effective Date.

                  (3.) MEDICAL RECORD SYSTEM. InfuSystem shall, consistent with its practice prior to the Effective Date, assist I-Flow in establishing and maintaining the current system of medical and other records necessary for the third-party billing for the Products. Such system shall be that which is customary and usual for a medical equipment supplier and consistent with the requirements for reimbursement under third-party payor programs in which I-Flow participates. All medical and other records shall remain the property of I-Flow.

                  (4.) STAFF DEVELOPMENT. InfuSystem will assist in staff
            development of I-Flow's Employees. InfuSystem will assist in staff education and training required under the Health Insurance Portability and Accountability Act of I-Flow's Employees.

 3. I-FLOW'S OBLIGATIONS WITH RESPECT TO THE BILLING AND COLLECTION
SERVICES.

            A. In connection with the Services, I-Flow shall cause its personnel to execute, keep and make available to InfuSystem all records of the Products supplied and all other forms and documents as shall be necessary or appropriate to allow InfuSystem to perform the Services and to permit InfuSystem and I-Flow to meet the billing and other requirements of any Federal or State law or other third-party payor and administrators. Such documents shall include, without limitation, reimbursement assignments in such forms as may be required by applicable third-party payors.

            B. InfuSystem shall have access to necessary medical records pertaining to I-Flow's patients provided with the Products during the term of this Agreement and for a period of six (6) years following the last date of delivery of service by InfuSystem under this Agreement for the purposes of completing, reviewing and calculating billings and collections, and for any other reasonable purpose.

            4. PERSONNEL TO BE FURNISHED BY I-FLOW. I-Flow, directly and/or through its agents other than InfuSystem, shall provide and be responsible for personnel required for the operation of I-Flow's business other than the Services expressly provided by InfuSystem herein. Such personnel are collectively referred to herein as "I-Flow's Employees." I-Flow shall be solely responsible for the salaries, compensation, benefits, and expenses of all of I-Flow's Employees. InfuSystem shall have no obligation, whatsoever, to furnish salaries, compensation, benefits and/or expenses to any of I-Flow's Employees.

            5. PERSONNEL TO BE FURNISHED BY INFUSYSTEM. Consistent with its practice prior to the Effective Date, InfuSystem shall furnish, directly and/or through its agents, employees and subcontractors, and be fully responsible for, the following personnel at such time and in such numbers as may reasonably be required for the efficient and productive implementation and operation of its obligations: all personnel required in order to furnish I-Flow with all of the services specified in Sections 2.A. and 2.B. above. The personnel described in this Section 5 to be furnished by InfuSystem are referred to herein as "InfuSystem Personnel." InfuSystem shall be solely responsible for the salaries, compensation, benefits, and expenses of all InfuSystem Personnel. I-Flow shall have no obligation, whatsoever, to furnish salaries, compensation, benefits and/or expenses to any InfuSystem Personnel. Proposed staffing increases and salary increases constituting Direct Costs (as defined below) must be approved in writing (which approval shall not be unreasonably delayed, withheld or conditioned) in advance by I-Flow.

            6. COMPENSATION OF INFUSYSTEM. For the services provided by InfuSystem pursuant to this Agreement, I-Flow shall pay InfuSystem a monthly service fee (the "Fee") equal to the greater of (a) the actual monthly expenses for those InfuSystem Personnel devoted exclusively to the Services for the Products (the "Direct Costs"), consisting of actual (i) salaries and wages, (ii) payroll taxes, (iii) group insurance, plus an amount equal to forty percent (40%) of the sum of the amounts described in subparagraphs (i) through (iii) above (in lieu of separate allocations for rent, utilities, telephone, office expense, postage, management time and other administrative costs) or (b) a performance-based fee equal to twenty-five percent (25)% of total actual net cash collections (net of adjustments) received during such month for the

Products. InfuSystem shall provide I-Flow with a monthly invoice (an "Invoice") setting forth the amount of the Fee payable, together with reasonably detailed supporting documentation substantiating such amount. I-Flow shall pay the Fee set forth on such Invoice to InfuSystem within thirty (30) calendar days of receipt of such Invoice. If I-Flow objects to any portion of the Fee set forth on any Invoice for any reason, it shall notify InfuSystem in writing of such objection within twenty (20) calendar days of receipt such Invoice, and InfuSystem shall cooperate with I-Flow in good faith to resolve such objection. InfuSystem hereby acknowledges that I-Flow shall have the right to, in good faith, withhold payment of that portion of the Fee set forth on any Invoice with respect to which I-Flow notifies InfuSystem of its objection therewith within the twenty-day period set forth in the immediately preceding sentence until such objection has been resolved to I-Flow's reasonable satisfaction.

            7. APPLICABLE STANDARDS. All services rendered or furnished by InfuSystem under this Agreement shall be rendered or furnished in a competent and professional manner and generally consistent with the level provided by InfuSystem prior to the Effective Date. All billing and collection services will be performed materially in accordance with all applicable statutes and regulations, and with the rules and policies of all applicable third-party payors.

            8. TERM AND TERMINATION.

            A. TERM. The initial term of this Agreement shall be three (3) years, commencing on the Effective Date; provided that this Agreement shall be automatically renewed for succeeding terms of one (1) year each unless, at least one hundred twenty (120) calendar days prior to the expiration of the then-current term, either party gives to the other party written notice of its intent to not renew the Agreement. During any and all renewal terms of this Agreement, all of the terms and provisions hereof will remain in full force and effect, save and except only as modified or amended in the manner specified in this Agreement.

            B. TERMINATION. This Agreement, during both the original term and any renewal terms hereof, cannot be terminated prior to the expiration of the then-current term except as follows:

                  (1.) TERMINATION BY I-FLOW. I-Flow shall have the right to terminate this Agreement at any time in its discretion upon at least one hundred eighty (180) calendar days prior written notice to InfuSystem.

                  (2.) TERMINATION BY INFUSYSTEM. InfuSystem shall have the
            right to terminate this Agreement by providing in its discretion a notice at any time after the first anniversary of the Effective Date, which notice shall designate a termination date no earlier than one hundred eighty (180) calendar days after the date of such notice.

                  (3.) AFTER NOTICE AND OPPORTUNITY TO CURE. Either party shall have the right to terminate this Agreement if the other party materially breaches this Agreement or materially defaults in the performance of a provision of this

            Agreement and such material breach or default is not cured within sixty (60) calendar days after the defaulting party receives written notice of such breach or default from the other party.

                  (4.) IMMEDIATELY. Either party shall have the right to
            terminate this Agreement immediately upon delivery of written notice of termination to the other party if such other party:

                        (a.) is in material breach or default under this
                  Agreement and has failed to cure such breach or default within the time specified for curing a material breach or default;

                        (b.) applies for or consents to the appointment of a
                  receiver, trustee or liquidator of all or substantially all of its assets, or files a petition or an answer seeking reorganization or to otherwise take advantage of any insolvency law;

                        (c.) files a voluntary petition in bankruptcy, admits in
                  writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of creditors;

                        (d.) is adjudicated bankrupt or insolvent by a court of
                  competent jurisdiction or is the subject of such a court's order, judgment or decree approving a petition seeking its reorganization; or

                        (e.) has a receiver or trustee appointed by a court of
                  competent jurisdiction to manage its assets, and such receiver or trustee has not been discharged within forty-five (45) calendar days after appointment.

            The effective date of any termination under this subsection (4.) shall be the date upon which the defaulting party receives the written notice required by this subsection.

                  (5.) UPON MUTUAL CONSENT. This Agreement may be terminated upon the mutual written consent of the parties.

                  (6.) UPON BREACH OF PRIVACY PROVISIONS. Upon I-Flow's
            knowledge of a material breach by InfuSystem of Section 23 of this Agreement, I-Flow may:

                        (a.) Provide an opportunity for InfuSystem to cure the
                  breach or end the violation, which cure period may be less than sixty (60) calendar days. Should I-Flow provide InfuSystem an opportunity to cure the breach or end the violation of Section 23 and InfuSystem does not cure the breach or end the violation within time specified by I-Flow, I-Flow shall have the right to terminate this Agreement immediately;

                        (b.) Immediately terminate this Agreement if InfuSystem
                  has breached a material term of Section 23 of this Agreement and cure is not possible; or

                        (c.) If neither termination nor cure is feasible, I-Flow
                  shall report the violation to the Secretary of the Department of Health and Human Services.

            C. RETURN OF RECORDS. Upon termination of this Agreement for any reason, all information and records owned or provided by I-Flow to InfuSystem, or created or received by InfuSystem on behalf of I-Flow, including, without limitation, any managed care contracts and any "Protected Healthcare Information," as that term is defined by the Federal Privacy Rule (hereafter "PHI" and, collectively with all such information and records, the "Information"), must be, at I-Flow's expense, returned to I-Flow or destroyed within thirty (30) calendar days of termination (or, if shorter in duration, within the period of time provided by applicable law, rules or regulations). This provision shall apply to PHI that is in the possession of subcontractors or agents of InfuSystem. InfuSystem shall retain no copies of the PHI.

            In the event that InfuSystem determines that returning or destroying the Information is infeasible, InfuSystem shall provide to I-Flow notification of the conditions that make return or destruction infeasible. Upon mutual agreement of the parties, InfuSystem shall extend the protections of this Agreement to such Information and limit further uses and disclosures of such Information to those purposes that make the return or destruction infeasible, for so long as InfuSystem maintains such Information.

            D. EFFECT OF TERMINATION OR NON-RENEWAL. In the event I-Flow (i) elects not to renew this Agreement pursuant to Section 8(A), or (ii) terminates this Agreement pursuant to Section 8(B)(1), I-Flow shall be responsible for an amount equal to the lower of (a) the aggregate amount of the rent payable by InfuSystem under the real property lease for the space occupied by the InfuSystem Personnel (including any termination penalties or rental charges incurred following such termination or non-renewal), determined reasonably and consistent with past practice, for the remainder of the then current lease term as of the date of such notice of non-renewal or termination, as applicable (the "Current Lease Term"), less all amounts actually received by InfuSystem in connection with any sublease or assignment of the real property lease for such space, or (b) $50,000 (the lower of such two amounts, the "Rent Payable"). I-Flow shall pay the Rent Payable, if any, to InfuSystem on or prior to the thirtieth
      (30th) calendar day following the end of the Current Lease Term.

            9. ENTIRE AGREEMENT; AMENDMENT AND MODIFICATION; RELEASE.

            A. This Agreement amends and restates the Existing Agreement in its entirety and supersedes the Existing Agreement in all respects. This Agreement contains the entire agreement by and between the parties with respect to the subject matter of this Agreement and supersedes any and all prior understandings, agreements and representations, both oral and written, regarding the subject matter of this Agreement.

            B. Any modification or amendment of or to this Agreement must be in writing and executed by I-Flow and by InfuSystem. The parties agree to take such action as is necessary to amend this Agreement from time to time as necessary for I-Flow or InfuSystem to comply with the requirements of the Federal Privacy Rule in the Standards for Privacy of Individually Identifiable Health Information at 45 CFR 164.501 (the "Federal Privacy Rule") and the Health Insurance Portability and Accountability Act, Public Law 104-191.

            C. Each of I-Flow, on the one hand, and InfuSystem, on the other hand, on behalf of itself and each of its respective affiliates, employees, agents, successors and assigns (each, a "Releasing Party"), hereby fully releases and discharges the other and each of its respective affiliates, employees, agents, successors and assigns (each, a "Released Party"), from, and to the extent applicable, relinquishes, all rights, obligations, liabilities, claims and actions, whether known or unknown, now existing or hereafter arising, at law or in equity or otherwise, that each such Releasing Party now has or may have against any Released Party, arising out of or in connection with the Existing Agreement or the providing of comparable services prior to the date hereof.

            10. EFFECT OF INVALIDITY OR UNENFORCEABILITY. In the event that any of the provisions of this Agreement or any section, paragraph, sentence, clause, phrase, word or numeral or the application thereof in any circumstance shall be held by any court of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall be severable and severed from and shall not affect the validity or enforceability of such provisions, section, paragraph, sentence, clause, phrase, word or numeral in any other circumstance and/or the validity or enforceability of the remainder of this Agreement, unless such severance would materially destroy the intent of the parties in entering into this Agreement, in which case the parties shall immediately commence negotiations in good faith to achieve a revised, fully valid and enforceable Agreement; provided, however, that if such a revised, fully valid and enforceable Agreement is not executed by both parties within thirty (30) calendar days after the event triggering severance, then either party may immediately terminate this Agreement.

            11. AGREEMENT NOT RESTRICTIVE. Except as otherwise expressly specified herein, nothing in this Agreement shall be construed to prevent either party from otherwise conducting business, or entering into any contractual relationship with any third party.

            12. NOTICES. All notices required or permitted to be given under this Agreement shall be made in writing and shall be sufficiently given only if personally delivered or mailed by overnight courier or certified or registered mail, return receipt requested, to the party to receive notice at the following addresses:

               As to I-Flow:         I-Flow Corporation
                                     20202 Windrow Drive
                                     Lake Forest, California 92630
                                     Attention: President

               As to InfuSystem:     InfuSystem, Inc.
                                     1551 East Lincoln Ave.
                                     Madison Heights, MI 48071
                                     Attention: President

      or to such other address as the intended recipient shall from time to time designate by written notice delivered in accordance with this Section 12. The date of the giving or making of any such notice, request, demand or other communication shall be the earlier of the date that its receipt is acknowledged in writing, or, if receipt is not so acknowledged, two (2) Business Days after the date on which such notice, request, demand or other communication was sent, mailed or personally delivered.

            13. BINDING EFFECT; ASSIGNMENT; NO THIRD-PARTY RIGHTS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights and/or delegate its duties or obligations under this Agreement without the prior, written consent of the other party, except to a successor to all, or substantially all, of such party's assets, whether by stock or asset acquisition or merger. Nothing expressed or implied in this Agreement is intended to or shall be construed to confer upon or give any person or entity other than InfuSystem and I-Flow any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

            14. RELATIONSHIP OF THE PARTIES. Nothing herein contained shall constitute or be construed to create a partnership, joint venture or employer/employee relationship between I-Flow and InfuSystem or between InfuSystem and any of I-Flow's Employees or between I-Flow and any InfuSystem Personnel. The relationship of I-Flow and InfuSystem under and pursuant to this Agreement is that of principal and independent contractor, respectively. Neither party has nor shall have any authority to bind the other party to any contractual obligation, whatsoever, except as expressly provided in this Agreement.

            15. CONSTRUCTION AND INTERPRETATION.

            A. This Agreement shall be construed and interpreted according to the internal laws of the State of Michigan.

            B. The parties hereto agree that both parties participated in the drafting of this Agreement and that this Agreement shall be construed without regard to any presumption or rule requiring construction against the party causing such document to be prepared or drafted.

            C. Any ambiguity in this Agreement shall be resolved in favor of a meaning that permits I-Flow to comply with the Federal Privacy Rule.

            16. LIABILITY AND INDEMNIFICATION.

            A. InfuSystem shall be solely responsible for, and shall indemnify I-Flow and its directors, officers, employees, agents and representatives against, any and all liabilities, losses, claims, suits, judgment, damages, costs, expenses, interest and legal fees that proximately result from any act of, or omission by, InfuSystem or any of InfuSystem's Personnel, employees, contractors, agents or representatives.

            B. I-Flow shall be solely responsible for, and shall indemnify InfuSystem and its directors, officers, employees, agents and representatives against, any and all liabilities, losses, claims, suits, judgment, damages, costs, expenses, interest and legal fees that proximately result from any act of, or omission by, I-Flow or any of I-Flow's Employees or any of I-Flow's contractors, agents or representatives other than InfuSystem.

            C. Subject to the provisions of subsections A. and B. of this
      Section 16, the parties shall make all reasonable efforts, consistent with advice of counsel and the requirements of the respective insurance policies and carriers, to coordinate the defense of all claims arising out of the Services to be provided under this Agreement.

            D. I-Flow HEREBY ACKNOWLEDGES AND AGREES THAT INFUSYSTEM HAS AGREED TO PROVIDE THE SERVICES HEREUNDER SOLELY AS AN ACCOMMODATION TO I-FLOW AND THAT SUCH SERVICES ARE PROVIDED ON THE BASIS AND IN THE MANNER PROVIDED IN THIS AGREEMENT SUCH THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER INFUSYSTEM NOR ITS AFFILIATES MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY WITH RESPECT TO THE SERVICES OR THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, NON-INFRINGEMENT, ACCURACY, AVAILABILITY, TIMELINESS, COMPLETENESS OR THE RESULTS TO BE OBTAINED FROM SUCH SERVICES, AND INFUSYSTEM AND ITS AFFILIATES HEREBY DISCLAIM THE SAME.

            E. NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER (A) FOR ANY PUNITIVE, EXEMPLARY OR OTHER SPECIAL DAMAGES ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, AND/OR (B) FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION LOSS OF USE, INCOME, PROFITS OR ANTICIPATED PROFITS, BUSINESS OR BUSINESS OPPORTUNITY, SAVINGS, DATA, OR BUSINESS REPUTATION), ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, REGARDLESS OF WHETHER SUCH

      DAMAGES ARE BASED IN CONTRACT, BREACH OF WARRANTY, TORT, NEGLIGENCE OR ANY OTHER THEORY, AND REGARDLESS OF WHETHER SUCH PARTY HAS BEEN ADVISED OF, KNEW OF, OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES. THE EXCLUSIONS CONTAINED IN THIS SECTION 16E SHALL NOT APPLY TO INFUSYSTEM'S AND I-FLOW'S INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTIONS 16A AND 16B.

            17. WAIVER. The waiver by any party to this Agreement of any provision of this Agreement or of any breach of this Agreement shall not operate as or be construed as a continuing waiver of such provision or a waiver of any continuing breach, subsequent breach, or any other breach, and any statement or conduct by or of any party or such party's representative with respect to any such waiver shall not estop such party from asserting or exercising any rights with respect to any provision or any subsequent, continuing or other breach. No waiver shall be valid unless it is asserted in a written document and signed by the duly authorized representative of the party against whom such waiver is being asserted.

            18. CHANGE OF CIRCUMSTANCES. In the event that any party hereto is prohibited by any governmental statutes, rules or regulations, or the policies and guidelines of any third-party payor from participating in the arrangement provided for and contemplated by this Agreement, the party claiming such condition shall immediately give written notice of same to the other party, and both parties shall promptly negotiate in good faith toward an acceptable alternative arrangement; provided, however, that if the parties cannot agree upon and execute an agreement implementing such an alternative arrangement within thirty (30) calendar days from the date of such written notice, then this Agreement shall be deemed terminated as of the date required to maintain compliance with all applicable local, state and federal statutes, rules and regulations.

            19. ARBITRATION; ATTORNEYS' FEES. Any and all disputes between InfuSystem and I-Flow pertaining to and/or arising out of this Agreement and/or the interpretation, performance and/or breach of this Agreement shall, to the extent that the relief sought is within the jurisdiction of an arbitrator in a statutory arbitration to award, be settled exclusively by arbitration in Michigan, in accordance with the JAMS Comprehensive Arbitration Rules and Procedures then in effect; provided, however, that the parties may, by mutual agreement, modify such rules of JAMS then in effect to provide for the parties' exercise of whatever discovery mechanisms, prior to the arbitration hearing, they may mutually agree upon; provided, further, that the arbitrator shall be chosen mutually by the parties and shall not have jurisdiction or authority to change, add to, or subtract from any of the provisions of this Agreement and shall issue a written decision, including findings of fact and conclusions of law. The arbitrator's decision shall be final and binding and judgment may be entered on the arbitrator's award in any court of competent jurisdiction.

      If any party to this Agreement shall bring any action, suit, arbitration, mediation, counterclaim or appeal for any relief against any other party, declaratory or otherwise, to enforce the terms hereof or to declare rights hereunder, the Prevailing Party in such action shall be entitled to recover as recoverable costs in any such action its actual attorneys' fees and costs, all expert fees and costs, all court and arbitration expenses, and any other costs reasonably and properly incurred, including any fees and costs incurred in bringing and prosecuting such action and enforcing any order, judgment, ruling, or award granted as part of such action. As used in this Section, "Prevailing Party" shall include, without limitation, a party which obtains substantially the relief sought by it.

            20. JURISDICTION; FORUM SELECTION. To the extent that the relief sought in any action brought by any party hereto against the other arising out of or in any way related to any of the terms or provisions of this Agreement or to the performance or breach thereof, whether such action is at law or in equity, is beyond the jurisdiction of an arbitrator in a statutory arbitration to award, the parties agree that the sole forum for any such action shall be a court of competent jurisdiction in Michigan.

            21. CORPORATE AUTHORITY. Each party to this Agreement represents and warrants to the other that it has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement, and that all necessary approvals and consents have been obtained in connection with the execution and performance of this Agreement. Each party further represents and warrants that its execution and delivery of this Agreement has been duly authorized by its respective governing body.

            22. CONFIDENTIALITY. The parties recognize that in connection with the performance of this Agreement, the parties may furnish and disclose to each other confidential and proprietary information including, without limitation, information relating to the parties' respective organization, personnel, business activities, policies, finances, costs, marketing plans, projected revenues, technology, rights, obligations, liabilities, strategies and customer lists (collectively, "Confidential Information"). Each party, to the extent it comes into possession of Confidential Information of the other party, agrees that, except as expressly contemplated by this Agreement, it shall not directly or indirectly use such Confidential Information for its own benefit or in connection with its business relationships with patients/customers/clients of the owner of the Confidential Information, and shall take all reasonable care to ensure that such Confidential Information shall not be disclosed to any third party, including imposing reasonable confidentiality requirements with respect to such Confidential Information on its employees, agents, counsel, accountants and other representatives, except insofar as: (i) disclosure may be specifically authorized in writing from time to time by the owner of the Confidential Information; (ii) such Confidential Information is required to be disclosed in connection with performance of this Agreement, or pursuant to any right or license granted by the owner of the Confidential Information; (iii) the recipient of the Confidential Information can demonstrate, by independent documentation, that such Confidential Information was previously made public by the Confidential Information's owner; (iv) the recipient of the Confidential Information can demonstrate, by independent documentation, that such Confidential Information was in the public domain, prior to its disclosure hereunder and otherwise than as a consequence of a breach of its obligations hereunder; (v) the recipient of the Confidential Information can demonstrate, by independent documentation, that such Confidential Information was known by the recipient prior to its disclosure hereunder or was independently developed by the recipient without the aid or use of any information disclosed hereunder; or
(vi) such disclosure is required under compulsion of law, including subpoena, civil investigative demand, oral questions or interrogatories, or other compulsory process; provided that, the Confidential Information's owner shall be given notice of service of such demand or process and a reasonable opportunity to defend against such demand or process, and the party against whom such demand or process is asserted provides all reasonable cooperation in opposing the same to the fullest extent permitted by law.

Each of the parties, for itself and its successors and assigns, acknowledges that any violation of this Section 22 would seriously and irreparably injure the owner of the Confidential Information. In addition to all other remedies permitted by law or in equity and without limiting any action at law or in equity to which such owner may be entitled, the owner of any Confidential Information shall be entitled to seek injunctive relief, without bond, to enforce the terms and conditions stated herein.

            23. PRIVACY. In the course of providing services pursuant to this Agreement, InfuSystem may receive or create PHI on behalf of I-Flow. As a result, InfuSystem may be deemed a "Business Associate" of I-Flow, as that term is defined at 45 CFR 160.103, and must utilize appropriate safeguards to prevent the use or disclosure of PHI other than as provided for by this Agreement.

                  A. To this end, InfuSystem agrees as follows:

                  (1.) InfuSystem agrees not to use or further disclose PHI
            other than as permitted or required by this Agreement or as required by law.

                  (2.) InfuSystem agrees to use appropriate safeguards to
            prevent use or disclosure of PHI other than as provided for by this Agreement. InfuSystem agrees to implement administrative, physical and technical safeguards that reasonably and appropriately protect the confidentiality, integrity and availability of electronic PHI that it creates, receives, maintains or transmits on behalf of I-Flow.

                  (3.) InfuSystem agrees to mitigate, to the extent practicable, any harmful effect that is known to InfuSystem of a use or disclosure of PHI by InfuSystem in violation of the requirements of this Agreement.

                  (4.) InfuSystem agrees to report to I-Flow any use or
            disclosure of PHI not provided for by this Agreement of which InfuSystem becomes aware. InfuSystem agrees to report to I-Flow any security incident, as that term is defined at 45 CFR 164.304, of which it becomes aware.

                  (5.) InfuSystem agrees to ensure that any agent, including a subcontractor, to whom it provides PHI received from or created by InfuSystem on behalf of I-Flow agrees to the same restrictions and conditions that apply through this Agreement to InfuSystem with respect to such information. InfuSystem agrees to ensure that any agent, including a subcontractor, to whom it provides electronic PHI agrees to implement reasonable and appropriate safeguards to protect it.

                  (6.) InfuSystem agrees to provide access, at the request of
            I-Flow, and in the time and manner designated by I-Flow, to PHI in a "Designated Record Set" as that term is defined at 45 CFR 164.501, to I-Flow or, as directed by I-Flow, to an "Individual" as that term is defined at 45 CFR 160.103 (and shall include a person who qualifies as a personal representative in accordance with 45 CFR 164.502(g)) in order to meet the requirements under 45 CFR 164.524 which govern an Individual's right to access to his or her own PHI.

                  (7.) InfuSystem agrees to make any amendment(s) to PHI in a
            Designated Record Set that I-Flow directs or agrees to pursuant to 45 CFR 164.526 at the request of I-Flow or an Individual, and in the time and manner designated by I-Flow.

                  (8.) InfuSystem agrees to make internal practices, books, and records, including policies and procedures and PHI, relating to the use and disclosure of PHI received from, or created or received by InfuSystem on behalf of I-Flow available to I-Flow or to the Secretary of the Department of Health and Human Services (hereafter referred to as the "Secretary"), in a time and manner designated by I-Flow or the Secretary, for purposes of the Secretary determining I-Flow's compliance with the Federal Privacy Rule.

                  (9.) InfuSystem agrees to document such disclosures of PHI and information related to such disclosures as would be required for I-Flow to respond to a request by an Individual for an accounting of disclosures of PHI in accordance with 45 CFR 164.528.

                  (10.) InfuSystem agrees to provide to I-Flow or an Individual, in time and manner designated by I-Flow, information collected in accordance with this Agreement, to permit I-Flow to respond to a request by an Individual for an accounting of disclosures of PHI in accordance with 45 CFR 164.528.

            B. Pursuant to the Federal Privacy Rule, I-Flow shall inform InfuSystem of privacy practices and restrictions as follows:

                  (1.) I-Flow shall provide InfuSystem with the notice of
            privacy practices that I-Flow produces in accordance with 45 CFR 164.520, as well as any changes to such notice.

                  (2). I-Flow shall provide InfuSystem with any changes in, or revocation of, permission by Individual to use or disclose PHI, to the extent such changes affect InfuSystem's permitted or required uses and disclosures.

                  (3.) I-Flow shall notify InfuSystem of any restriction to the use or disclosure of PHI that I-Flow has agreed to in accordance with 45 CFR 164.522 to the extent such restriction may affect InfuSystem's use or disclosure of PHI.

            C. PERMITTED USES AND DISCLOSURES.

                  (1.) Except as otherwise limited in this Agreement, InfuSystem may use or disclose PHI to perform functions, activities, or services for, or on behalf of, I-Flow as specified in this Agreement, provided such use or disclosure would not violate the Federal Privacy Rule if done by I-Flow or the minimum necessary policies and procedures of I-Flow. I-Flow shall not request InfuSystem to use or disclose PHI in any manner that would not be permissible under the Federal Privacy Rule if done by I-Flow or that would violate I-Flow's minimum necessary policies and procedures.

                  (2.) Except as otherwise limited in this Agreement, InfuSystem may use PHI for the proper management and administration of InfuSystem or to carry out the legal responsibilities of InfuSystem.

                  (3.) Except as otherwise limited in this Agreement, InfuSystem may disclose PHI for the proper management and administration of InfuSystem, provided that disclosures are "Required By Law" as that term is defined at 45 CFR 164.501, or InfuSystem obtains reasonable assurances from the person to whom the information is disclosed that it will remain confidential and used or further disclosed only as Required By Law or for the purpose for which it was disclosed to the person, and the person notifies InfuSystem of any instances in which it is aware in which the confidentiality of the information has been breached.

                  (4.) Except as otherwise limited in this Agreement, InfuSystem may use PHI to provide "Data Aggregation" services to I-Flow as permitted by 42 CFR 164.504(e)(2)(i)(B).

                  (5.) InfuSystem may use PHI to report violations of law to appropriate Federal and State authorities, consistent with 42 CFR 164.502(j)(1).

            24. SURVIVAL. The respective rights and obligations of InfuSystem under Sections 8(C), 9 through 17, 19 through 21, 23 and 24 of this Agreement shall survive the termination of this Agreement. The obligations of each party under this Section 22 shall survive any termination of this Agreement and expire upon the fifth (5th) anniversary of the effective date of such termination.

            25. COUNTERPARTS. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            [The remainder of this page is intentionally left blank.]

            IN WITNESS WHEREOF, InfuSystem and I-Flow have caused this Agreement to be executed by their respective duly authorized officers as of the Effective Date specified on the first page of this Agreement.

                                         INFUSYSTEM, INC.

                                         By: ___________________________________
                                             Name: Steven E. Watkins
                                             Title: President

                                         I-FLOW CORPORATION

                                         By: ___________________________________
                                             Name: Donald M. Earhart
                                             Title: Chairman, President and
                                                    Chief Executive Officer

                                    EXHIBIT B

                            FORM OF LICENSE AGREEMENT

                                 [See attached]

                                LICENSE AGREEMENT

     This LICENSE AGREEMENT (this "AGREEMENT"), dated as of ___________, 200__ (the "EFFECTIVE DATE"), is by and between InfuSystem, Inc., a California corporation ("INFUSYSTEM"), on the one hand, and I-Flow Corporation, a Delaware corporation ("I-FLOW"), on the other hand. Each of I-Flow and InfuSystem may be referred to herein individually as a "PARTY" or collectively as the "PARTIES."

                                    RECITALS

     WHEREAS, InfuSystem is the owner of certain intellectual property related to the provision of billing and management services, including intellectual property jointly developed by I-Flow and InfuSystem;

     WHEREAS, I-Flow manufactures, markets, distributes and sells medical equipment and supplies, including, without limitation, I-Flow's ON-Q(R) Pain Management Systems and acute post-operative pain management, wound site management and post-operative surgical treatment products and related supplies (hereafter collectively referred to as the "Products");

     WHEREAS, pursuant to that certain Services Agreement dated April 29, 2002, as amended, between InfuSystem and I-Flow (the "Existing Agreement"), InfuSystem has been furnishing I-Flow with the Billing and Collection Services and Management Services in connection with the Products;

     WHEREAS, pursuant to that certain Stock Purchase Agreement, dated as of September 29, 2006 (the "STOCK PURCHASE AGREEMENT"), by and among I-Flow, InfuSystem, HAPC, Inc., a Delaware corporation (the "Buyer") and Iceland Acquisition Subsidiary, Inc., a Delaware corporation (the "Acquisition Sub"), the Buyer is purchasing concurrently with the execution and delivery of this Agreement all of the issued and outstanding capital stock of InfuSystem through the Acquisition Sub;

     WHEREAS, concurrently with the execution and delivery of this Agreement and the consummation of the transactions contemplated by the Stock Purchase Agreement, I-Flow and InfuSystem are amending and restating the Existing Agreement (the "SERVICES AGREEMENT"), pursuant to which InfuSystem will continue to provide Billing and Collection Services and Management Services to I-Flow and I-Flow will grant a certain non-exclusive license to InfuSystem, pursuant to
Section 1.B. of the Services Agreement, to enable InfuSystem to provide such services to I-Flow; and

     WHEREAS, in order to facilitate the continued business relationship between InfuSystem and I-Flow pursuant to the Services Agreement, I-Flow desires to obtain, and InfuSystem desires to grant, exclusive and non-exclusive licenses to InfuSystem's intellectual property related to third-party billing and collection services and management services for use in the field of acute post-operative pain management and in other Products fields including, without limitation, wound site management and post-operative surgical treatments, all subject to the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the foregoing premises and the promises and covenants contained in this Agreement, the Services Agreement and the Stock Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    AGREEMENT

1. DEFINITIONS. The following definitions shall apply to the terms below:

     1.1 "AFFILIATE" shall mean, with respect to any specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

     1.2 "AGREEMENT" shall have the meaning set forth in the preamble.

     1.3 "BILLING AND COLLECTION SERVICES" shall have the meaning ascribed thereto in the Services Agreement.

     1.4 "EFFECTIVE DATE" shall have the meaning set forth in the preamble.

     1.5 "EXCLUSIVELY LICENSED INTELLECTUAL PROPERTY" shall have the meaning set forth in Section 2.1.

     1.6 "FIELD OF USE" shall mean the field of acute post-operative pain management treatments.

     1.7 "I-FLOW" shall have the meaning set forth in the preamble.

     1.8 "INFUSYSTEM" shall have the meaning set forth in the preamble.

     1.9 "INFUSYSTEM INTELLECTUAL PROPERTY" shall mean all Intellectual Property owned by InfuSystem as of the Effective Date relating to or used in the delivery or performance of Services.

     1.10 "INTELLECTUAL PROPERTY" shall mean all know-how, trade secrets, and any other information that is protected by statutory or common law against unauthorized use.

     1.11 "LICENSED INTELLECTUAL PROPERTY" shall have the meaning set forth in
     Section 2.2.

     1.12 "LITIGATION" shall have the meaning set forth in Section 3.1.

     1.13 "MANAGEMENT SERVICES" shall have the meaning ascribed thereto in the Services Agreement.

     1.14 "OTHER FIELDS" shall mean all fields other than the Field of Use, including, without limitation, the fields of wound site management and post-operative surgical treatments.

     1.15 "NON-EXCLUSIVELY LICENSED INTELLECTUAL PROPERTY" shall have the meaning set forth in Section 2.2.

     1.16 "PARTY" shall have the meaning set forth in the preamble.

     1.17 "PARTIES" shall have the meaning set forth in the preamble.

     1.18 "PERSON" shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

     1.19 "PREVAILING PARTY" shall have the meaning set forth in Section 7.4.

     1.20 "SERVICES" shall mean Billing and Collection Services and/or Management Services.

     1.21 "THIRD PARTY" shall mean any Person other than InfuSystem, I-Flow, or an Affiliate of either.

2. LICENSE GRANT AND OWNERSHIP OF IMPROVEMENTS.

     2.1 InfuSystem hereby grants to I-Flow an unrestricted, perpetual, irrevocable, worldwide, assignable, royalty-free and exclusive license to use and/or sublicense the InfuSystem Intellectual Property, solely in the Field of Use (the "Exclusively Licensed Intellectual Property") for the benefit of I-Flow.

     2.2 InfuSystem hereby grants to I-Flow an unrestricted, perpetual, irrevocable, worldwide, assignable, royalty-free and non-exclusive license to use and/or sublicense the InfuSystem Intellectual Property in the Other Fields (the "Non-Exclusively Licensed Intellectual Property" and, together with the Exclusively Licensed Intellectual Property, the "Licensed Intellectual Property") for the benefit of I-Flow.

     2.3 The license granted under Section 2.1 of this Agreement shall be exclusive as to all Parties or entities, including InfuSystem. InfuSystem shall have no right to make, use, sell, offer for sale, and/or import the Exclusively Licensed Intellectual Property in the Field of Use. Accordingly, InfuSystem agrees and covenants not to, directly or indirectly, make, use, sell, license offer for sale, and/or import the Exclusively Licensed Intellectual Property in the Field of Use for any purpose or by any means without the express prior written consent of I-Flow, which consent may be withheld in I-Flow's sole and exclusive discretion.

     2.4 The licenses granted under Sections 2.1 and 2.2 of this Agreement shall not limit InfuSystem's ability to use any of the Licensed Intellectual Property in the Other Fields.

3. INFRINGEMENT AND ENFORCEMENT.

     3.1 I-Flow may, but has no obligation to, take any and all actions to enforce the Licensed Intellectual Property (including without limitation instituting litigation) against any suspected infringement or misappropriation by any Third Party ("Litigation"). I-Flow shall bear all the expenses and costs with respect to any such Litigation it elects to undertake and I-Flow shall be entitled to all damages recovered in such Litigation.

     3.2 At I-Flow's request, InfuSystem agrees to reasonably cooperate in any such Litigation. I-Flow agrees to pay InfuSystem's reasonable out-of-pocket costs and expenses in connection with such Litigation. If InfuSystem desires to retain separate counsel in connection with such Litigation, however, InfuSystem shall bear its own costs and expenses concerning the Litigation, including, without limitation, the costs and expenses of such separate counsel. Notwithstanding InfuSystem's participation in such Litigation, I-Flow shall retain the full right to control such Litigation, including, without limitation, any settlement of such Litigation. I-Flow shall have the right to settle any Litigation on such terms and conditions reasonably acceptable to InfuSystem.

     3.3 NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER (A) FOR ANY PUNITIVE, EXEMPLARY OR OTHER SPECIAL DAMAGES ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, AND/OR (B) FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION LOSS OF USE, INCOME, PROFITS OR ANTICIPATED PROFITS, BUSINESS OR BUSINESS OPPORTUNITY, SAVINGS, DATA, OR BUSINESS REPUTATION), ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, REGARDLESS OF WHETHER SUCH DAMAGES ARE BASED IN CONTRACT, BREACH OF WARRANTY, TORT, NEGLIGENCE OR ANY OTHER THEORY, AND REGARDLESS OF WHETHER SUCH PARTY HAS BEEN ADVISED OF, KNEW OF, OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES.

4. REPRESENTATIONS AND WARRANTIES.

     4.1 InfuSystem hereby represents and warrants to I-Flow that:

          (i) it has all of the requisite power and authority to enter into this Agreement and to perform its obligations hereunder and that this Agreement has been duly and validly authorized, executed and delivered by InfuSystem;

          (ii) this Agreement constitutes the legal, valid and binding obligation of InfuSystem, enforceable against InfuSystem in accordance with its terms;

          (iii) it is the owner of the Licensed Intellectual Property and the Licensed Intellectual Property does not infringe or misappropriate the intellectual property of any Third Party; and

          (iv) it has the entire right to enter this Agreement and grant the licenses contemplated hereby.

     4.2 I-Flow hereby represents and warrants to InfuSystem that:

          (i) it has all of the requisite power and authority to enter into this Agreement and that this Agreement has been duly and validly authorized, executed and delivered by I-Flow; and

          (ii) this Agreement constitutes the legal, valid and binding obligation of I-Flow, enforceable against I-Flow in accordance with its terms.

5. TERM AND TERMINATION.

     5.1 The term of this Agreement shall commence on the Effective Date and shall continue in perpetuity, unless terminated by I-Flow by written notice to InfuSystem, provided that upon the later of (i) the third (3rd) anniversary of the Effective Date or (ii) termination of the Services Agreement for any reason, without any action by any of the parties hereto, the exclusive license granted by InfuSystem to I-Flow pursuant to Section 2.1 of this Agreement shall automatically be deemed amended to become a non-exclusive license and no longer an exclusive license, and Section 2.3 shall cease to have any force or effect. Except as provided in the immediately preceding sentence and as otherwise mutually agreed by the parties, all terms and conditions of this Agreement, including, without limitation, those pertaining to the licenses themselves, shall remain in full force and effect during the term of this Agreement.

     5.2 This Agreement may not be terminated by InfuSystem.

6. NOTICES.

     6.1 Any notice required or permitted to be given to a Party pursuant to this Agreement shall be deemed to have been given only if such notice is reduced to writing and (i) delivered personally, (ii) sent by reputable overnight courier service for next business day delivery to the address given below, or
(iii) sent by facsimile machine (with proof of transmission capability) to the fax number set forth below, with a hard copy to be sent by first class mail to the address given below:

If to InfuSystem:                                          If to I-Flow:
----------------                                           ------------

InfuSystem, Inc.                                           I-Flow Corporation
1551 East Lincoln Ave.                                     20202 Windrow Drive
Madison Heights, MI 48071                                  Lake Forest, CA 92630
Attention:  President                                      Attention:  President

     or to such other address or facsimile number as either Party shall have specified by notice in writing to the other Party.

     If delivered personally or by facsimile during normal business hours on a business day, a notice shall be deemed delivered when actually received at the address specified above. In any other case, notice shall be deemed delivered on the next business day following the date on which it was sent.

7. MISCELLANEOUS.

     7.1 CONFIDENTIALITY. The parties recognize that in connection with the performance of this Agreement, the parties may furnish and disclose to each other confidential and proprietary information including, without limitation, information relating to the parties' respective organization, personnel, business activities, policies, finances, costs, marketing plans, projected revenues, technology, rights, obligations, liabilities, strategies and customer lists (collectively, "Confidential Information"). Each party, to the extent it comes into possession of Confidential Information of the other party, agrees that, except as expressly contemplated by this Agreement, it shall not directly or indirectly use such Confidential Information for its own benefit or in connection with its business relationships with patients/customers/clients of the owner of the Confidential Information, and shall take all reasonable care to ensure that such Confidential Information shall not be disclosed to any third party, including imposing reasonable confidentiality requirements with respect to such Confidential Information on its employees, agents, counsel, accountants and other representatives, except insofar as: (i) disclosure may be specifically authorized in writing from time to time by the owner of the Confidential Information; (ii) such Confidential Information is required to be disclosed in connection with performance of this Agreement, or pursuant to any right or license granted by the owner of the Confidential Information; (iii) the recipient of the Confidential Information can demonstrate, by independent documentation, that such Confidential Information was previously made public by the Confidential Information's owner; (iv) the recipient of the Confidential Information can demonstrate, by independent documentation, that such Confidential Information was in the public domain, prior to its disclosure hereunder and otherwise than as a consequence of a breach of its obligations hereunder; (v) the recipient of the Confidential Information can demonstrate, by independent documentation, that such Confidential Information was known by the recipient prior to its disclosure hereunder or was independently developed by the recipient without the aid or use of any information disclosed hereunder; or
(vi) such disclosure is required under compulsion of law, including subpoena, civil investigative demand, oral questions or interrogatories, or other compulsory process; provided that, the Confidential Information's owner shall be given notice of service of such demand or process and a reasonable opportunity to defend against such demand or process, and the party against whom such demand or process is asserted provides all reasonable cooperation in opposing the same to the fullest extent permitted by law. The obligations of each party under this Section 7.1 shall survive any termination of this Agreement and expire upon the fifth (5th) anniversary of the effective date of such termination. Each of the parties, for itself and its successors and assigns, acknowledges that any violation of this Section 7.1 would seriously and irreparably injure the owner of the Confidential Information. In addition to all other remedies permitted by law or in equity and without limiting any action at law or in equity to which such owner may be entitled, the owner of any Confidential Information shall be entitled to seek injunctive relief, without bond, to enforce the terms and conditions stated herein.

     7.2 ASSIGNABILITY. This Agreement is assignable by I-Flow without restriction. This Agreement may not be assigned by InfuSystem, except with the written consent of I-Flow, which consent may be withheld in I-Flow's sole and exclusive discretion, or to a successor to all, or substantially all of InfuSystem's assets. Any purported assignment by InfuSystem in violation of the foregoing shall be void.

     7.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Michigan, without giving effect to the choice of law rules thereof.

     7.4 ATTORNEYS' FEES. If any Party to this Agreement shall bring any action, suit, arbitration, mediation, counterclaim or appeal for any relief against any other Party, declaratory or otherwise, to enforce the terms hereof or to declare rights hereunder, the Prevailing Party in such action shall be entitled to recover as recoverable costs in any such action its actual attorneys' fees and costs (including reasonable fees and costs for in-house counsel), all expert fees and costs, all court and arbitration expenses, and any other costs reasonably and properly incurred, including any fees and costs incurred in bringing and prosecuting such action and enforcing any order, judgment, ruling, or award granted as part of such action. As used in this Section, "Prevailing Party" shall include, without limitation, a Party which obtains substantially the relief sought by it.

     7.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts (including by means of facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7.6 SEVERABILITY. Should any part or provision of this Agreement be rendered or declared invalid by reason of any law or by decree of a court of competent jurisdiction, the validity of any other term, clause, or provision shall not be affected provided that such invalid or unenforceable provision is and can be replaced with an enforceable clause which most closely achieves the result intended by such invalid clause.

     7.7 HEADINGS. The headings used in this Agreement are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

     7.8 DRAFTING. The Parties agree that this Agreement shall not be construed against either Party as the drafter.

     7.9 WAIVER. No waiver or delay by either Party of any breach of the covenants contained herein to be performed by the other Party shall be construed as a waiver of any succeeding breach of the same or any other covenants or conditions hereof.

     7.10 ENTIRETY OF AGREEMENT. This Agreement supersedes any prior understandings or agreements, whether written or oral, and any contemporaneous oral agreements, between the Parties hereto in regard to the subject matter hereof and contains the entire agreement between the Parties in regard to the subject matter hereof. This Agreement may not be changed or modified orally, but only by an agreement, in writing, signed by both parties hereto.

            [The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their duly authorized representatives, effective as of the Effective Date set forth above.

                                          I-FLOW CORPORATION

                                          By: __________________________________
                                              Name: Donald M. Earhart
                                              Title: Chairman, President and
                                                     Chief Executive Officer

                                          INFUSYSTEM, INC.

                                          By: __________________________________
                                              Name: Steven E. Watkins
                                              Title: President

                                    EXHIBIT C

                             COPY OF THE TERM SHEET

                                 [See attached]

                                INFUSYSTEM, INC.

         SUMMARY OF TERMS AND CONDITIONS OF THE PROPOSED PROMISSORY NOTE

This Summary does not purport to summarize all the terms, conditions, representations, warranties and other provisions with respect to the transactions referred to herein. Subject to the conditions set forth in the Stock Purchase Agreement dated as of September 29, 2006 (the "Purchase Agreement") to which this Summary is attached, Seller agrees to make a Term Loan to Buyer on and subject to the terms and conditions set forth described herein. Capitalized terms used herein without definition have the meaning set forth in the Purchase Agreement. Except as required by applicable law (including the filing of disclosure documents with the Securities and Exchange Commission in connection with the transactions contemplated by the Purchase Agreement), this Summary is confidential and may not be disclosed to any person or entity other than the Parent's and the Company's respective officers, directors, employees and professional advisors.

The Term Loan shall be subject to the terms and conditions set forth in definitive Promissory Note Documents, which will be consistent with the terms and conditions hereof and shall be negotiated in good faith by the parties, with such qualifiers and exceptions as are usual and customary and reasonable in light of the business of the Company.

Company: Iceland Acquisition Subsidiary, Inc., a Delaware corporation, which upon issuance of the Promissory Note (as defined below) will merge into InfuSystem, Inc., a California corporation (the "COMPANY" and, together with the Guarantors (as defined below), collectively, the "NOTE PARTIES" or each individually a "NOTE PARTY").

Guarantors:         HAPC, Inc., a Delaware corporation (the "PARENT") and each of the Parent's or the Company's existing and future direct and indirect wholly-owned subsidiaries (collectively, the Parent and such subsidiaries are the "GUARANTORS"), shall guaranty (the "GUARANTY") all obligations under the Promissory Note (as defined below). All guaranties shall be guarantees of payment and not of collection.

Noteholder:         I-Flow Corporation or an affiliate of I-Flow Corporation to be identified and/or its successors or assigns (each a "NOTEHOLDER").

Promissory Note:    The senior secured term loan (the "TERM LOAN") shall be in an amount equal to the sum of (A) $55,000,000.00 and (B) the dollar amount (which amount may be zero) actually returned to shareholders of the Parent voting against the Acquisition
                    (as
                    defined below) and requesting a return of their investment in accordance with the terms of such investment; provided, however, that if the sum of clauses (A) and (B) exceeds
                    $75,000,000.00 (the "MAXIMUM AMOUNT"), the Term Loan shall be in an amount equal to the Maximum Amount. The Term Loan shall be evidenced by a note payable to the Noteholder (the
                    "PROMISSORY NOTE").

Availability:       On the Closing Date .

Closing Date:       December 30, 2006 or such other date (prior to the
                    termination of the Purchase Agreement) as all conditions to the funding of the Term Loan have been satisfied (the
                    "CLOSING DATE").

Maturity Date:      The date that is 4 years after the Closing Date (the
                    "MATURITY DATE").

Amortization:       Quarterly amortization of principal (in equal installments)
                    as follows:

                    Year         Amortization:
                    ----         ------------
                      1          5% of initial aggregate Term Loan
                      2          10% of initial aggregate Term Loan
                      3          10% of initial aggregate Term Loan
                      4          15% of initial aggregate Term Loan
                                 and on the Maturity Date any and all other amounts outstanding under the Promissory
                        Note.

Interest Rates:         Calculated on a 360-day basis:

                        Current Rate:           A floating rate equal to LIBOR
                                                Rate + 5.50% or Base Rate +
                                                4.50%.

                        Default Rate:           2.00% in addition to the Current
                                                Rate, payable on demand

                        As used herein, the terms "BASE RATE" and "LIBOR RATE" shall have meanings customary and appropriate for non-bank financings of this type, and the basis for calculating accrued interest and the interest periods for loans bearing interest based on LIBOR shall be customary and appropriate for non-bank financings of this type; provided that (i) the LIBOR Rate will be based on one month interest periods (as set forth in the Wall Street Journal on the first Business Day of each month) and (ii) at no time would LIBOR be less than 3.00% and at no time would the Base Rate be less than 4.00%.

Administration Fee:     Administration Fee of $75,000.00 per annum, payable to
                        the Noteholder annually in advance on the Closing Date and on each anniversary thereof.

Payment Schedule:       Interest at the Current Rate is due monthly for
                        borrowings bearing interest with reference to the Base
                        Rate; on the last day of selected interest periods
                        (which shall be one, two, three or six months) for borrowings bearing interest with reference to LIBOR (and at the end of every quarter, in the case of interest periods of longer than one quarter); and upon prepayment, in each case payable in arrears.

                        Interest at the Default Rate is due on demand following an event of default under the Promissory Note.

                        Principal is due in accordance with the amortization schedule referred to above and on the Maturity Date unless earlier payment is required from Mandatory Prepayments or following a default.

Prepayment Premium:     The Term Loan may be prepaid in whole or in part so long
                        as the Prepayment Premium (as defined below) is paid concurrently therewith. In the event all or any portion of the Term Loan is repaid, is permanently reduced for any reason (whether pursuant to an optional or mandatory prepayment (other than scheduled amortization payments and prepayments from Excess Cash Flow required below) prior to the third anniversary of the Closing Date, such repayments shall require the Company to pay a premium equal to (i) 2.00% of the principal amount of such repayment, if such repayment occurs on or prior to the date which is 0-12 months after the Closing Date, (ii)
                        1.0% of the principal amount of such repayment , if such repayment occurs after the date which is more than 12 months after the Closing Date but on or prior to the date which is 36 months after the Closing Date (the
                        "PREPAYMENT PREMIUM").

Mandatory Prepayments:  The Company shall make the following mandatory prepayments (subject to certain basket amounts and other exceptions to be negotiated in the definitive Promissory Note Documents):

                        (i) Asset Sales: Prepayments in the amount of all of the net after tax cash proceeds in excess of amounts to be determined in any fiscal year of the sale or other disposition of any property or assets of any Note Party or its respective subsidiaries, other than net cash proceeds of sales or other dispositions of inventory in the ordinary course of business.

                        (ii) Insurance Proceeds: Prepayments in the amount of all of the net cash proceeds in excess of amounts to be determined in any fiscal year of condemnation/insurance on account of any loss or taking of any property or assets of any Note Party or its respective subsidiaries, other than net cash proceeds (not in excess of an amount to be agreed upon in the aggregate) that are reinvested in other assets useful in the business of the Note Parties within a time period to be negotiated in the Promissory Note Documents.

                        (iii) Issuance of Equity: Prepayment in an amount equal to all of the net cash proceeds received from the issuance of equity by any Note Party or it respective subsidiaries.

                        (iv) Incurrence of Indebtedness: Prepayments in an amount equal to all of the net cash proceeds received from the incurrence of indebtedness by any Note Party or its respective subsidiaries (other than Permitted Debt (as defined below)).

                        (v) Excess Cash Flow: Prepayments in an amount equal to 75.0% of Excess Cash Flow (to be defined in the Promissory Note Documents); provided that any debt prepaid with Lender's 75.0% of Excess Cash Flow shall not be subject to the Prepayment Premium.

                        (vi) Tax Refunds: Prepayments in the amount of tax refunds in excess of amounts to be determined in any fiscal year received by any Note Party.

                        (vii) Revolving Credit Facility: Upon entry by any Note Party into a revolving credit facility, prepayments in an amount equal to the principal amount available under such revolving credit facility, any such prepayments not to exceed $5,000,000.00 in the aggregate.

Prepayment Application: Optional and mandatory prepayments of the Promissory
                        Note shall be applied in the following order: (i) first, to due and unpaid fees and expenses; (ii) second, to accrued interest at the Default Rate (if applicable);
                        (iii) third, to accrued interest at the Current Rate;
                        (iv) fourth, to the Prepayment Premium, if applicable; (v) fifth, to the outstanding principal amount of the Promissory Note; and (vi) sixth, to any remaining amounts due to the Noteholder under the Promissory Note Documents.

Use of Proceeds:        On the Closing Date, it is anticipated that the
                        aggregate proceeds of the Promissory Note shall be used as follows:

                        Uses: $72,900,000 - Proposed acquisition of InfuSystem, Inc. (the "ACQUISITION")

                                    $2,100,000 - Closing costs and fees.

Collateral:             The Promissory Note shall be secured by all assets of
                        the Note Parties, including but not limited to, the following (subject to exceptions agreed to by the Noteholder) (all such security being the "COLLATERAL"):

                        A) Excepting only Permitted Liens (as defined below) (wherein a 2nd priority security interest shall be granted to the Noteholder), a 1st priority security interest in 100% of each Note Party's property and assets, whether real, personal, tangible, or intangible, and wherever located, including, to the extent allowable by law, but not limited to all cash, deposit accounts, accounts receivable, contract rights, equipment, inventory, and owned and leased real property; and all other tangible and intangible assets of every type and nature whether now existing or hereafter created, acquired, or arising;

                        B) Pledge of 100% of the issued and outstanding ownership interests in each Note Party (other than the Parent) and 100% of the outstanding ownership interests in each other entity held by each Note Party and in any new subsidiaries formed or acquired post-closing (except with respect to foreign subsidiaries, in which case 65% of the interests will be pledged);

                        C) With respect to locations where a material amount of Collateral is kept, an agreement in form and substance satisfactory to Seller whereby the landlord in respect of each such location (i) acknowledges Seller's lien on such Collateral, (ii) releases or subordinates the landlord's lien on such Collateral and (iii) provides the Seller with access to the Collateral located at such location; and

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

                        D) Collateral assignment, subordination and pledge agreements for all Note Party notes receivable, inter-company notes receivable, subsidiary receivables, and advances, etc, if any.

Cash Management:        From and after the Closing Date, all collection of the
                        Note Parties shall be deposited in deposit accounts subject to deposit account control agreements satisfactory to the Noteholder. The cash management system of the Note Parties shall be otherwise maintained in a manner satisfactory to the Noteholder.

Representations and
Warranties:             Usual and customary for transactions of this type,
                        including, without limitation: (i) due organization and authorization; (ii) execution, delivery and enforceability of the Promissory Note Documents; (iii) financial condition and solvency; (iv) no material adverse change in or effect on (i) the business, condition (financial or otherwise), assets, liabilities
                        (actual or contingent), operations, management, performance, properties, or prospects of the Parent, since December 31, 2005, (ii) the ability of any Note
                        Party to perform its obligations under the Promissory
                        Note Documents or (iii) the ability of the Noteholder to enforce the Promissory Note Documents (any of the foregoing being a "MATERIAL ADVERSE CHANGE"); (v) title to properties and insurance matters; (vi) no material litigation; (vii) use of proceeds and not engaging in business of purchasing/carrying margin stock; (viii) status under Investment Company Act; (ix) liens; (x) tax matters, (xi) compliance with law, contracts, and organizational documents; (xii) environmental and ERISA matters; (xiii) no required governmental or third party consents or approvals; and (xiv) full disclosure.

Financial Covenants:    Usual and customary for transactions of this type,
                        including, without limitation:

                        Maximum Total Leverage Ratio: Maintenance on a rolling four quarter basis of a maximum leverage ratio (total funded debt of the Notes Parties divided by EBITDA (to be defined in the definitive Promissory Note Documents) of the Notes Parties). Initially set at 4.75x until December 31, 2006, with step-downs to be determined.

                        Minimum Fixed Charge Coverage Ratio: Maintenance on a rolling four quarter basis of a minimum fixed charge coverage ration (EBITDA of the Note Parties divided by cash interest expense plus scheduled principal repayments plus capital expenditures plus income taxes actually paid in accordance with GAAP). To be determined, but in no case lower than 1.10x. Until four fiscal quarters shall have elapsed, the Fixed Charge Coverage Ratio shall be calculated, on any date of determination following the Closing Date, by dividing: (x) the aggregate EBITDA of the Note Parties for all fiscal quarters through such date by (y) the aggregate Fixed Charges of the Note Parties for all fiscal quarters up through such date.

                        Maximum Capital Expenditures: Capital expenditures for any fiscal year shall be less than certain specified amounts to be determined by the Noteholder and the Company.

                        Minimum Liquidity: To be determined.

                        Minimum EBITDA: To be determined.

                        Notwithstanding anything herein to the contrary, the foregoing covenants and ratios will be established by good faith negotiation between the parties, consistent with reasonable projections and the needs of the business.

Covenants and Other     Usual and customary for transactions of this type,
Terms and Conditions:   including, without limitation (all subject to exceptions
                        to be provided in the Promissory Note Documents):

                        A) The Parent shall provide annual audited financial statements of the Parent and its subsidiaries prepared by a nationally recognized accounting firm acceptable to the Noteholder within 90 days of the Parent's fiscal year-end including consolidated balance sheet, consolidated and unaudited consolidating statements of income, consolidated and unaudited consolidating statements of cash flows, and notes, and auditor's letter to management (to the extent available), together with a management comparison against the prior fiscal year and the annual fiscal budget;

                        B) The Company shall provide no later than January 15th of each fiscal year, a consolidated plan and financial forecast through the Maturity Date including a forecasted consolidated balance sheet, statements of income, and cash flows, and an explanation of the assumptions on which such forecasts are based and demonstrating projected compliance with financial covenants;

                        C) The Company shall provide copies of its federal income tax returns within 15 days after filing;

                        D) The Company shall provide quarterly financial statements of the Parents and its subsidiaries and covenant compliance certificates within 45 days after each fiscal quarter-end, including consolidated balance sheet, consolidated statement of income, consolidated statement of cash flows, consolidating income statement, and consolidating balance sheet, for such quarter and for the period from the beginning of such year to the end of such quarter, together with a comparison against the corresponding period in the prior fiscal year and the annual fiscal budget as well as other operating reports as may be reasonably requested by the Noteholder;

                        E) The Company shall provide monthly financial statements of the Parent and its subsidiaries within 30 days of month-end (including months which began prior to the Closing Date), including consolidated balance sheet, consolidated statement of income, consolidated statement of cash flows, consolidating income statement, and consolidating balance sheet, for such month and for the period from the beginning of such year to the end of such month, together with a comparison against the corresponding period in the prior fiscal year and the annual fiscal budget as well as other operating reports as may be reasonably requested by the Noteholder;

                        F) The Company shall provide accounts receivable and accounting payable aging schedules as of the end of each quarter, within 30 days of the end of each quarter, or more often as may be requested by the Noteholder;

                        G) The Company shall maintain appropriate levels of insurance on all material Collateral with the Noteholder named as loss payee;

                        H) The Note Parties shall have no other debt or liens except (i) for debt to the Noteholder under the Promissory Note Documents, (ii) a revolving credit facility in a principal amount not exceeding $5,000,000 (to be secured by a first priority security interest in certain working capital assets to be determined in the Promissory Note Documents), (iii) debt and related liens incurred under capital leases and for equipment financing not to exceed an amount to be determined in the Promissory Note Documents,
                                (iv) debt and liens, with respect to the Company, permitted to exist under the Purchase Agreement, (v) ordinary course liens, such as for taxes not yet due and payable, carriers, mechanics and materialmen's liens, workers compensation deposits, and similar liens; (vi) intercompany debt among Loan Parties, (vii) hedging obligations not for speculation, and
                                (viii) other debt and liens reasonably
                                acceptable to the Noteholder (such permitted debt is referred to as "PERMITTED DEBT" and such permitted liens are referred to as "PERMITTED LIENS");

                        I) The Note Parties shall not become or remain liable with respect to any guaranties or similar contingent obligations except for the Guaranties and guaranties of the revolving credit facility;

                        J) No Note Party shall liquidate, or dissolve, or enter into any consolidation, merger or other combination, or sell, lease or transfer any of its assets (including any sale-leaseback) except in the ordinary course of business;

                        K) No Note Party shall make or enter into an contracts to make (i) business acquisitions, including, without limitation, any purchase of the assets of any division or line of business of any person, (ii) investments, including, without limitation, any purchase of beneficial interests in any other person (except for investments in the ordinary course of business (to be established by good faith negotiation)), or (iii) loans or advances to any other person, in each case, except to the extent permitted under the Promissory Note Documents or otherwise with the Noteholder's prior written consent;

                        L) No Note Party shall engage in any transactions with its affiliates except to the extent permitted under the Promissory Note Documents or otherwise permitted with the prior written consent of the Noteholder;

                        M) No Note Party shall prepay, redeem, purchase, defease, exchange or repurchase any Permitted Debt (except the revolving credit facility debt and purchase money debt) or amend or modify any of the terms of any Permitted Debt or Permitted Liens (except for extensions and renewals thereof in the ordinary course of business), except to the extent permitted under the Promissory Note Documents;

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

                        N) No Note Party shall declare or pay any dividend or distribution in cash property, assets or in kind;

                        O) No Note Party shall engage in businesses other than those businesses the Note Parties are engaged in on the Closing Date;

                        P) No Note Party shall amend, terminate or waive any provisions of any material contract to the extent such amendment, termination or waiver would reasonably be expected to be materially adverse to the Note Parties taken as a whole; and

                        Q) The Company shall enter into and maintain interest rate protection agreements in a form and upon terms acceptable to the Noteholder, issued by an institution acceptable to the Noteholder with a duration of a period of at least two years at a time, which ensure that the net interest cost to the Company is fixed, capped, or hedged with respect to at least 50% of the total indebtedness of the Note Parties outstanding on the Closing Date or any renewal date of such interest protection agreements.

Events of Default:      Customary and appropriate and acceptable to the
                        Noteholder and Buyer, including without limitation the following (subject to grace and cure periods, baskets, and materiality qualifiers to be negotiated and provided in the Note Purchase Documents):

                        A) Failure to pay when due any principal, interest, premium, fees or other amounts owed under the Promissory Note Documents;

                        B) Cross-default to other indebtedness and similar obligations;

                        C) Failure to comply with covenants and other agreements in the Promissory Note Documents;

                        D) Breach of any representations or warranties in any material respect;

                        E) Any liquidation, bankruptcy, reorganization, or any other insolvency proceeding is commenced by or against any Note Party or any of their subsidiaries;

                        F) Judgments in excess of amounts acceptable to the Noteholder;

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

                        G)      The occurrence of certain ERISA related events;

                        H)      The occurrence of a material adverse change

                        I) The occurrence of a Change of Control (to be defined in the Promissory Note Documents) on a fully diluted basis of the economic and voting interests in the capital stock of the Company; and

                        J) Failure, invalidity, repudiation or impairment of the Guaranties or of the security interests in the Collateral.

Assignments:            The Noteholder may sell, transfer, negotiate or assign
                        to one or more of their affiliates or one or more banks, financial institutions or other entities that are eligible assignees (as defined in the Promissory Note
                        Documents) a portion of its loans, rights and obligations under the Promissory Note Documents subject to compliance with other limitations to be set forth in the Note. The Noteholder will also have rights to sell participations, subject to customary limits on voting rights.

Brokers' Fees:          Except for fees payable by the Noteholder to Bank of
                        America in connection with the Purchase Agreement, the Company will agree to assume obligations to pay broker fees (to the extent applicable), and the Company will agree to indemnify the Noteholder and hold the Noteholder harmless from and against any claim of any other potential lender, broker or finder arising out of any transaction or any commitment issued to the Company.

Indemnification;        Customary and appropriate provisions relating to
Expenses:               indemnity, expense reimbursement and related matters in
                        a form reasonably satisfactory to the Noteholder and Buyer, including, without limitation, the indemnity and expense reimbursement provisions set forth in the Purchase Agreement.

Choice of Law;          The Promissory Note Documents will be governed by and
Jurisdiction:           construed in accordance with the laws of the State of
                        New York. The Note Parties will submit to the non-exclusive jurisdiction and venue of the federal and state courts of the State of New York and shall waive any right to trial by jury.

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